                                                                       EXECUTION


                                                                     EXHIBIT 4-C
                                                                     -----------


                     AMENDED AND RESTATED CREDIT AGREEMENT

                          DATED AS OF AUGUST 18, 1999


                                     Among

                             HARTMARK CORPORATION,
                                 as Borrower,

                          THE LENDERS LISTED HEREIN,
                                  as Lenders,


                     GENERAL ELECTRIC CAPITAL CORPORATION
                             as Managing Agent and
                               Collateral Agent,


                                      and


                             THE BANK OF NEW YORK,

                            BANK OF AMERICA, N.A.,

                                      and

                      THE FIRST NATIONAL BANK OF CHICAGO,
                                 as Co-Agents

                               CREDIT AGREEMENT

                               TABLE OF CONTENTS

                                                                                                           Page
 SECTION 1.  DEFINITIONS...........................................................................          3
        1.1  Certain Defined Terms.................................................................          3
        1.2  Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement....         32
        1.3  Other Definitional Provisions.........................................................         32

 SECTION 2.  AMOUNTS AND TERMS OF COMMITMENTS AND LOANS............................................         33
        2.1  Commitments; Loans; Notes.............................................................         33
        2.2  Interest on the Loans.................................................................         40
        2.3  Fees..................................................................................         44
        2.4  Prepayments and Reductions in Commitments; General Provisions Regarding Payments......         45
        2.5  Use of Proceeds.......................................................................         48
        2.6  Special Provisions Governing LIBOR Rate Loans.........................................         48
        2.7  Increased Costs; Taxes; Capital Adequacy..............................................         50
        2.8  Obligation of Lenders and Issuing Lender to Mitigate..................................         54
        2.9  Affected Lenders......................................................................         54
       2.10  Existing Loans and Reallocation of Pro Rata Shares....................................         55

 SECTION 3.  LETTERS OF CREDIT.....................................................................         57
        3.1  Issuance of Letters of Credit and Lenders' Purchase of Participations Therein.........         57
        3.2  Letter of Credit Fees.................................................................         60
        3.3  Drawings and Reimbursement of Amounts Drawn Under Letters of Credit...................         61
        3.4  Obligations Absolute..................................................................         64
        3.5  Indemnification; Nature of Issuing Lenders' Duties....................................         65
        3.6  Increased Costs and Taxes Relating to Letters of Credit...............................         66
        3.7  Existing Letters of Credit; Reallocation of Participations in Letters of Credit.......         67

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                           Page
 SECTION 4.  CONDITIONS TO LOANS AND LETTERS OF CREDIT.............................................         67
        4.1  Conditions to Initial Loans...........................................................         67
        4.2  Conditions to All Loans...............................................................         71
        4.3  Conditions to Letters of Credit.......................................................         72
        4.4  Rollover Borrowings...................................................................         73

 SECTION 5.  BORROWER'S REPRESENTATIONS AND WARRANTIES.............................................         74
        5.1  Organization, Powers, Qualification, Good Standing, Business and Subsidiaries.........         74
        5.2  Authorization of Borrowing, etc.......................................................         75
        5.3  Financial Condition...................................................................         76
        5.4  No Material Adverse Change; No Restricted Junior Payments.............................         77
        5.5  Title to Properties; Liens............................................................         77
        5.6  Litigation; Adverse Facts.............................................................         77
        5.7  Payment of Taxes......................................................................         78
        5.8  Performance of Agreements; Materially Adverse Agreements..............................         78
        5.9  Governmental Regulation...............................................................         78
       5.10  Securities Activities.................................................................         79
       5.11  Employee Benefit Plans................................................................         79
       5.12  Certain Fees..........................................................................         79
       5.13  Environmental Protection..............................................................         79
       5.14  Employee Matters......................................................................         80
       5.15  Solvency..............................................................................         80
       5.16  Inventory.............................................................................         80
       5.17  Genuineness of Accounts...............................................................         81
       5.18  Representations Concerning Credit and Collection Policy...............................         82
       5.19  Representations Concerning Cash Management System.....................................         82
       5.20  Intellectual Property.................................................................         82
       5.21  Disclosure............................................................................         83
       5.22  Year 2000 Problems....................................................................         83

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                          Page
 SECTION 6.  BORROWER'S AFFIRMATIVE COVENANTS......................................................         83
        6.1  Financial Statements and Other Reports................................................         84
        6.2  Corporate Existence, etc..............................................................         89
        6.3  Payment of Taxes and Claims; Tax Consolidation........................................         89
        6.4  Maintenance of Properties; Insurance..................................................         90
        6.5  Inspection; Lender Meeting............................................................         90
        6.6  Compliance with Laws, etc.............................................................         90
        6.7  Environmental Matters.................................................................         90
        6.8  Borrowing Base Certificates; Operating Reports........................................         92
        6.9  Receivables Reporting; Other Requirements.............................................         92
       6.10  Cash Management System................................................................         94
       6.11  Subsidiaries..........................................................................         96
       6.12  Year 2000 Problems....................................................................         97
       6.13  Collateral Access Agreements..........................................................         97

 SECTION 7.  BORROWER'S NEGATIVE COVENANTS.........................................................         97
        7.1  Indebtedness..........................................................................         97
        7.2  Liens and Related Matters.............................................................         99
        7.3  Investments; Joint Ventures...........................................................        101
        7.4  Contingent Obligations................................................................        103
        7.5  Restricted Junior Payments............................................................        104
        7.6  Financial Covenants...................................................................        105
        7.7  Restriction on Fundamental Changes; Asset Sales.......................................        105
        7.8  Consolidated Capital Expenditures.....................................................        107
        7.9  Restriction on Leases.................................................................        107
       7.10  Sales and Lease-Backs.................................................................        107
       7.11  Sale or Discount of Receivables.......................................................        108
       7.12  Transactions with Shareholders and Affiliates.........................................        108
       7.13  Disposal of Subsidiary Stock..........................................................        108
       7.14  Conduct of Business...................................................................        108

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                          Page
       7.15  Amendments of Related Documents; License Agreements...................................        109
       7.16  Fiscal Year...........................................................................        110
       7.17  Designated Senior Debt................................................................        110

 SECTION 8.  EVENTS OF DEFAULT.....................................................................        110
        8.1  Failure to Make Payments When Due.....................................................        110
        8.2  Default in Other Agreements...........................................................        110
        8.3  Breach of Certain Covenants...........................................................        111
        8.4  Breach of Warranty....................................................................        111
        8.5  Other Defaults Under Loan Documents...................................................        111
        8.6  Involuntary Bankruptcy; Appointment of Receiver, etc..................................        111
        8.7  Voluntary Bankruptcy; Appointment of Receiver, etc....................................        111
        8.8  Judgments and Attachments.............................................................        112
        8.9  Dissolution...........................................................................        112
       8.10  Employee Benefit Plans................................................................        112
       8.11  Impairment of Collateral; Failure of Security.........................................        112
       8.12  Material Adverse Effect...............................................................        113
       8.13  Change of Control.....................................................................        113

 SECTION 9.  AGENT.................................................................................        114
        9.1  Appointment...........................................................................        114
        9.2  Powers; General Immunity..............................................................        114
        9.3  Representations and Warranties; No Responsibility For Appraisal of Creditworthiness...        115
        9.4  Right to Indemnity....................................................................        116
        9.5  Payee of Note Treated as Owner........................................................        116
        9.6  Successor Agent and Swing Line Lender.................................................        116
        9.7  Collateral Documents..................................................................        117

SECTION 10.  MISCELLANEOUS.........................................................................        118
       10.1  Assignments and Participations in Loans and Letters of Credit.........................        118

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                          Page
       10.2  Expenses..............................................................................        120
       10.3  Indemnity.............................................................................        120
       10.4  Set-Off; Security Interest in Deposit Accounts........................................        121
       10.5  Ratable Sharing.......................................................................        122
       10.6  Amendments and Waivers................................................................        122
       10.7  Independence of Covenants.............................................................        123
       10.8  Notices...............................................................................        123
       10.9  Survival of Representations, Warranties and Agreements................................        124
      10.10  Failure or Indulgence Not Waiver; Remedies Cumulative.................................        124
      10.11  Marshalling; Payments Set Aside.......................................................        124
      10.12  Severability..........................................................................        124
      10.13  Obligations Several; Independent Nature of Lenders' Rights............................        124
      10.14  Headings..............................................................................        125
      10.15  Applicable Law........................................................................        125
      10.16  Successors and Assigns................................................................        125
      10.17  Consent to Jurisdiction and Service of Process........................................        125
      10.18  Waiver of Jury Trial..................................................................        126
      10.19  Confidentiality.......................................................................        126
      10.20  Counterparts; Effectiveness...........................................................        127
      10.21  Intercompany Note Collateral..........................................................        127

                                    EXHIBITS


I     FORM OF NOTICE OF BORROWING
II    FORM OF NOTICE OF CONVERSION/CONTINUATION
III   FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
IV    FORM OF TRANCHE A REVOLVING NOTE
IV-A  FORM OF TRANCHE B REVOLVING NOTE
IV-B  FORM OF SWING LINE NOTE
V     FORM OF COMPLIANCE CERTIFICATE
VI    FORM OF OPINION OF CREDIT PARTY COUNSEL
VII   FORM OF OPINION OF O'MELVENY & MYERS
VIII  FORM OF ASSIGNMENT AND ACCEPTANCE
IX    GUARANTY
X     PLEDGE AND SECURITY AGREEMENT
X-A   TRADEMARK SECURITY AGREEMENT
XI    FORM OF COLLATERAL ACCESS AGREEMENT
XII   FORM OF CASH MANAGEMENT LETTER
XIII  FORM OF BORROWING BASE CERTIFICATE
XIV   FORM OF INTERCOMPANY NOTE
XV    INTERCOMPANY NOTE SECURITY AGREEMENT
XV-A  INTERCOMPANY NOTE TRADEMARK AGREEMENT
XVI   FORM OF ACKNOWLEDGEMENT AND CONSENT
XVII  FORM OF CANADIAN CREDIT AGREEMENT
XVIII FORM OF STOCK PLEDGE AGREEMENT

                                   SCHEDULES

1.1A  ELIGIBLE ACCOUNTS
1.1B  ELIGIBLE INVENTORY
1.1C  EXCLUDED ACCOUNTS
2.1   LENDERS' COMMITMENTS AND PRO RATA SHARES
2.10  LIBOR FUNDING MEMO
5.1   SUBSIDIARIES OF BORROWER; NON-OPERATING SUBSIDIARIES; COLLATERAL MATTERS
5.6   LITIGATION
5.13  ENVIRONMENTAL MATTERS
5.18  CREDIT AND COLLECTION POLICY
5.19  CASH MANAGEMENT SYSTEM
5.20  INTELLECTUAL PROPERTY; LICENSE AGREEMENTS
6.8   OPERATING REPORTS
7.1   EXISTING INDEBTEDNESS
7.2   EXISTING LIENS
7.3   EXISTING INVESTMENTS

                                                                       EXECUTION

                             HARTMARX CORPORATION

                     AMENDED AND RESTATED CREDIT AGREEMENT

          This AMENDED AND RESTATED CREDIT AGREEMENT is dated as of August 18, 1999 and entered into by and among HARTMARX CORPORATION, a Delaware corporation ("Borrower"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital"), as managing agent for Lenders (in such capacity, including its successors and assigns, "Managing Agent") and as collateral agent for Lenders (in such capacity, including its successors and assigns, "Collateral Agent") and THE BANK OF NEW YORK, BANK OF AMERICA, N.A. and THE FIRST NATIONAL BANK OF CHICAGO, as co-agents for Lenders (in such capacity, "Co-Agents").

                                   RECITALS

          WHEREAS, Borrower and certain financial institutions ("Existing Lenders") are parties to that certain Credit Agreement dated as of March 23, 1994 (as heretofore amended, supplemented or otherwise modified, the "Existing Credit Agreement"), pursuant to which Existing Lenders have made certain credit facilities available to Borrower in accordance with the terms thereof, the proceeds of which together with other funds available to Borrower were used to repay and terminate certain credit facilities existing on the Closing Date (capitalized terms used in these Recitals without definition shall have the respective meanings assigned in subsection 1.1 hereof) and for working capital and general corporate purposes;

          WHEREAS, each of the direct and indirect wholly-owned Subsidiaries of Borrower (collectively, together with any direct or indirect wholly-owned Subsidiaries of Borrower which may hereafter be created or acquired, the "Guarantors") guaranteed the obligations of Borrower under the Existing Credit Agreement;

          WHEREAS, Borrower and the Guarantors secured their respective obligations under the Existing Credit Agreement and the other Loan Documents by granting to Collateral Agent on behalf of Existing Lenders a first priority security interest in their respective accounts receivable (excluding third-party credit card receivables which are non-recourse to Borrower or any Guarantor), inventory, cash, intercompany notes and intangible assets all as set forth in the Pledge and Security Agreement and the other Collateral Documents;

          WHEREAS, Borrower desires that Lenders make an additional $25,000,000 of credit facilities available to Borrower by (i) providing for additional revolving loans in an aggregate principal amount of $9,000,000 to be added to and made a part of the Existing Revolving Loans, (ii) providing for an additional tranche of revolving loans in an aggregate principal amount of $16,000,000 and (iii) providing for additional swing line loans in an aggregate principal amount of $5,000,000 to be added to and made a part of the Existing Swing Line Loans;

          WHEREAS, the proceeds of such additional credit facilities will be used by Borrower to provide for the working capital requirements and other corporate purposes of Borrower;

          WHEREAS, Borrower desires that concurrently herewith, Coppley and Royal Acquisition enter into the Canadian Credit Agreement pursuant to which the lenders thereunder shall make available up to $16,000,000 in revolving credit to Coppley and Royal Acquisition to finance, in part, the acquisition of Royal by Royal Acquisition, to refinance the existing Indebtedness and for working capital and general corporate purposes;

          WHEREAS, the aggregate amount of loans outstanding from time to time under the Canadian Credit Agreement shall reduce the amount of Revolving Loans otherwise available for borrowing by Borrower hereunder;

          WHEREAS, Lenders have agreed to amend and restate the Existing Credit Agreement in its entirety for the purposes of (i) providing such additional credit facilities to Borrower and the Canadian Credit Agreement to Coppley and Royal Acquisition and (ii) making certain other changes to the provisions of the Existing Credit Agreement on the terms and the conditions set forth herein, which amendment and restatement shall become effective upon the satisfaction of the conditions precedent set forth herein;

          WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute repayment of all or any portion of such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the Obligations of Borrower outstanding thereunder;

          WHEREAS, it is the intent of Loan Parties to confirm that all Obligations of Credit Parties under the other Loan Documents shall continue in full force and effect and that, from and after the Restatement Effective Date, all references to the "Credit Agreement" contained therein shall be deemed to refer to this Agreement; and

          WHEREAS, Borrower and the Guarantors desire to continue to secure their respective obligations hereunder and under the other Loan Documents and guaranty and secure the obligations of Coppley and Royal Acquisition under the Canadian Credit Agreement by granting to Collateral Agent on behalf of Lenders a first priority security interest in their respective accounts receivable (excluding third party credit card receivables which are non-recourse to Borrower or any Guarantor), inventory, cash, intercompany notes and intangible assets all as set forth in the Pledge and Security Agreement and other Collateral Documents and, in the case of Borrower, pledging its interests in each of its direct Subsidiaries that are Canadian Subsidiaries; provided that if any such Canadian Subsidiary is a controlled foreign corporation (as defined in the Internal Revenue Code) such pledged shares shall not include any shares of stock in such Canadian Subsidiary in excess of 65% of the voting power of all classes of capital stock entitled to vote of such Canadian Subsidiary pursuant to, and as more specifically set forth in, the Stock Pledge Agreement.

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Lenders, Managing Agent, Collateral Agent and Co-Agents hereby agree that on the Restatement Effective Date the Existing Credit Agreement shall be amended and restated in its entirety as follows:

                                   SECTION 1.
                                  DEFINITIONS

1.1       Certain Defined Terms

          The following terms used in this Agreement shall have the following meanings:

               "Acceleration" means the declaration (whether automatic, by notice or otherwise) of all or any portion of the Loans or other Obligations to be immediately due and payable pursuant to Section 8.

               "Account Debtor" means any Person who is or who may become obligated to Borrower or any of its Subsidiaries under, with respect to, or on account of, an Account.

               "Accounts" means all accounts, accounts receivable, other receivables and rights to payment of every nature, contract rights, chattel paper, instruments, documents and notes, whether now owned or hereafter acquired by Borrower or any of its Subsidiaries and whether or not earned by performance; provided that, for purposes of subsection 5.17 herein, "Accounts" shall mean "accounts" as such term is defined in the UCC.

               "Acknowledgement and Consent" means the Acknowledgement and Consent executed and delivered by each Credit Party substantially in the form of
Exhibit XVI annexed hereto pursuant to which each such Person acknowledges and consents to this Agreement and confirms the continuing effectiveness of each Loan Document to which it is a party.

               "Acquisition" means the acquisition, from a willing seller, by purchase or otherwise of all or a significant portion of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person other than Borrower; provided that a Joint Venture shall be considered an Acquisition if it would be included on a consolidated balance sheet or income statement with Borrower in accordance with GAAP.

               "Acquisition Audit" shall have meaning given such term in Section 7.7(v).

               "Adjusted LIBOR Rate" means, for any Interest Rate Determination Date with respect to a LIBOR Rate Loan, the rate per annum obtained by dividing
(i) the offered quotation (rounded upward to the nearest 1/16 of one percent) to first class banks in the London interbank LIBOR market by Reference Bank for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the LIBOR Rate Loan of Reference Bank for which the Adjusted LIBOR Rate is then being determined with maturities comparable to the Interest Period for which such Adjusted LIBOR Rate will apply as of approximately 9:00 A.M. (New York time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate

Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

               "Affected Lender" has the meaning assigned to that term in subsection 2.6C.

               "Affiliate," as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

               "Agent" means GE Capital in its capacity as Managing Agent and Collateral Agent, and The Bank of New York, Bank of America, N.A. and The First National Bank of Chicago, in their respective capacities as Co-Agents, hereunder and under the other Loan Documents and also means and includes any successor Agent appointed pursuant to subsection 9.6.

               "Agreement" means this Amended and Restated Credit Agreement dated as of August 18, 1999.

               "Applicable Margin" has the meaning assigned to that term in subsection 2.2A.

               "Asset Sale" means the sale by Borrower or any of its Subsidiaries to any Person other than Borrower or any of its wholly-owned Subsidiaries of (i) any of the capital stock of any of their respective Subsidiaries, (ii) substantially all of the assets of any division or line of business or product brands of Borrower or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Borrower or any of its Subsidiaries outside of the ordinary course of business; provided that Asset Sales shall not include the sale in the ordinary course of business by Borrower or any of its Subsidiaries of any machinery or equipment which is obsolete or no longer useful in the business of such Person.

               "Assignment and Acceptance" means (i) with respect to the period ending on the Restatement Effective Date, an Assignment and Acceptance entered into by an Existing Lender and an Eligible Assignee (as defined in the Existing Credit Agreement), and accepted by Agent substantially in the form of Exhibit VIII to the Existing Credit Agreement, and (ii) thereafter, an Assignment and Acceptance entered into by a Lender and an Eligible Assignee, and accepted by Agent, in substantially the form of Exhibit VIII annexed hereto.

               "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

               "Borrower" has the meaning assigned to that term in the introduction to this Agreement.

               "Borrowing Base" shall mean, as of any date of determination, the sum of (i) 85% of the Dollar value of Eligible Accounts (less such reserves against such Eligible Accounts as Collateral Agent in its reasonable business discretion elects to establish) and (ii) 55% of the Dollar value of Eligible Inventory determined at the lower of cost or market (on a first-in, first-out basis) (less such reserves against such Eligible Inventory as Collateral Agent in its reasonable business discretion elects to establish including, without limitation, reserves for markdowns and shrinkage). Collateral Agent, at any time shall be entitled to (i) establish and increase or decrease reserves against Eligible Accounts and Eligible Inventory, (ii) reduce any advance rate set forth above, or restore such advance rate to any level equal to or below the advance rate stated above, and (iii) impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in the definitions of "Eligible Account" and "Eligible Inventory" in each case in the exercise of its reasonable business discretion. Collateral Agent may, but shall not be required to, rely on each Borrowing Base Certificate and any other schedules or reports delivered to Collateral Agent in connection herewith in determining the then eligibility of Accounts and Inventory. Reliance thereon by Collateral Agent from time to time shall not be deemed to limit the right of Collateral Agent to revise advance rates or standards of eligibility as provided herein. Any of the foregoing to the contrary notwithstanding, the percentage of the Dollar value of Eligible Accounts and Eligible Inventory which at any time of determination is the subject of an Acquisition Audit shall, at all times until such Acquisition Audit is completed to Collateral Agent's satisfaction, be equal to 50% of the applicable percentage of the Dollar Value of Eligible Accounts and Eligible Inventory not subject to an Acquisition Audit. Notwithstanding anything to the contrary contained herein, as long as the Coppley Guaranty remains outstanding the Borrowing Base shall be reduced in an amount equal to the aggregate outstanding principal amount of the Coppley Seller Notes.

               "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit XIII annexed hereto delivered by Borrower to Collateral Agent and Lenders pursuant to subsection 6.8.

               "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Connecticut, New York or Illinois or is a day on which banking institutions located in such states are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR Rate or any LIBOR Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

               "Canadian Credit Agreement" means that certain Credit Agreement among Coppley and Royal Acquisition, as Borrowers, the Lenders named therein and General Electric Capital Canada Inc. as agent, substantially in the form of
Exhibit XVII, annexed hereto.

               "Canadian Intercompany Usage" means, as of any date of determination, the sum of (i) the aggregate principal amount of intercompany loans made by Borrower and its Subsidiaries (other than the Canadian Subsidiaries) to the Canadian Subsidiaries and (ii) the Letter of Credit Usage with respect to Letters of Credit issued for, or on behalf of, the Canadian Subsidiaries or their respective operations.

               "Canadian Loan Documents" means the Canadian Credit Agreement and the other "Loan Documents" as defined in the Canadian Credit Agreement.

               "Canadian Loans" means "Loans" as defined in the Canadian Credit Agreement.

               "Canadian Subsidiaries" means the collective reference to Coppley, Royal Acquisition and each other direct or indirect wholly-owned Subsidiary of Borrower organized under the laws of Canada or any Province thereof.

               "Canadian Utilization" means, as of any date of determination, the aggregate principal amount of all outstanding Canadian Loans.

               "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

               "Cash" means money, currency or a credit balance in a Deposit Account.

               "Cash Equivalents" means (i) marketable securities issued or directly and unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 90 days from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 90 days from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.;
(iii) commercial paper maturing no more than 90 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (iv) certificates of deposit or bankers' acceptances maturing within 90 days from the date of acquisition thereof issued by any Lender or any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having unimpaired capital and surplus of not less than $500,000,000 (each Lender and each such commercial bank herein called a "Cash Equivalent Bank"); (v) time deposits having a maturity of 90 days or less with any Cash Equivalent Bank (whether such deposit is with such Cash Equivalent Bank or any other Cash Equivalent Bank) and (vi) balances maintained in Deposit Accounts included in the Cash Management System and in Excluded Accounts.

               "Cash Management Letters" means each of the letter agreements among Borrower, its Subsidiaries (if applicable), the financial institutions at which Deposit Accounts are located pursuant to the Cash Management System and Collateral Agent in each case substantially in the form of Exhibit XII to the Existing Credit Agreement and Exhibit XII annexed hereto with such changes as are acceptable to Collateral Agent, pursuant to which Collateral Agent may, in accordance with subsection 6.10, give notice to such financial institutions to redirect funds from such Deposit Accounts to the Collection Account.

               "Cash Management System" means the system of Deposit Accounts (other than Excluded Accounts) of Borrower and its Subsidiaries pursuant to which all Receipts of Borrower and its Subsidiaries are collected and distributed all as described in Schedule
5.19 annexed hereto, as it may be modified from time to time in accordance with the terms hereof.

               "Cash Proceeds" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale.

               "Cash Sweep Period" means any period during which Collateral Agent is applying Receipts to the payment of Loans and other Obligations in accordance with subsection 6.10.

               "Change of Control" means any of the following events: (i) any person or any two or more persons acting in concert within the meaning of
Section 13(d) of the Exchange Act is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person or Persons shall be deemed to have beneficial ownership of all shares that any such Person or Persons has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of equity securities entitled to vote in the election of directors of the Borrower; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of 66-2/3% of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office. A Change of Control will be deemed to have occurred if an event described in any of the foregoing clauses (i) or (ii) has occurred, regardless of whether one of the events in any of the other clauses has also occurred.

               "CIBC" means Canadian Imperial Bank of Commerce.

               "Closing Date" means March 23, 1994, the date on which the initial Loans were made under the Existing Credit Agreement.

               "Co-Agents" has the meaning assigned that term in the introduction to this Agreement.

               "Collateral" shall mean the "Collateral" covered by the Pledge and Security Agreement and Trademark Assignment, the "Collateral" covered by the Intercompany Note Security Agreement and Intercompany Note Trademark Assignment and the "Pledged Collateral" covered by the Stock Pledge Agreement, and any other property, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Collateral Agent to secure the Obligations or in favor of Borrower to secure the payment of the Intercompany Notes.

               "Collateral Access Agreements" means any landlord waivers, landlord confirmations, mortgagee waivers, bailee letters or any similar acknowledgment agreements of any warehousemen, or processor in possession of Inventory, in each case substantially in the form of Exhibit XI to the Existing Credit Agreement and Exhibit XI annexed hereto with such changes thereto as are acceptable to Collateral Agent.

               "Collateral Account" means the Collateral Account established by Borrower pursuant to the Pledge and Security Agreement pursuant to which Borrower may pledge cash to Collateral Agent to secure the obligations of Borrower to reimburse Issuing Lender for payments made under one or more Letters of Credit as provided in Section 8.

               "Collateral Agent" has the meaning assigned to that term in the introduction to this Agreement.

               "Collateral Documents" shall mean the Pledge and Security Agreement, the Stock Pledge Agreement, the Trademark Assignment, the Collateral Access Agreements, the Cash Management Letters, the Collateral Documents (as defined in the Canadian Credit Agreement), any other security agreements, pledge agreements, assignments, financing statements or other agreement, document or certificate pursuant to which Collateral Agent obtains or perfects a security interest in or Lien on Collateral and the Intercompany Note Security Agreement and the Intercompany Note Trademark Assignment.

               "Collection Account" means the Collection Account maintained by Collateral Agent pursuant to the Pledge and Security Agreement, pursuant to which all funds on deposit in the Deposit Accounts included in the Cash Management System may be directed by Collateral Agent in accordance with subsection 6.10.

               "Commercial Letter of Credit" means any letter of credit, Existing Letter of Credit or similar instrument issued in each case for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Borrower or any of its Subsidiaries in the ordinary course of business of Borrower or such Subsidiary.

               "Commercial Paper Rate" means, as of any date of determination,
(i) the most recent published annual new yield on 90-day (or the range of days including the nearest to 90 days) commercial paper (or the average of such yields if more than one is published) placed directly by GE Capital or (ii) if there is no such commercial paper placed directly by GE Capital, the most recent annual return on 90 day commercial paper (or the average of such yields if more than one is published) placed by dealers, as quoted either in the Federal Reserve Rate Report which customarily appears in the Friday issue of the Wall Street Journal (Eastern edition) under "Money Rates", or, in the event such report shall not so appear, in such other nationally recognized publication as Managing Agent may, from time to time, specify to Borrower.

               "Commitment" means (i) with respect to the period prior to the Restatement Effective Date, the Commitment of Existing Lenders to make Loans as set forth in subsection 2.1A of the Existing Credit Agreement, and (ii) thereafter, any of the Tranche A Revolving Loan Commitment, Tranche B Revolving Loan Commitment or Swing Line Loan Commitment, and "Commitments" means such commitments of all Lenders and Swing Line Lender in the aggregate.

               "Commitment Termination Date" means the earlier of June 30, 2003 or, July 15, 2001, if the Subordinated Note Refinancing Date shall not have occurred as of July 15, 2001.

               "Compliance Certificate" means a certificate substantially in the form of Exhibit V annexed hereto delivered to Managing Agent and Lenders by Borrower pursuant to subsection 6.1(iv).

               "Consolidated Adjusted EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Cash Interest Expense and, (iii) to the extent utilized in the calculation of Consolidated Net Income (a) provisions for taxes based on income, (b) total depreciation expense, (c) total amortization expense, and (d) other non-cash items reducing Consolidated Net Income less other non-cash items increasing Consolidated Net Income (as provided in the definition thereof), all of the foregoing as determined on a consolidated basis for Borrower and its Subsidiaries in conformity with GAAP.

               "Consolidated Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Borrower and its Subsidiaries) by Borrower and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Borrower and its Subsidiaries but excluding, however, any expenditures made from the proceeds of insurance or condemnation awards.

               "Consolidated Cash Interest Expense" means, for any period, total interest expense paid in cash (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Borrower and its Subsidiaries, but excluding, however, any amounts referred to in subsection 2.3D payable to any Agent or Lenders on or before the Restatement Effective Date.

               "Consolidated Debt Service" means, for any period, the sum, without duplication, of (i) Consolidated Cash Interest Expense and (ii) principal payments (constituting amounts which may not be reborrowed) on Consolidated Total Debt (other than the Obligations and other than principal payments on the Senior Subordinated Notes made with the proceeds of Refinancing Indebtedness or the sale of equity securities as permitted hereunder), including, without limitation, mandatory principal payments in respect of Capital Leases, all as determined on a consolidated basis for Borrower and its Subsidiaries in conformity with GAAP.

               "Consolidated Debt Service Coverage Ratio" means, for any period, the ratio of (i) the difference for such period between (y) Consolidated Adjusted EBITDA and (z) Consolidated Capital Expenditures to (ii) the sum of (x) Consolidated Debt Service plus (y) United States federal income taxes paid arising from taxable income subsequent to the utilization or expiration of the operating loss carry forwards in existence on the Restatement Effective Date, for such period.

               "Consolidated Leverage Ratio" means as of any date of determination, the ratio of (i) the average of the outstanding principal amount of Consolidated Total Debt as of the last day of each fiscal quarter for the most recently concluded four consecutive fiscal quarter period of Borrower and its Subsidiaries for which the financial information required to be delivered hereunder is available to (ii) Consolidated Adjusted EBITDA for such four consecutive fiscal quarter period.

               "Consolidated Net Income" means, for any period, the net income (or loss) of Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Borrower) in which any other Person (other than Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Borrower or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Subsidiaries or that Person's assets are acquired by Borrower or any of its Subsidiaries, (iii) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales (other than Assets Sales for consideration of $100,000 or less in any one instance or $500,000 or less in the aggregate for any Fiscal Year) or returned surplus assets of any Pension Plan and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

               "Consolidated Net Worth" means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of Borrower and its Subsidiaries on a consolidated basis determined in conformity with GAAP.

               "Consolidated Rental Payments" means, for any period, the aggregate amount of all rents paid or payable by Borrower and its Subsidiaries on a consolidated basis during that period under all Operating Leases to which Borrower or any of its Subsidiaries is a party as lessee.

               "Consolidated Total Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

               "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements and Currency Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence; provided that Contingent Obligations shall not include intercompany contribution and indemnity arrangements among Borrower and its Subsidiaries to settle joint obligations of such entities which are solely for the benefit of such entities and not third parties. The term "Contingent Obligation" shall also include the liability of a general partner in respect of the liabilities of a general partnership in which it is a general partner. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

               "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

               "Coppley" means Coppley Apparel Group Limited, a corporation amalgamated under the laws of the Province of Ontario, Canada.

               "Coppley Acquisition Agreement" means that certain Agreement made as of November 29, 1998 by and among Keithmoor Limited, a corporation incorporated under the laws of the Province of Ontario, Canada, Paul McWhinnie, an individual residing in the City of Hamilton, Ontario, Canada and Coppley, as such agreement may heretofore have been or hereafter may be amended, supplemented or otherwise modified from time to time.

               "Coppley Documents" means the Coppley Seller Notes and Coppley Guaranty and all material agreements delivered with or in connection with the foregoing, collectively.

               "Coppley Guaranty" means the guaranty provided by Borrower for the Coppley Seller Notes.

               "Coppley Seller Notes" means those certain promissory notes issued by Coppley in connection with the acquisition of The Coppley, Noyes and Randall Limited, a corporation incorporated under the laws of the Province of Ontario, Canada, by, and its subsequent amalgamation with and into, Coppley, to Keithmoor Limited, a corporation incorporated under the laws of the Province of Ontario, Canada, in the aggregate amounts of $2,713,769.00 (Canadian) and $3,397,900.00 (Canadian) respectively.

               "Credit and Collection Policy" means, with respect to Borrower and its Subsidiaries, those credit, collection, customer relations and service policies, as they currently exist as set forth in Schedule 5.18 hereto, as such policies may be amended, modified or supplemented from time to time in accordance with the terms hereof.

               "Credit Exposure" means, with respect to any Lender as of any date of determination the sum of that Lender's Tranche A Revolving Loan Exposure plus that Lender's Tranche B Revolving Loan Exposure.

               "Credit Party" means each of Borrower and each Guarantor.

               "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect Borrower or any of its Subsidiaries against fluctuations in currency values.

               "Defaulted Account" means an Account that is written off Borrower's or one of its Subsidiary's books as uncollectible in accordance with the Credit and Collection Policy.

               "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

               "Dollars" and the sign "$" mean the lawful money of the United States of America.

               "Effective Advance Rate" means, as of any date of determination, the percentage obtained by dividing (i) the aggregate Credit Exposure of all Lenders by (ii) the aggregate Dollar value of all Accounts and Inventory (determined at the lower of cost or market on a first-in, first-out basis).

               "Eligible Accounts" has the meaning set forth in Schedule 1.1A annexed hereto.

               "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iv) above) that is acceptable to Managing Agent and has agreed to make Revolving Loans in accordance with the terms hereof and (B) any Lender and any Affiliate (subject to the following proviso) of any Lender; provided that (y) no Affiliate of Borrower, and (z) without the consent of Borrower, no Person engaged in factoring or any Affiliate thereof, shall be an Eligible Assignee (it being understood that this clause (z) shall not prohibit any original Lender with factoring Affiliates from being a Lender and holding Commitments hereunder (including, without limitation, holding any increased Commitment hereunder), but shall prohibit such factoring Affiliates from becoming Lenders hereunder).

               "Eligible Inventory" has the meaning set forth in Schedule 1.1B annexed hereto.

               "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is, or was at any time during the past five years, maintained or contributed to by Borrower or any Persons who are or were, at the relevant time, its ERISA Affiliates and with respect to which the Borrower could have any liability.

               "Environmental Claim" means any accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to Borrower, any of its Subsidiaries, any of their respective Affiliates or any Facility.

               "Environmental Laws" means all statutes, ordinances, orders, rules, regulations, plans, policies or decrees and the like relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Borrower or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. (S) 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.), the Clean Air Act (42 U.S.C. (S) 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.
(S) 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. (S) 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. (S) 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. (S) 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

               "ERISA Affiliate", as applied to any Person, means (i) any corporation which is, or was at the relevant time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at the relevant time, a member;
(ii) any trade or business (whether or not incorporated) which is, or was at the relevant time, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time, a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at the relevant time, a member.

               "ERISA Event" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution (other than contributions that are being contested in good faith and as to which adequate reserves have been provided for in accordance with GAAP) to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to
Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Borrower or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which would constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan;
(vi) the imposition of liability on Borrower or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of
Section 4212(c) of ERISA; (vii) the withdrawal by Borrower or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Borrower or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on Borrower or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under
Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Borrower or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

               "ESOP Loan Documents" means (i) that certain Term Loan Agreement dated as of December 1, 1988 between Hartmarx Employee Stock Ownership Plan Trust and Wachovia Bank and Trust Company, N.A., as amended and assigned to Borrower, (ii) Guaranty of

Hartmarx Corporation dated as of December 1, 1988, in favor of Wachovia Bank and Trust Company, N.A., as amended, (iii) documents set forth in (i) and (ii) herein, as modified, amended, revised, financed and/or refinanced prior to the Restatement Effective Date, and (iv) any and all amendments, replacements, refinancings and modifications, from time to time, of the documents set forth in
(i), (ii) and (iii) herein in accordance with the terms hereof.

               "Event of Default" means each of the events set forth in Section
8.

               "Excess Availability" means as of any date of determination, the excess of (A) the lesser of (i) the difference between (a) the sum of the Tranche A Revolving Loan Commitments plus the sum of the Tranche B Revolving Loan Commitments minus (b) the Canadian Utilization or (ii) the Borrowing Base, over (B) the sum of the Total Utilization of Tranche A Revolving Commitments plus the Total Utilization of Tranche B Revolving Commitments.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

               "Exchange Rate" means, on any date when an amount expressed in a currency other than Dollars is to be determined with respect to any Letter of Credit, the nominal rate of exchange of Issuing Lender in the New York foreign exchange market for the purchase by Issuing Lender (by cable transfer) of such currency in exchange for Dollars at 12:00 noon (New York time) one Business Day prior to such date (or otherwise in accordance with the normal practice of Issuing Lender), expressed as a number of units of such currency per one Dollar.

               "Excluded Accounts" means the Deposit Accounts described in
Schedule 1.1C annexed hereto.

               "Existing Coppley Credit Facility" means that certain Letter of Credit dated as of August 17, 1998 by and among CIBC and Coppley.

               "Existing Credit Agreement" has the meaning assigned to that term in the Recitals to this Agreement.

               "Existing EDBs" means, collectively, (A) those certain loan agreements each dated as of December 1, 1993 (i) between Borrower and the Indiana Development Finance Authority relating to $7,500,000 in principal amount of economic development bonds due July 1, 2014 (Michigan City Issue) and (ii) between Borrower and the City of Des Plaines, Illinois relating to $8,000,000 in principal amount of economic development bonds due July 1, 2015 (Des Plaines issue), each bearing a fixed coupon of 7.25% per annum and issued at a discount to yield 7.50% per annum; (B) that certain Loan Agreement dated September 1, 1987 between Thorngate, Ltd. and the Industrial Development Authority of the County of Cape Girardeau, Missouri relating to $1,750,000 in principal amount of industrial development revenue bonds due September 1, 2007; (C) that certain Loan Agreement dated September 1, 1987 between Walton Manufacturing Company and the Development Authority of Walton County relating to $2,500,000 in principal amount of industrial development revenue bonds due September 1, 2007; and (D) that certain Lease Agreement dated as of March 9, 1966 (or 1967 in the case of some copies of the same) between Easton Area Industrial Developers Inc. and Handmacher-Vogel

Inc., as the same has been amended, assigned and assumed prior to the date hereof, and all mortgages, deeds of trust, guarantees and other agreements executed in connection therewith.

               "Existing Lenders" has the meaning assigned to that term in the Recitals to this Agreement.

               "Existing Letters of Credit" means, collectively, any Letters of Credit issued under the Existing Credit Agreement which have not been terminated or cancelled as of the Restatement Effective Date.

               "Existing Loans" means, as the context requires, one or more of the Existing Revolving Loans or Existing Swing Line Loans or any combinations thereof.

               "Existing Notes" means the "Revolving Notes" and the "Swing Line Note" (as such terms are defined in the Existing Credit Agreement) issued to Existing Lenders pursuant to the Existing Credit Agreement.

               "Existing Revolving Loans" means, with respect to any Existing Lender, the "Revolving Loans" under, and as defined in, the Existing Credit Agreement held by such Existing Lender, in the principal amount of such Loans outstanding immediately prior to the Restatement Effective Date.

               "Existing Swing Line Loans" means the "Swing Line Loans" under, and as defined in, the Existing Credit Agreement held by the Swing Line Lender, in the principal amount of such Loans outstanding immediately prior to the Restatement Effective Date.

               "Facilities" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased or operated or used (for manufacturing, warehousing, sales or other business operations) by Borrower or any of its Subsidiaries or any of their respective predecessors or Affiliates.

               "File Tape" means, as to each day, the various software created and maintained or otherwise utilized by the Borrower and its Subsidiaries in accordance with their usual and customary practice and encoded pursuant to the programming in use by Borrower and its Subsidiaries as of the Closing Date, as such software may be modified from time to time, with information that includes, as to Borrower and each Subsidiary, the name, address, telephone number and account number of each Account Debtor of such Person and the aggregate outstanding balance, as of such day, of the Accounts owing from each Account Debtor.

               "Financial Standby Letter of Credit" means any Standby Letter of Credit which is not a Nonfinancial Standby Letter of Credit.

               "Fiscal Year" means the fiscal year or fiscal period of Borrower and its Subsidiaries, as the case may be, ending on or about the last Business Day of November of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

               "Funding Date" means the date of the funding of a Loan.

               "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

               "GE Capital" has the meaning assigned to that term in the introduction to this Agreement.

               "Governmental Authorization" means any permit, license, authorization, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

               "Guarantors" has the meaning assigned that term in the recitals to this Agreement.

               "Guaranty" means the Guaranty executed and delivered by each Guarantor on the Closing Date, substantially in the form of Exhibit IX to the Existing Credit Agreement and attached hereto as Exhibit IX, as such Guaranty may heretofore have been or hereafter may be amended, restated, supplemented or otherwise modified from time to time.

               "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws or publications promulgated pursuant thereto; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Facilities.

               "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute Contingent Obligations and not Indebtedness.

               "Indemnitee" has the meaning assigned to that term in subsection 10.3.
               "Index Rate" means, at any time, the higher of (x) the Prime Rate or (y) the Commercial Paper Rate.

               "Index Rate Loans" means Loans bearing interest at rates determined by reference to the Index Rate as provided in subsection 2.2A.

               "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Borrower and its Subsidiaries as currently conducted that are material to the financial condition, business or operations of Borrower and its Subsidiaries, taken as a whole including, without limitation, any of the foregoing licensed to Borrower or any of its Subsidiaries by other Persons.

               "Intercompany Note Security Agreement" means that certain Intercompany Note Security Agreement dated as of the Closing Date entered into between the Guarantors as grantors and Borrower as secured party substantially in the form of Exhibit XV to the Existing Credit Agreement and attached hereto as Exhibit XV, as such Intercompany Note Security Agreement may heretofore have been or hereafter may be amended, restated, supplemented or otherwise modified from time to time.

               "Intercompany Note Trademark Assignment" means that certain Trademark Security Agreement dated as of the Closing Date entered into between the Guarantors as grantors and Borrower as secured party in substantially the form of Exhibit XV-A to the Existing Credit Agreement and attached hereto as
Exhibit XV-A, as such Intercompany Note Trademark Assignment may heretofore have been or hereafter may be amended, restated, supplemented or otherwise modified from time to time.

               "Intercompany Notes" means the promissory notes dated as of the Closing Date issued to Borrower by each Guarantor to evidence intercompany Indebtedness, in substantially the form of Exhibit XIV to the Existing Credit Agreement, a form of which is attached hereto as Exhibit XIV.

               "Interest Payment Date" means (i) with respect to any Index Rate Loan, each April 1, July 1, October 1 and January 1 of each year, commencing on the first such date to occur after the Restatement Effective Date, and (ii) with respect to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than 90 days, "Interest Payment Date" shall also include the date that is 90 days after the commencement of such Interest Period.

               "Interest Period" has the meaning assigned to that term in subsection 2.2B.

               "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Borrower or any of its Subsidiaries against fluctuations in interest rates.

               "Interest Rate Determination Date" means each date for calculating the Adjusted LIBOR Rate for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a LIBOR Rate Loan.

               "Interim Advance" has the meaning set forth in subsection 2.1A(iii).

               "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

               "Inventory" shall mean any "inventory," as such term is defined in the UCC, now or hereafter owned or acquired by Borrower or any of its Subsidiaries, wherever located, and, in any event, including all inventory, merchandise, goods and other personal property which are held by or on behalf of Borrower or any of its Subsidiaries for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process, or materials used or consumed or to be used or consumed in Borrower's or such Subsidiaries', as the case may be, business, or in the processing, packaging, advertising, promotion, delivery or shipping of the same, and all finished goods.

               "Investment" means (i) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of, or of a beneficial interest in, stock or other Securities of any other Person (other than a Subsidiary of Borrower or such Subsidiary, as the case may be), or (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Borrower or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

               "Issuing Lender" means The Bank of New York.

               "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

               "Lender" and "Lenders" means the persons identified as "Lenders" and listed on the signature pages of this Agreement (and includes Swing Line Lender and Issuing Lender), together with their successors and permitted assigns pursuant to subsection 10.1, provided that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment. To the extent the context so requires, with respect to the period prior to the Restatement Effective Date the terms "Lender" and "Lenders" shall include "Lenders" under, and as defined in, the Existing Credit Agreement.

               "Letter of Credit" or "Letters of Credit" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lender for the account of Borrower pursuant to subsection 3.1 and includes, without limitation, the Existing Letters of Credit pursuant to subsection 3.7.

               "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate undrawn amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lender and not theretofore reimbursed by Borrower (whether such reimbursement is out of the proceeds of the Tranche A Revolving Loans pursuant to subsection 3.3B or otherwise). For purposes of this definition, any amount described in clause (i) or (ii) of the preceding sentence which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination.

               "LIBOR Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted LIBOR Rate as provided in subsection 2.2A.
               "License Agreements" has the meaning assigned that term in subsection 5.20.

               "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

               "Loan Documents" means (i) this Agreement, (ii) the Notes, (iii) the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Borrower in favor of Issuing Lender relating to, the Letters of Credit), (iv) any Interest Rate Agreement consisting of an interest rate swap permitted pursuant to subsection 7.4(ii)(a) between Borrower and any Lender or an Affiliate thereof, (v) the Guaranty, (vi) the Acknowledgement and Consent, (vii) the Collateral Documents and (viii) the Canadian Loan Documents.

               "Loans" means (i) with respect to the period prior to the Restatement Effective Date, the Existing Loans, and (ii) thereafter, one or more of the Tranche A Revolving Loans, the Tranche B Revolving Loans or Swing Line Loans or any combination thereof.

               "Managing Agent" has the meaning assigned to that term in the introduction to this Agreement.

               "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

               "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, financial condition or prospects of Borrower and its Subsidiaries, taken as a whole, or (ii) the material impairment of any of the Collateral or the impairment of the ability of any Credit Party to perform any of their material obligations under the Loan Documents, or of any Agent or Lenders to enforce, the Obligations.

               "Multiemployer Plan" means an Employee Benefit Plan that is a "multiemployer plan", as defined in Section 3(37) of ERISA.

               "Net Cash Proceeds" means, with respect to any Asset Sale, Cash Proceeds of such Asset Sale net of bona fide direct costs of sale including, without limitation, (i) income taxes reasonably estimated to be actually payable as a result of such Asset Sale within two years of the date of such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) required to be repaid under the terms thereof as a result of such Asset Sale.

               "Non-Operating Subsidiary" means, as of any date of determination, any Subsidiary of Borrower designated as such on Schedule 5.1 annexed hereto by the Borrower as of the Closing Date (which designation has not been subsequently revoked by Borrower by written notice to Managing Agent) and any Subsidiary of Borrower designated as such after the Closing Date in accordance with subsection 6.11, and with respect to each such Subsidiary (including each such Subsidiary designated on Schedule 5.1 annexed hereto), each of the following statements is true: (i) such Subsidiary does not own or hold any interest in any Account (other than Accounts that are more than 6 months old as of the Closing Date and rights to payment arising after the Closing Date resulting from the sale or other disposition of assets (other than Collateral) permitted hereunder) or any Inventory, (ii) such Subsidiary owns or otherwise holds an interest in less than 1% of the Collateral, (iii) the increase in the outstanding principal amount of such Subsidiary's Intercompany Note on and after the Closing Date shall not exceed $1,750,000, (iv) as of the last day of the most recent fiscal quarter of Borrower, such Subsidiary accounted for less than 1% of the consolidated revenues or cash flow (calculated for this purpose as earnings before income taxes, depreciation and amortization, minus capital expenditures) of Borrower for the twelve month period ending on such date and
(v) as of the last day of the most recent fiscal quarter of Borrower, such Subsidiary (a) was the owner of less than 1% of the consolidated assets of Borrower and (b) had a net worth of less than 1% of Consolidated Net Worth; provided that no such Subsidiary shall constitute a Non-Operating Subsidiary if, when aggregated with all other Non-Operating Subsidiaries at such time, each of the foregoing statements would not be true as to Non-Operating Subsidiaries taken as a whole, substituting in each case for such aggregate test a reference to "10%" for each reference to "1%" and a reference to "$17,500,000" for the reference to "$1,750,000" in such statements.

               "Nonfinancial Standby Letter of Credit" means any Standby Letter of Credit issued in support of insurance obligations, workmen's compensation, judgment bonds, performance bonds and similar non-debt obligations of Borrower or its Subsidiaries which is classified as a nonfinancial standby letter of credit by Issuing Lender upon the issuance thereof hereunder; provided that any such Nonfinancial Standby Letter of Credit shall automatically be deemed to be a Financial Letter of Credit immediately upon any law, regulation or governmental official requiring Issuing Lender or any other Lender to designate such Nonfinancial Standby Letter of Credit (or any credit exposure with respect thereto) as a financial letter of credit (or exposure with respect to a financial letter of credit).

               "Notes" means one or more of the Tranche A Revolving Notes, the Tranche B Revolving Notes or the Swing Line Notes or any combination thereof.

               "Notice of Borrowing" means a notice substantially in the form of
Exhibit I annexed hereto delivered by Borrower to Managing Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

               "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II annexed hereto delivered by Borrower to Managing Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

               "Notice of Issuance of Letter of Credit" means a notice substantially in the form of Exhibit III annexed hereto delivered by Borrower to Issuing Lender together with any application that Issuing Lender requires in accordance with its customary practice for the issuance of letters of credit pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit of the type requested.

               "Obligations" means all obligations of every nature of each Credit Party from time to time owed to any Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

               "Officer's Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by any of its chairman of the board (if an officer), president, one of its senior vice presidents or chief financial officer or its vice president, treasurer, controller, or assistant treasurer (if in each case such officer is also a senior officer of Borrower); provided that every Officer's Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer making or giving such Officer's Certificate has read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, to the best knowledge of the signer, such officer has made or has caused to be made such examination or investigation as is reasonably necessary to enable such officer to express an informed opinion as to whether or not such condition has been complied with, and
(iii) a statement as to whether, to the best knowledge of the signer, such condition has been complied with in all material respects.

               "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

               "Operating Subsidiaries" means each of the direct or indirect Subsidiaries of Borrower from time to time in existence, excluding, however, the Non-Operating Subsidiaries.

               "Payment Office" means (i) for funding and payment purposes Account No. 50-232-854 in the name of GE Capital CAF Depository at Bankers Trust Company, 17 Wall Street, New York, New York, ABA no. 021 001 033 and (ii) for notice of funding and payment purposes, including, without limitation, delivery of Notices of Borrowing and Notices of

Conversion/Continuation, 10 South LaSalle Street, Suite 2800, Chicago, Illinois 60603, Attention: Collateral Analyst -Hartmarx, or, in each case, such other office as Managing Agent may designate from time to time in writing to Borrower and each Lender in accordance with subsection 10.8.

               "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

               "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA other than Excluded Plans.

               "Permitted Encumbrances" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

               (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

               (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet 60 days past due and with respect to which no enforcement action has been taken or which is being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

               (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

               (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

               (v) Liens consisting of deposit arrangements securing obligations in connection with banking services of the Borrower and its Subsidiaries which constitute Cash Equivalents of the type described in clauses (iv), (v) and (vi) of the definition thereof;

               (vi) deposits or pledges for the purpose of securing an appeal, stay or discharge in the course of legal proceedings; provided that such deposits or pledges do not secure judgments constituting an Event of Default under subsection 8.8;

               (vii) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

               (viii) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

               (ix) any (a) interest or title of a lessor or sublessor under any lease permitted by subsection 7.9, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b);

               (x) Liens on Inventory and documents of title securing trade letters of credit permitted pursuant to subsection 7.4(vi)(B); provided that such Lien attaches only to the Inventory and documents of title that are the subject of such trade letters of credit;

               (xi) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement; and

               (xii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

               "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

               "Pledge and Security Agreement" shall mean the Pledge and Security Agreement executed and delivered by Borrower and the Guarantors on the Closing Date, in substantially the form of Exhibit X to the Existing Credit Agreement and attached hereto as Exhibit X, as such Pledge and Security Agreement may heretofore have been or hereafter may be amended, restated, supplemented or otherwise modified from time to time.

               "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

               "Prime Rate" means the rate that Reference Bank announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Reference Bank, Managing Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

               "Pro Rata Share" means, (A) with respect to all payments and computations relating to the period prior to the Restatement Effective Date with respect to each Existing Lender, the "Pro Rata Share" of that Lender as defined in the Existing Credit Agreement and (B) thereafter, (i) with respect to all payments, computations and other matters relating to the Tranche A Revolving Loan Commitment or the Tranche A Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (x) the Tranche A Revolving Loan Exposure of that Lender by (y) the aggregate Tranche A Revolving Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Tranche B Revolving Loan Commitment or the Tranche B Revolving Loans of any Lender, the percentage obtained by dividing (x) the Tranche B Revolving Loan Exposure of that Lender by (y) the aggregate Tranche B Revolving Loan Exposure of all Lenders and (iii) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the Credit Exposure of that Lender by (y) the Credit Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender for the purposes of clauses (i), (ii) and (iii) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

               "Receipts" shall mean all cash, Cash Equivalents, checks, notes, drafts and any items of payment or collection received, by or on behalf of Borrower or any of its Subsidiaries, or by any officers, employees or agents of Borrower or any of its Subsidiaries or other Persons acting for or in concert with Borrower or such Subsidiary to make collections on Borrower's or such Subsidiary's behalf in connection with or in any way relating to Borrower or such Subsidiary or the operation of Borrower's or such Subsidiary's business, including, without limitation, any proceeds received from (i) any sales of, or loans against, Accounts of Borrower or any of its Subsidiaries (other than the Loans and Letters of Credit pursuant to this Agreement), (ii) any disposition of assets or issuance or sale of stock or equity securities by Borrower or any of its Subsidiaries, (iii) the issuance or sale of Indebtedness by Borrower or any of its Subsidiaries (other than the Obligations and other Indebtedness permitted by this Agreement), (iv) insurance policies (other than liability insurance payable directly or indirectly to a third party) maintained by Borrower or any of its Subsidiaries, whether or not Collateral Agent is an additional insured or named as loss payee thereunder and (v) the successful prosecution (including any settlement) of any claims, actions or other litigation or proceeding by or on behalf of or against Borrower or any of its Subsidiaries; it being understood and agreed that nothing contained in this definition shall in any respect be deemed to permit any transactions by Borrower or any of its Subsidiaries otherwise restricted or prohibited by this Agreement.

               "Reference Bank" means Bankers Trust Company, 17 Wall Street, New York, New York.

               "Refinancing Debt Documents" means all material agreements and instruments relating to Refinancing Indebtedness.

               "Refinancing Indebtedness" means unsecured senior, senior subordinated or subordinated Indebtedness of the Borrower in an aggregate principal amount of up to $125,000,000, the proceeds of which are used, to refinance all or a portion of the Senior Subordinated Notes, other Refinancing Indebtedness and/or repay the Loans to the extent required hereunder, and to pay fees, penalties, premiums and expenses related to the foregoing, the terms and conditions of such Indebtedness to be in form and substance satisfactory to Managing Agent and Requisite Lenders. Without limiting their ability to approve the terms and conditions of Refinancing Indebtedness as provided above, Managing Agent and Lenders acknowledge that the following terms of Refinancing Indebtedness are satisfactory: (i) the cash interest expense incurred by Borrower in connection with such Refinancing Indebtedness does not exceed 12%, (ii) no principal or sinking fund payments or redemptions of such Refinancing Indebtedness shall be required prior to December 31, 2003 and (iii) such Refinancing Indebtedness contains covenants and defaults that are no more restrictive than those contained in this Agreement.

               "Refinancing Surplus" means, at any time of determination, the difference (if positive) between (i) the principal amount of all Refinancing Indebtedness then outstanding minus (ii) the sum of (A) $85,000,000 plus (B) all prepayment premiums and penalties paid in connection with the repayment or refinancing of the Senior Subordinated Notes and (C) all out-of-pocket expenses incurred in connection with the issuance, sale or incurrence of Refinancing Indebtedness.

               "Refunded Swing Line Loans" has the meaning assigned to that term in subsection 2.1A(iii).

               "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

               "Reimbursement Date" has the meaning assigned to that term in subsection 3.3B.

               "Related Documents" means, collectively, (i) the Senior Subordinated Notes, (ii) the Subordinated Note Indenture, (iii) the Existing EDBs, (iv) the ESOP Loan Documents, (v) the Coppley Documents and (vi) the Refinancing Debt Documents.

               "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

               "Requisite Lenders" means either (i) two or more Lenders having or holding more than 50% of the Credit Exposure of all Lenders or (ii) any one Lender having or holding 66-2/3% or more of the Credit Exposure of all Lenders.

               "Restatement Effective Date" means the date on or before August 18, 1999, on which (i) the conditions precedent to effectiveness set forth in
Section 10.20 shall be satisfied and (ii) the conditions precedent set forth in subsection 4.1 shall be satisfied or waived in accordance with the terms hereof.

               "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of stock to the holders of such shares, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower now or hereafter outstanding, (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness and (v) any Investment other than an Investment permitted pursuant to subsection 7.3.

               "Revolving Loan Commitment" means, the commitment of a Lender to make or continue Revolving Loans to Borrower pursuant to subsections 2.1A(i) and 2.1A(ii) and "Revolving Loan Commitments" means such commitments of all Lenders in the aggregate.

               "Revolving Loans" means, collectively, the Tranche A Revolving Loans and the Tranche B Revolving Loans.

               "Rollover Borrowing" means a borrowing of Revolving Loans hereunder by Borrower in accordance with subsection 4.4.

               "Rollover Termination Notice" means any notice (which may be delivered telephonically provided it is confirmed promptly in writing) by Requisite Lenders to Managing Agent instructing Managing Agent not to permit any Rollover Borrowings hereunder.

               "Royal" means Royal Shirt Company Limited, a corporation incorporated under the laws of the Province of Ontario, Canada.

               "Royal Acquisition" means 1349357 Ontario, Inc., a corporation incorporated under the laws of the Province of Ontario, Canada.

               "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

               "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

               "Senior Subordinated Notes" means those certain 10-7/8% Senior Subordinated Notes due 2002 in the initial aggregate principal amount of $100,000,000, issued by Borrower pursuant to the Subordinated Note Indenture.

               "Solvent" means, with respect to any Person, that as of the date of determination (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and
(iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

               "Standby Letter of Credit" means any Existing Letter of Credit, standby letter of credit or similar instrument issued in each case for the purpose of supporting (i) Indebtedness of Borrower or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Borrower or any of its Subsidiaries, (iii) the obligations of third party insurers of Borrower or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Borrower or any of its Subsidiaries, and (v) performance, payment, deposit or surety obligations of Borrower or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; provided that Standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

               "Stock Pledge Agreement" means the Stock Pledge Agreement executed and delivered by Borrower on the Restatement Effective Date, substantially in the form of Exhibit XVIII annexed hereto, as such Stock Pledge Agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time.

               "Subordinated Indebtedness" means (i) the Indebtedness of Borrower evidenced by the Senior Subordinated Notes and (ii) any other Indebtedness of Borrower (including without limitation any subordinated Refinancing Indebtedness) subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to Managing Agent and Requisite Lenders.

               "Subordinated Note Indenture" means that certain Indenture dated as of March 15, 1994 between Borrower and Bank One Columbus, N.A., as successor trustee to Bank One Wisconsin Trust Company, N.A., as trustee.

               "Subordinated Note Refinancing Date" means the date on which the outstanding principal amount of the Senior Subordinated Notes are permanently reduced to $35,000,000 or less as a result of redemptions, refinancings and other transactions permitted hereunder in accordance with subsection 7.1(xii) and/or subsection 7.5.

               "Subsidiary" means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

               "Swing Line Lender" means GE Capital, or any Person serving as a successor Managing Agent hereunder, in its capacity as Swing Line Lender hereunder.

               "Swing Line Loan Commitment" means the commitment of Swing Line Lender to make Swing Line Loans to Borrower pursuant to subsection 2.1A(iii).

               "Swing Line Loans" means the Loans made by Swing Line Lender to Borrower pursuant to subsection 2.1A(iii).

               "Swing Line Note" means (i) the promissory note of Borrower issued pursuant to subsection 2.1D(iii) on the Restatement Effective Date and
(ii) any promissory note issued by Borrower to any successor Agent and Swing Line Lender pursuant to the last sentence of subsection 9.6B, in each case substantially in the form of Exhibit IV-B annexed hereto.

               "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by any federal, state or local governmental authority or any political subdivision or taxing authority thereof, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or by any political subdivision or taxing authority thereof or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

               "Third Party Interactives" means all Persons with whom any Credit Party exchanges data electronically in the ordinary course of business, including, without limitation, customers, suppliers, third-party vendors, subcontractors, processors-converters, shippers and warehouseman.

               "Total Utilization of Tranche A Revolving Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Tranche A Loans (other than Tranche A Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans reimbursing the Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) plus (ii) the Letter of Credit Usage plus (iii) the aggregate principal amount of all outstanding Swing Line Loans.

               "Total Utilization of Tranche B Revolving Commitments" means, as at any date of determination, the aggregate principal amount of all outstanding Tranche B Revolving Loans.

               "Trademark Assignment" means that certain Trademark Security Agreement executed and delivered by Borrower and the Guarantors on the Closing Date in substantially the form of Exhibit X-A to the Existing Credit Agreement and attached hereto as Exhibit X-A, as such Trademark Assignment may heretofore have been or hereafter may be amended, restated, supplemented or otherwise modified from time to time.

               "Tranche A Revolving Loan Commitment" means the commitment of a Lender to make or continue Tranche A Revolving Loans to Borrower pursuant to subsection 2.1A(i), and "Tranche A Revolving Loan Commitments" means such commitments of all Lenders in the aggregate.

               "Tranche B Revolving Loan Commitment" means the commitment of a Lender to make Tranche B Revolving Loans to Borrower pursuant to subsection 2.1A(ii), and "Tranche B Revolving Loan Commitments" means such commitments of all Lenders in the aggregate.

               "Tranche A Revolving Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Tranche A Revolving Loan Commitments, that Lender's Tranche A Revolving Loan Commitment and (ii) after the termination of the Tranche A Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Tranche A Revolving Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit plus (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein purchased by other Lenders) plus (e) the aggregate amount of all participations purchased by that Lender in any outstanding Swing Line Loans.

               "Tranche B Revolving Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Tranche B Revolving Loan Commitments, that Lender's Tranche B Revolving Loan Commitment and (ii) after the termination of the Tranche B Revolving Loan Commitments, the aggregate outstanding principal amount of the Tranche B Revolving Loans of that Lender.

               "Tranche A Revolving Loans" means (i) with respect to the period prior to the Restatement Effective Date, the Existing Revolving Loans and (ii) thereafter, the Loans made by Lenders to Borrower pursuant to subsection 2.1A(i) and shall include, without limitation, Tranche A Revolving Loans which are Rollover Borrowings.

               "Tranche B Revolving Loans" means the Loans made by Lenders to Borrower pursuant to subsection 2.1A(ii) and shall include, without limitation, Tranche B Revolving Loans which are Rollover Borrowings.

               "Tranche A Revolving Notes" means (i) the promissory notes of Borrower issued pursuant to subsection 2.1D(i) on the Restatement Effective Date and (ii) any promissory notes issued by Borrower pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Tranche A Revolving Loan Commitments and Tranche A Revolving Loans of any Lenders, in each case substantially in the form of Exhibit IV annexed hereto.

          "Tranche B Revolving Notes" means (i) the promissory notes of Borrower issued pursuant to subsection 2.1D(ii) on the Restatement Effective Date and
(ii) any promissory notes issued by Borrower pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Tranche B Revolving Loan Commitments and Tranche B Revolving Loans of any Lenders, in each case substantially in the form of Exhibit IV-A annexed hereto.

          "UCC" shall mean the Uniform Commercial Code of the jurisdiction with respect to which such term is used, as in effect from time to time.

          "Year 2000 Assessment" means a written assessment of the nature and extent of the Year 2000 Problems and Year 2000 Date-Sensitive Systems/Components of the Borrower and its Subsidiaries taken as a whole, including, without limitation, Year 2000 Problems regarding data exchanges with Third Party Interactives.

          "Year 2000 Corrective Actions" means, as to the Borrower and its Subsidiaries taken as a whole, all actions necessary to eliminate such Person's Year 2000 Problems, including, without limitation, computer code enhancements and revisions, upgrades and replacements of Year 2000 Date-Sensitive Systems/Components, and coordination of such enhancements, revisions, upgrades and replacements with Third Party Interactives.

          "Year 2000 Corrective Plan" means, with respect to the Borrower and its Subsidiaries taken as a whole, a comprehensive plan to eliminate all of its Year 2000 Problems on or before October 31, 1999, including without limitation
(i) computer code enhancements or revisions, (ii) upgrades or replacements of Year 2000 Date-Sensitive Systems/Components, (iii) test and validation procedures, (iv) an implementation of time line and budget and (v) designation of specific employees who will be responsible for planning, coordinating and implementing each phase or subpart of the Year 2000 Corrective Plan.

          "Year 2000 Date-Sensitive Systems/Components" means any system software, network software, applications software, data base, computer file, embedded microchip, firmware or hardware that accepts, creates, manipulates, sorts, sequences, calculates, compares or outputs calendar-related data accurately; such systems and components shall include, without limitation, mainframe computers, file server/client systems, computer workstations, routers, hubs, other network-related hardware, and other computer-related software, firmware or hardware and information processing and delivery systems of any kind and telecommunications systems and other communications processors, security systems, alarms, elevators and HVAC systems.

          "Year 2000 Implementation Testing" means, as to the Borrower and its Subsidiaries taken as a whole, (i) the performance of test and validation procedures regarding Year 2000 Corrective Actions on a unit basis and on a systemwide basis; (ii) the performance of test and validation procedures regarding data exchanges among the Credit Parties' Year 2000 Date-Sensitive Systems/Components and data exchanges with Third Party Interactives, and (iii) the design and implementation of additional Year 2000 Corrective Actions, the need for which has been demonstrated by test and validation procedures.

          "Year 2000 Problems" means, with respect to the Borrower and its Subsidiaries taken as a whole, limitations on the capacity or readiness of Year 2000 Date-Sensitive Systems/Components to accurately accept, create, manipulate, sort, sequence, calculate, compare or output calendar date information with respect to calendar year 1999 or any subsequent calendar year beginning on or after January 1, 2000 (including leap year computations), including, without limitation, exchanges of information among Year 2000 Date-Sensitive Systems/Components of the Borrower and its Subsidiaries taken as a whole and exchanges of information among the Credit Parties and Year 2000 Date-Sensitive Systems/Components of Third Party Interactives and functionality of peripheral interfaces, firmware and embedded microchips.

1.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.

          Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrower to Lenders pursuant to clauses (i), (ii),
(iii) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3. If any changes in accounting principles from those used in the preparation of the financial statements referred to in subsection 5.3 are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Borrower with the agreement of its independent certified public accountants and such changes result in a change of the components of the calculation of any of the definitions, covenants or other provisions referred to in the immediately preceding sentence, Borrower, Managing Agent and Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating financial condition of Borrower and its Subsidiaries shall be the same after such changes as if such changes had not been made; provided, however, that no change in GAAP that would affect the components of the calculation of any of such definitions, covenants or other provisions shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to Managing Agent and Requisite Lenders, to reflect such change in accounting principles.

1.3  Other Definitional Provisions.

          References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. Any reference herein or in any other Loan Document to any agreement, document or instrument, including, without limitation, this Agreement, the Notes, the other Loan Documents and the Related Documents and any schedules or exhibits thereto, unless expressly noted otherwise, shall be a reference to each such agreement, document or instrument as the same may be amended, restated, supplemented or otherwise modified prior to the date hereof and from time to time hereafter to the extent permitted hereunder or under the applicable Loan Document.

                                  SECTION 2.
                  AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1  Commitments; Loans; Notes.

          A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, each Lender hereby severally agrees, subject to the limitations set forth below with respect to the maximum amount of Loans permitted to be outstanding from time to time, to make (or continue, as the case may be) the Tranche A Revolving Loans described in subsection 2.1A(i), the Tranche B Revolving Loans described in subsection 2.1A(ii) and Swing Line Lender hereby agrees to make the Swing Line Loans described in subsection 2.1A(iii).

          (i) Tranche A Revolving Loans. Each Lender severally agrees to continue all or a portion of its Existing Revolving Loans and/or to lend to Borrower from time to time during the period from the Restatement Effective Date to but excluding the Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche A Revolving Loan Commitments to be used for the purposes identified in subsection 2.5A all in accordance with such Lender's Tranche A Revolving Loan Commitment set forth in
          Schedule 2.1 annexed hereto. The original amount of each Lender's Tranche A Revolving Loan Commitment is set forth opposite its name on
          Schedule 2.1 annexed hereto and the aggregate original amount of the Tranche A Revolving Loan Commitments is $184,000,000; provided that the Tranche A Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Tranche A Revolving Loan Commitments pursuant to subsection 10.1B; and provided, further that the amount of the Tranche A Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4A(ii) and 2.4A(iii). Each Lender's Tranche A Revolving Loan Commitment shall expire on the Commitment Termination Date and all Tranche A Revolving Loans and all other amounts owed hereunder with respect to the Tranche A Revolving Loans and the Tranche A Revolving Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(i) may be repaid and reborrowed to but excluding the Commitment Termination Date.

          Anything contained in this Agreement to the contrary notwithstanding, the Tranche A Revolving Loans and the Tranche A Revolving Loan Commitments shall be subject to the limitation that (y) in no event shall the Total Utilization of Tranche A Revolving Commitments at any time exceed the lesser of (i) Tranche A Revolving Loan Commitments and
          (ii) the Borrowing Base, in each case as then in effect and (z) on and after the Subordinated Note Refinancing Date until the date that the Senior Subordinated Notes are repaid in full, in addition to the foregoing limitations Borrower may not request the making of any Tranche A Revolving Loans that would cause the difference between Excess Availability and the then outstanding aggregate principal amount of Senior Subordinated Notes to be less than $15,000,000 (other than Loans, the proceeds of which, are used immediately to repay all of the Senior Subordinated Notes in full at maturity).

          (ii) Tranche B Revolving Loans. Each Lender severally agrees to lend to Borrower from time to time during the period from the Restatement Effective Date to but excluding the Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche B Revolving Loan Commitments to be used for the purposes identified in subsection 2.5A all in accordance with such Lender's Tranche B Revolving Loan Commitment set forth in Schedule 2.1 annexed hereto. The original amount of each Lender's Tranche B Revolving Loan Commitment is set forth opposite its name on Schedule
          2.1 annexed hereto and the aggregate original amount of the Tranche B Revolving Loan Commitments is $16,000,000; provided that the Tranche B Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Tranche B Revolving Loan Commitments pursuant to subsection 10.1B; and provided, further (i) the aggregate amount of Tranche B Revolving Loans available for borrowing hereunder as of any day of determination shall be reduced by the amount of the Canadian Utilization as of such date of determination and (ii) that the amount of the Tranche B Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4A(ii) and 2.4A(iii). Each Lender's Tranche B Revolving Loan Commitment shall expire on the Commitment Termination Date and all Tranche B Revolving Loans and all other amounts owed hereunder with respect to the Tranche B Revolving Loans and the Tranche B Revolving Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Commitment Termination Date.

          Anything contained in this Agreement to the contrary notwithstanding, the Tranche B Revolving Loans and the Tranche B Revolving Loan Commitments shall be subject to the limitation that (x) no Tranche B Revolving Loans shall be made or continued to be outstanding at any time that the aggregate amount of the Tranche A Revolving Loan Commitments exceeds the Total Utilization of Tranche A Revolving Commitments, (y) in no event shall the sum of the Total Utilization of Tranche B Revolving Commitments plus the Total Utilization of Tranche A Revolving Commitments at any time exceed the lesser of (i) the Revolving Loan Commitments minus the Canadian Utilization and (ii) the Borrowing Base, in each case as then in effect and (z) on and after the Subordinated Note Refinancing Date until the date that the Senior Subordinated Notes are repaid in full, in addition to the foregoing limitations Borrower may not request the making of any Tranche B Revolving Loans that would cause the difference between Excess Availability and the then outstanding aggregate principal amount of Senior Subordinated Notes to be less than $15,000,000 (other than Loans, the proceeds of which, are used immediately to repay all of the Senior Subordinated Notes in full at maturity).

          (iii) Swing Line Loans. Swing Line Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Tranche A Revolving Loan Commitments available to Borrower from time to time during the period from the Restatement Effective Date to but excluding the Commitment Termination Date by making Swing Line Loans to Borrower in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5A, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender's outstanding Tranche A Revolving Loans and Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender's Tranche A Revolving Loan Commitment. The original amount of the Swing Line Loan Commitment is $20,000,000; provided that the amount of the Swing Line Loan Commitment is subject to reduction as provided in clause (b) of the next paragraph. The Swing Line Loan Commitment shall expire on the Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Commitment Termination Date. Without limiting any of the foregoing, Borrower and Lenders acknowledge and agree that Swing Line Lender may, in its sole discretion and without any obligation to do so, make Swing Line Loans (i) from time to time in an amount sufficient to pay to Managing Agent and Lenders any principal, interest, fees and expenses required hereunder which are not paid when due; provided that Borrower shall be deemed to have submitted an appropriate Notice of Borrowing therefor and the proceeds of such Swing Line Loan shall not be advanced to Borrower but shall be paid directly to Managing Agent for application in accordance with the terms hereof and (ii) at any time upon the request of Borrower and in the sole discretion of Swing Line Lender (and as long as (i) at least one Business Day has passed since the occurrence of the most recent Event of Default of which Lenders have knowledge and (ii) Requisite Lenders have not given notice to Swing Line Lender not to make Swing Line Loans hereunder), and in any amount (subject to the limits set forth in the following paragraph) determined by Swing Line Lender in its sole discretion (an "Interim Advance") regardless of whether an Event of Default shall have occurred and be continuing or Borrower would not be entitled to borrow hereunder upon submission of an appropriate Notice of Borrowing therefor; provided further that anything to the contrary in this Agreement and the other Loan Documents notwithstanding, Swing Line Loans (including, without limitation, Interim Advances) made pursuant to the preceding sentence shall constitute Swing Line Loans for all purposes hereunder, including, without limitation, for purposes of complying with limitations set by the Tranche A Revolving Loan Commitments and the Borrowing Base, the making of Refunded Swing Line Loans and the purchase of participations therein by Lenders in accordance with the terms hereof.

          Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the following limitations in the amounts and during the periods indicated:

               (a) in no event shall the Total Utilization of Tranche A Revolving Commitments at any time exceed the lesser of (i) the Tranche A Revolving Loan Commitments and (ii) the Borrowing Base, in each case as then in effect;

               (b) any reduction of the Tranche A Revolving Loan Commitments made pursuant to subsections 2.4A(ii) or 2.4A(iii) which reduces the aggregate Tranche A Revolving Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Tranche A Revolving Loan Commitments, as so reduced, without any further action on the part of Borrower, Managing Agent or Swing Line Lender; and

               (c) in no event shall the aggregate amount of Swing Line Loans exceed the Swing Line Commitment as then in effect.

          With respect to any Swing Line Loans which have not been voluntarily prepaid by Borrower pursuant to subsection 2.4A(i), Swing Line Lender may, at any time in its sole and absolute discretion, and, in any event, shall, on the fifth Business Day after such Swing Line Loan was made, deliver to Managing Agent (with a copy to Borrower), no later than 12:00 Noon (New York time) at least one Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by Borrower) requesting Lenders to make Tranche A Revolving Loans that are Index Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given which Swing Line Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Tranche A Revolving Loans made by Lenders other than Swing Line Lender shall be immediately delivered by Managing Agent to Swing Line Lender (and not to Borrower) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (ii) on the day such Tranche A Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Tranche A Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Tranche A Revolving Loans and shall be due under the Tranche A Revolving Note of Swing Line Lender. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Borrower from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.

          If, as a result of any bankruptcy or similar proceeding with respect to Borrower, Tranche A Revolving Loans are not made pursuant to this subsection 2.1A(iii) in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans, each Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share of the unpaid amount together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Lender shall deliver to Swing Line Lender an amount equal to its respective participation in same day funds at the office of Swing Line Lender located at the Payment Office. In order to evidence such participation each Lender agrees to enter into a participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to all parties. In the event any Lender fails to make available to Swing Line Lender the amount of such Lender's participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Index Rate.

          Anything contained herein to the contrary notwithstanding, (i) each Lender's obligation to make Tranche A Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, Borrower or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Potential Event of Default;
          (c) any adverse change in the business, operations, properties, assets, financial condition or prospects of Borrower or any of its Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Lender, other than such obligations with respect to Interim Advances, are subject to the condition that (X) Swing Line Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made, (Y) such Lender had actual knowledge, by receipt of any notices required to be delivered to Lenders pursuant to subsection 6.1(ix) or otherwise, that any such condition had not been satisfied and such Lender failed to notify Swing Line Lender and Agent in writing that it had no obligation to make Tranche A Revolving Loans until such condition was satisfied (any such notice to be effective as of the date of receipt thereof by Swing Line Lender and Managing Agent), or (Z) the satisfaction of any such condition not satisfied had been waived by Requisite Lenders prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made; and (ii) Swing Line Lender shall not be obligated to make any Swing Line Loans if it has elected not to do so after the occurrence and during the continuation of a Potential Event of Default or Event of Default.

          B. Borrowing Mechanics. Loans made on any Funding Date (other than Tranche A Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(iii) for the purpose of repaying any Refunded Swing Line Loans or Loans made pursuant to subsection 3.3B for the purpose of reimbursing Issuing Lender for the amount of a drawing under a Letter of Credit issued by it and other than for Revolving Loans which constitute Rollover Borrowings in accordance with subsection 4.4) shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount; provided that (a) Loans made on any Funding Date as LIBOR Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount and (b) Swing Line Loans made on any Funding Date (other than Swing Line Loans made in accordance with the final sentence of the first paragraph of subsection 2.1A(iii)) shall be in an aggregate minimum amount of $100,000 and integral multiples of $1,000 in excess of that amount. Rollover Borrowings may be in any amount up to the maximum amount permitted pursuant to subsection 4.4 as of the applicable Funding Date. Whenever Borrower desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Managing Agent a Notice of Borrowing no later than 12:00 Noon (New York time) on the proposed Funding Date which may be delivered by courier or telecopy. Whenever Borrower desires that Lenders make Revolving Loans it shall deliver a Notice of Borrowing to Managing Agent which may be delivered by courier or telecopy no later than 12:00 Noon (New York time) at least three Business Days in advance of the proposed Funding Date (in the case of a LIBOR Rate Loan), or at least one Business Day in advance of the proposed Funding Date (in the case of an Index Rate Loan in excess of $10,000,000 in the aggregate) or no later than 11:00 A.M. (New York time) on the proposed Funding Date (in the case of an Index Rate Loan of $10,000,000 or less in the aggregate and, in such case, Borrower shall concurrently deliver a copy of such Notice of Borrowing to each Lender which copy may be delivered by courier or telecopy). Whenever Borrower desires that Lenders make Revolving Loans constituting Rollover Borrowings, it shall deliver to Managing Agent (and shall deliver to Lenders concurrently, a copy, which may be delivered by courier or telecopy), of a Notice of Borrowing (with appropriate insertions) no later than 11:00 A.M. (New York time) on the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business
Day), (ii) the amount of Loans requested, (iii) in the case of Swing Line Loans, Revolving Loans made on the Restatement Effective Date and Revolving Loans which are Rollover Borrowings, that such Loans shall be Index Rate Loans, (iv) in the case of Revolving Loans not made on the Restatement Effective Date or which are not Rollover Borrowings, whether such Loans shall be Index Rate Loans or LIBOR Rate Loans, and (v) in the case of any Loans requested to be made as LIBOR Rate Loans, the initial Interest Period requested therefor. Revolving Loans (which are not Rollover Borrowings) may be continued as or converted into Index Rate Loans and LIBOR Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Borrower may give Managing Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Managing Agent which may be delivered by courier or telecopy.

          Neither Managing Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Managing Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Borrower shall have effected Loans hereunder.

          Borrower shall notify Managing Agent prior to the funding of any Loans in the event that any of the matters to which Borrower is required to certify in the applicable Notice of Borrowing is no longer true and correct in any material respect as of the applicable Funding Date, and the acceptance by Borrower of the proceeds of any Loans shall constitute a re-certification by Borrower, as of the applicable Funding Date, as to the matters to which Borrower is required to certify in the applicable Notice of Borrowing.

          Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a LIBOR Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to make a borrowing in accordance therewith.

          C. Disbursement of Funds. All Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Revolving Loan requested hereunder nor shall the Tranche A Revolving Loan Commitment or the Tranche B Revolving Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Tranche A Revolving Loan or Tranche B Revolving Loan requested hereunder. Promptly after receipt by Managing Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Managing Agent shall notify each Lender or Swing Line Lender, as the case may be, of the proposed borrowing. Each Lender shall make the amount of its Revolving Loan available to Managing Agent, and Swing Line Lender shall make the amount of its Swing Line Loan available to Managing Agent not later than 2:00 P.M. (New York time) on the applicable Funding Date, in each case in immediately available funds, at the Payment Office. Except as provided in subsection 2.1(A)(iii) or subsection 3.3B with respect to Tranche A Revolving Loans used to repay Refunded Swing Line Loans or to reimburse Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, and except as otherwise provided in subsection 2.1A(iii) with respect to Swing Line Loans, upon satisfaction or waiver of the applicable conditions precedent specified in subsections 4.1 (in the case of Loans made or continued, as the case may be, on the Restatement Effective Date), 4.2 (in the case of Swing Line Loans and Revolving Loans which are not Rollover Borrowings) and 4.4 in the case of Revolving Loans which are Rollover Borrowings, Managing Agent shall make the proceeds of such Loans available to Borrower on the applicable Funding Date by causing an amount of same day funds equal to the proceeds of all such Loans received by Managing Agent from Lenders or Swing Line Lender, as the case may be, to be credited to such account or accounts of Borrower as Borrower shall designate from time to time in writing, which shall apply to each Notice of Borrowing thereafter until further written notice.

          Unless Managing Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Managing Agent the amount of such Lender's Loan requested on such Funding Date, Managing Agent may assume that such Lender has made such amount available to Managing Agent on such Funding Date and Managing Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Managing Agent by such Lender, Managing Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Managing Agent, at the Index Rate. If such Lender does not pay such corresponding amount forthwith upon Managing Agent's demand therefor, Managing Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Managing Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Managing Agent, at the rate payable under this Agreement for Index Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

          D. Notes. Borrower shall execute and deliver on the Restatement Effective Date (i) to each Lender (or to Managing Agent for that Lender) a Tranche A Revolving Note substantially in the form of Exhibit IV annexed hereto to evidence that Lender's Tranche A Revolving Loans, in the principal amount of that Lender's Tranche A Revolving Loan Commitment and with other appropriate insertions, (ii) to each Lender (or to Managing Agent for that Lender) a Tranche B Revolving Note substantially in the form of Exhibit IV-A annexed hereto to evidence that Lender's Tranche B Revolving Loans, in the principal amount of that Lender's Tranche B Revolving Loan Commitment and with other appropriate insertions, and (iii) to Swing Line Lender (or to Managing Agent for Swing Line Lender) a Swing Line Note substantially in the form of Exhibit IV-B annexed hereto to evidence Swing Line Lender's Swing Line Loans, in the principal amount of the Swing Line Loan Commitment and with other appropriate insertions. As promptly after the Restatement Effective Date as possible each Existing Lender shall surrender its Existing Notes to Borrower for cancellation or provide an appropriate indemnity therefor.

2.2  Interest on the Loans.

          A. Rate of Interest. Subject to the provisions of subsections 2.2E and 2.6, each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Index Rate or the Adjusted LIBOR Rate, as the case may be. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Index Rate. The applicable basis for determining the rate of interest with respect to any Revolving Loan shall be selected by Borrower initially at the time a Notice of Borrowing is given with respect to such Revolving Loan pursuant to subsection 2.1B. The basis for determining the interest rate with respect to any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Revolving Loan is outstanding with respect to which notice has not been delivered to Managing Agent in accordance with the terms of this

Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Index Rate.

     Subject to the provisions of subsections 2.2E and 2.6, the Loans shall bear interest through maturity as follows:

          (i) if an Index Rate Loan, then at the Index Rate plus the Applicable Margin per annum; or

          (ii) if a LIBOR Rate Loan, then at the sum of the Adjusted LIBOR Rate plus the Applicable Margin per annum.

               The "Applicable Margin" for each Index Rate Loan and LIBOR Rate Loan for any fiscal quarter shall be the percentage which is set forth below for that type of Loan based upon the Consolidated Leverage Ratio as of the last day of the most recently reported fiscal quarter of Borrower.

------------------------------------------------------------------------------
Consolidated Leverage Ratio                        Applicable Margin
                                          INDEX RATE LOAN    LIBOR RATE LOAN
                                          ----------------  ------------------
------------------------------------------------------------------------------
Less than or equal to 3.00:1.00                -0.50%             1.00%
------------------------------------------------------------------------------
Greater than 3.00:1.00 but less than or        -0.25%             1.25%
equal to 3.50:1.00
------------------------------------------------------------------------------
Greater than 3.50:1.00 but less than or         0.00%             1.50%
equal to 4.00:1.00
------------------------------------------------------------------------------
Greater than 4.00:1.00 but less than or         0.25%             1.75%
equal to 4.50:1.00
------------------------------------------------------------------------------
Greater than 4.50:1.00                          0.50%             2.00%
------------------------------------------------------------------------------

          The Applicable Margin shall be adjusted, to the extent required, on the date of delivery of each Compliance Certificate delivered pursuant to subsection 6.1(iv), such adjustment to remain in effect until the next date of delivery of a Compliance Certificate (and related financial information required at such time pursuant to subsection 6.1) pursuant to subsection 6.1(iv); provided that with respect to the period from the Restatement Effective Date through the 180 day anniversary of the Restatement Effective Date, the Applicable Margin for Revolving Loans made on or after the Restatement Effective Date shall be 0.00% for the Index Rate Loans and 1.50% for LIBOR Rate Loans; provided, further, that without limiting any Event of Default or Potential Event of Default that may result therefrom, in the event Borrower does not deliver any Compliance Certificate required pursuant to subsection 6.1(iv) by the date specified therefor, then (i) the Applicable Margin for Index Rate Loans shall automatically be adjusted to 0.50% and (ii) the Applicable Margin for LIBOR Rate Loans shall be adjusted to 2.00%, in each case commencing on the date such Compliance Certificate was required to be delivered and expiring on the actual date of delivery thereof.

          B. Interest Periods. In connection with each LIBOR Rate Loan, Borrower may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such

LIBOR Rate Loan, which Interest Period shall be, at Borrower's option, a 30, 60, 90 or 180 day period; provided that:

          (i) the initial Interest Period for any LIBOR Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a LIBOR Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a LIBOR Rate Loan;

          (ii) in the case of immediately successive Interest Periods applicable to a LIBOR Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

          (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day;

          (iv) no Interest Period with respect to any portion of the Loans shall extend beyond the Commitment Termination Date;

          (v) there shall be no more than 8 Interest Periods relating to LIBOR Rate Loans outstanding at any time; and

          (vi) in the event Borrower fails to specify an Interest Period for any LIBOR Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Borrower shall be deemed to have selected an Interest Period of one month.

          C. Interest Payments. Subject to the provisions of subsections 2.2E and 2.6D, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan and at maturity (including final maturity).

          D. Conversion or Continuation. Subject to the provisions of subsection 2.6, Borrower shall have the option (i) to convert at any time all or any part of its outstanding Loans equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a LIBOR Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a LIBOR Rate Loan; provided, however, that a LIBOR Rate Loan may only be converted on the expiration date of an Interest Period applicable thereto; and provided, further that no Loan may be made as or converted into a Index Rate Loan during the period from December 24 of any year to and including January 7 of the immediately succeeding year for the purpose of investing in securities bearing interest at a rate determined by reference to any other basis for the purpose of arbitrage or speculation.

          Borrower shall deliver a Notice of Conversion/Continuation to Managing Agent no later than 3:00 P.M. (New York time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Index Rate Loan), and at least three Business

Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation,
(iv) in the case of a conversion to, or a continuation of, a LIBOR Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of a LIBOR Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Borrower may give Managing Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Managing Agent on or before the proposed conversion/continuation date. Promptly upon receipt by Managing Agent of any Notice of Conversion/Continuation pursuant to this subsection 2.2D (or telephonic notice in lieu thereof), Managing Agent shall notify each Lender of the proposed conversion or continuation.

          Neither Managing Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Managing Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Borrower or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Borrower shall have effected a conversion or continuation, as the case may be, hereunder.

          Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith.

          E. Default Rate. Upon the occurrence and during the continuation of
(i) any Event of Default under subsection 8.1, 8.6 or 8.7 or (ii) any other Event of Default and upon notice to Borrower from Managing Agent or Requisite Lenders, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Index Rate Loans); provided that, in the case of LIBOR Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBOR Rate Loans, as the case may be, shall thereupon become Index Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Index Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Managing Agent or any Lender.

          F. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Index Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Index Rate Loan, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Index Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Index Rate Loan to such LIBOR Rate Loan shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3 Fees.
    -----

          A. Commitment Fees. Borrower agrees to pay to Managing Agent, (A) for distribution to each Lender that has a Tranche A Revolving Loan Commitment in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Restatement Effective Date to and excluding the Commitment Termination Date equal to the average of the daily excess of the Tranche A Revolving Loan Commitments over the sum of (i) the aggregate principal amount of Tranche A Revolving Loans outstanding (but not any Swing Line Loans outstanding) plus (ii) the Letter of Credit Usage multiplied by 3/8 of 1% per annum, and (B) for distribution to each Lender that has a Tranche B Revolving Loan Commitment in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Restatement Effective Date to and excluding the Commitment Termination Date equal to the average of the daily excess of the Tranche B Revolving Loan Commitments over the sum of the aggregate principal amount of Tranche B Revolving Loans outstanding multiplied by 3/8 of 1% per annum. Each of the above commitment fees shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on April 1, July 1, October 1 and January 1 of each year, commencing on the first such date to occur after the Restatement Effective Date, and on the Commitment Termination Date.

           B. Annual Administrative Fee. Borrower agrees to pay to Managing Agent an annual administrative fee in the amount of $50,000, payable quarterly in advance on April 1, July 1, October 1 and January 1 of each year, commencing on October 1, 1999.

           C. Collateral Agent Fee. Borrower agrees to pay to Collateral Agent an annual collateral agent's fee equal to $50,000 per year, payable quarterly in advance on April 1, July 1, October 1 and January 1 of each year, commencing on October 1, 1999.

           D. Other Fees. Borrower agrees to pay to each Agent such other fees in the amounts and at the times separately agreed upon between Borrower and such Agent.

2.4 Prepayments and Reductions in Commitments; General Provisions
    -------------------------------------------------------------
    Regarding Payments.
    -------------------

    A.    Prepayments and Reductions in Commitments.

          (i) Voluntary Prepayments. Borrower may, upon written or telephonic notice to Agent on or prior to 12:00 Noon (New York time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $100,000 and integral multiples of $1,000 in excess of that amount. Borrower may, upon not less than one Business Day's prior written or telephonic notice, in the case of Index Rate Loans, and three Business Days' prior written or telephonic notice, in the case of LIBOR Rate Loans, in each case confirmed in writing to Managing Agent (which notice Managing Agent will promptly transmit by telegram, telex or telephone to each Lender), at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount; provided, however, that a LIBOR Rate Loan may only be prepaid in whole or in part in an aggregate minimum amount of $5,000,000 and $1,000,000 in excess of that amount and may only be prepaid prior to the expiration of the Interest Period applicable thereto upon Borrower's payments of any amounts owing under subsection 2.6D in connection with such prepayment. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4A(iv).

          (ii) Voluntary Reductions of Commitments. Borrower may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Managing Agent (which notice Managing Agent will promptly transmit by telegram, telex or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Commitments in an amount up to the amount by which the Commitments would otherwise exceed the Total Utilization of Tranche A Revolving Commitments or the Total Utilization of Tranche B Revolving Commitments, as the case may be, at the time of such proposed termination or reduction; provided that any such partial reduction of the Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount. Borrower's notice to Managing Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Commitments shall be effective on the date specified in Borrower's notice and shall reduce the Commitment of each Lender proportionately to its Pro Rata Share; provided further that no reduction of the Tranche A Revolving Loan Commitments shall be permitted until such time as the Tranche B Revolving Loan Commitments have been reduced to zero.

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          (iii)  Mandatory Prepayments and Mandatory Reductions of Commitments.

               (a) Prepayments and Reductions from Asset Sales. No later than the second Business Day following the date of receipt by Borrower or any of its Subsidiaries of Cash Proceeds of (i) Net Cash Proceeds of any Asset Sale equal to or greater than $500,000 in the aggregate, Borrower shall prepay the Loans in an amount equal to the amount of such Net Cash Proceeds which is the highest integral multiple of $100,000 and (ii) Net Cash Proceeds of any Asset Sale, the Revolving Loan Commitments shall be permanently reduced to the extent required by the proviso set forth below. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to this subsection 2.4A(iii)(a), Borrower shall deliver to Managing Agent an Officer's Certificate demonstrating the derivation of the Net Cash Proceeds of the correlative Asset Sale from the gross sales price thereof. In the event that Borrower shall, at any time after receipt of Cash Proceeds of any Asset Sale requiring a prepayment of Loans and/or a reduction of the Revolving Loan Commitments pursuant to this subsection 2.4A(iii)(a), determine that the prepayments and/or reductions of the Loans and/or the Revolving Loan Commitments previously made in respect of such Asset Sale were in an aggregate amount less than that required by the terms of this subsection 2.4A(iii)(a), Borrower shall promptly make an additional prepayment of the Loans, and the Revolving Loan Commitments shall be permanently reduced, in the manner described above in an amount equal to the amount of any such deficit, and Borrower shall concurrently therewith deliver to Managing Agent an Officer's Certificate demonstrating the derivation of the additional Net Cash Proceeds resulting in such deficit. Any mandatory prepayments or reductions of the Loans and/or the Revolving Loan Commitments pursuant to this subsection 2.4A(iii)(a) shall be applied as specified in subsection 2.4A(iv); provided, however, that the Revolving Loan Commitments shall only be reduced in an amount equal to the Net Cash Proceeds of an Asset Sale only to the extent that such amount (or portion thereof) would otherwise be required to be applied to payment, redemption or repurchase in respect of the Senior Subordinated Notes.

               (b) Prepayments Due to Refinancing Indebtedness. On the date of receipt by Borrower or any of its Subsidiaries of the proceeds of Refinancing Indebtedness that results in a Refinancing Surplus in an amount greater than $0, Borrower shall repay the Loans in an amount equal to such Refinancing Surplus, as specified in subsection 2.4A(iv). No reduction in the Commitments shall be required in connection with any such repayment.

               (c) Prepayments Due to Reductions or Restrictions of Commitments. Borrower shall from time to time prepay the Loans to the extent necessary to comply with the restrictions set forth in subsections 2.1A(i), (ii) and (iii) with respect to the utilization of the Tranche A Revolving Loan Commitments, the Tranche B Revolving Loan Commitments and the Swing Line Loan Commitments, as applicable. Any such mandatory prepayments shall be applied as specified in subsection 2.4A(iv).

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          (iv) Application of Reduction of Commitments and Prepayments. Any
          reduction of the Revolving Loan Commitments pursuant to subsection 2.4A(ii) or (iii) shall be applied to reduce the Tranche A Revolving Loan Commitments and the Tranche B Revolving Loan Commitments on a pro rata basis based on the aggregate amount of each such Commitment at such time. Any prepayment of the Loans shall be applied first to repay any Swing Line Loans to the full extent thereof and second to repay Tranche A Revolving Loans and Tranche B Revolving Loans which are Index Rate Loans on a pro rata basis in accordance with the respective outstanding principal amounts thereof at such time, to the full extent thereof, and then to repay Tranche A Revolving Loans and Tranche B Revolving Loans which are LIBOR Rate Loans on a pro rata basis in accordance with the respective outstanding principal amounts thereof at such time, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to subsection 2.6D.

          B. General Provisions Regarding Payments.

          (i) Manner and Time of Payment. All payments by Borrower of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in same day funds and without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Managing Agent not later than 3:00 P.M. (New York time) on the date due at its office located at the Payment Office for the account of Lenders; funds received by Managing Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day. Managing Agent shall disburse to each Lender and Issuing Lender, as the case may be, the amount of any such payment made on behalf of such Lender or Issuing Lender, when and as received.

          (ii) Application of Payments to Principal and Interest. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

          (iii) Apportionment of Payments. Aggregate principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Managing Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Managing Agent and the commitment fees of such Lender when received by Managing Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4B(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Index Rate Loans in lieu of its Pro Rata Share of any LIBOR Rate Loans, Managing Agent shall give effect thereto in apportioning payments received thereafter.

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

          (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

          (v) Notation of Payment. Each Lender agrees that before disposing of the Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Borrower hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

2.5  Use of Proceeds.

          A. Loans. The proceeds of the Revolving Loans or Swing Line Loans shall be applied by Borrower for working capital and general corporate purposes, which may include the making of intercompany loans to any Guarantor pursuant to its Intercompany Note for its own working capital and general corporate purposes (including, without limitation, the making of intercompany loans) to the extent permitted hereunder.

          B. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Borrower or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6  Special Provisions Governing LIBOR Rate Loans.

          Notwithstanding any other provision of this Agreement to the contrary, but subject to subsection 6.10B(iii), the following provisions shall govern with respect to LIBOR Rate Loans as to the matters covered:

          A. Determination of Applicable Interest Rate. As soon as practicable after 10:00 A.M. (New York time) on each Interest Rate Determination Date, Managing Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.

          B. Inability to Determine Applicable Interest Rate. In the event that Managing Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Rate Loans, that by reason of circumstances affecting the interbank LIBOR market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on

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the basis provided for in the definition of Adjusted LIBOR Rate, Managing Agent shall on such date give notice (by telecopy or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted, to LIBOR Rate Loans until such time as Managing Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrower.

          C. Illegality or Impracticability of LIBOR Rate Loans. In the event that on any date any Lender shall have determined (which determination, absent manifest error, shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Managing Agent) that the making, maintaining or continuation of its LIBOR Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank LIBOR market, or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telecopy or by telephone confirmed in writing) to Borrower and Managing Agent of such determination (which notice Managing Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBOR Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a LIBOR Rate Loan then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) an Index Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding LIBOR Rate Loans (the "Affected Loans"), shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Index Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Rate Loan then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrower shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telecopy or by telephone confirmed in writing) to Managing Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Managing Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to LIBOR Rate Loans in accordance with the terms of this Agreement.

          D. Compensation For Breakage or Non-Commencement of Interest Periods. Borrower shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds

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

borrowed by it to make or carry its LIBOR Rate Loans (after accounting for any income received by the Lender in connection with its redeployment of such funds) and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain:
(i) if for any reason (other than a default by that Lender) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment or conversion of any of its LIBOR Rate Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by Borrower, or (iv) as a consequence of any other default by Borrower in the repayment of its LIBOR Rate Loans when required by the terms of this Agreement.

          E. Booking of LIBOR Rate Loans. Any Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

          F. Assumptions Concerning Funding of LIBOR Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant LIBOR Rate Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

          G. LIBOR Rate Loans After Default. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default,
(i) Borrower may not elect to have a Loan be made or continued (beyond the applicable Interest Period therefor) as, or converted to, a LIBOR Rate Loan after the expiration of any Interest Period then in effect for that Loan and
(ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Borrower.

2.7  Increased Costs; Taxes; Capital Adequacy.

          A. Compensation for Increased Costs and Taxes. Subject to the provisions of subsection 2.7B, in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any change after the date hereof in any law, treaty or governmental rule, regulation or order, or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any

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central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

          (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, the applicable lending office of such Lender (other than any such reserve or other requirements with respect to LIBOR Rate Loans that are reflected in the definition of Adjusted LIBOR Rate); or

          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank LIBOR market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrower (with a copy to Managing Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     B.   Withholding of Taxes.

          (i) Payments to Be Free and Clear. Provided that all documentation, if any, then required to be delivered by any Lender or Agent pursuant to subsection 2.7B(iii) has been delivered, all sums payable by Borrower under this Agreement and the other Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax (other than a Tax on the overall net income of any Lender (for which payment need not be free and clear but no deduction or withholding shall be made unless required under applicable law)) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or

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

          to which a payment is made by or on behalf of Borrower or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

          (ii) Grossing-up of Payments. If Borrower or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Borrower to Managing Agent or any Lender under any of the Loan Documents:

               (a) Borrower shall notify Managing Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it;

               (b) Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Borrower) for its own account or (if that liability is imposed on Managing Agent or such Lender, as the case may be) on behalf of and in the name of Managing Agent or such Lender;

               (c) the sum payable by Borrower to Managing Agent or a Lender in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Managing Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

               (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Borrower shall deliver to Managing Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

          provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment and Acceptance pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment and Acceptance, as the case may be, in respect of payments to such Lender.

          (iii) U.S. Tax Certificates. Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof shall deliver to Managing Agent for transmission to Borrower, on or prior to the Restatement Effective Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment and Acceptance pursuant

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          to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrower or Managing Agent (each in the reasonable exercise of its discretion), such certificates, documents or other evidence, properly completed and duly executed by such Lender (including, without limitation, Internal Revenue Service Form 1001 or Form 4224 or any other certificate or statement of exemption required by Treasury Regulations Section 1.1441-4(a) or Section 1.1441-6(c) or any successor thereto) to establish that such Lender is not subject to deduction or withholding of United States federal income tax under
          Section 1441 or 1442 of the Internal Revenue Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents. Borrower shall not be required to pay any additional amount to any such Lender under clause
          (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of the immediately preceding sentence; provided that if such Lender shall have satisfied such requirements on the Restatement Effective Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment and Acceptance pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii) shall relieve Borrower of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in applicable law, such Lender is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in the immediately preceding sentence.

          C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof, in each case after the date hereof, by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitment or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance, then from time to time, within five Business Days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Borrower (with a copy to Managing Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

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2.8  Obligation of Lenders and Issuing Lender to Mitigate.

          Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitment of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitment or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitment or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Borrower agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above; provided further that such Lender or Issuing Lender shall not be obligated to utilize such lending or letter of credit office if it determines in its sole discretion that it is economically disadvantageous to do so. A certificate as to the amount of any such expenses payable by Borrower pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Borrower (with a copy to Managing Agent) shall be conclusive absent manifest error.

2.9  Affected Lenders.

          If the Borrower is obligated to pay to any Lender any additional amount under subsections 2.6 or 2.7 hereof (other than subsection 2.6D), and such Lender is unable or unwilling to mitigate such amounts in accordance with subsection 2.8, the Borrower may, if no Event of Default or Potential Event of Default then exists, replace such Lender with an Eligible Assignee acceptable to the Managing Agent, and such Lender hereby agrees to be so replaced subject to the following:

               (a) The obligations of the Borrower hereunder to the Lender to be replaced (including such increased or additional costs incurred by such Lender through the date such Lender is replaced hereunder) shall be paid in full to such Lender concurrently with such replacement, together with any amounts which would have been due to such Lender under subsection 2.6D if such Lender's Loans had been repaid rather than assigned;

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

               (b) The replacement Lender shall be a bank or other financial institution that is not subject to such increased costs which caused the Borrower's election to replace any Lender hereunder, and each such replacement Lender shall execute and deliver to the Managing Agent an Assignment and Acceptance and such other documentation satisfactory to the Managing Agent pursuant to which such replacement Lender is to become a party hereto, with a Commitment equal to that of the Lender being replaced and shall make Loans in the aggregate principal amount equal to the aggregate outstanding principal amount of the Loans of the Lender being replaced;

               (c)  Upon such execution of such documents referred to in clause
               (b) and repayment of the amount referred to in clause (a), the replacement Lender shall be a "Lender" with a Commitment as specified hereinabove and the Lender being replaced shall cease to be a "Lender" hereunder, except with respect to such provisions under this Credit Agreement, which expressly survive the termination of this Agreement as to such replaced Lender;

               (d) The Managing Agent shall reasonably cooperate in effectuating the replacement of any Lender under this subsection 2.9, but at no time shall the Managing Agent be obligated to initiate any such replacement;

               (e) Any Lender replaced under this subsection 2.9 shall be replaced at the Borrower's sole cost and expense and at no cost or expense to any Agent or any of the Lenders; and

               (f) If Borrower proposes to replace any Lender pursuant to this subsection 2.9 because the Lender seeks reimbursement under either subsection 2.6 or 2.7, then it must also replace any other Lender who seeks similar levels or reimbursement (as a percentage of such Lender's Commitment) under such subsections; provided however that if the amount of the Commitment any replacement Lender is willing to commit to does not exceed the aggregate of the Commitments of each such Lender seeking such reimbursement, the Commitment of each such Lender seeking reimbursement shall be reduced pro rata to the extent of the Commitment of such replacement Lender.

2.10 Existing Loans and Reallocation of Pro Rata Shares.

               A. Continuation of Loans. Notwithstanding anything to the contrary herein, but subject to the following provisions of this paragraph, as of the Restatement Effective Date (i) all Existing Swing Line Loans shall be continued as, and shall be deemed to be, Swing Line Loans hereunder (in the same corresponding type and amount) and (ii) all Existing Revolving Loans shall be continued as, and shall be deemed to be, Tranche A Revolving Loans (in a principal amount equal to the aggregate principal amount of all Existing Revolving Loans) hereunder, and all such Loans shall be subject to the terms and provisions of this Agreement; provided that

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

(i) all existing LIBOR Rate Loans (the "Continued LIBOR Rate Loans") shall be continued as set forth in the Managing Agent's August 16, 1999 memorandum to Lenders attached hereto as Schedule 2.10 (the "LIBOR Funding Memo") in each case until the date of expiration of the Interest Period applicable to such Loans (each such date a "LIBOR Expiration Date") and (ii) all existing Index Rate Loans shall be allocated as otherwise set forth in Subsection 2.10B.

          B. Reallocation of Index Rate Loans. On the Business Day immediately prior to the Restatement Effective Date, Managing Agent will calculate the appropriate prospective adjustments to each Lender's Tranche A Revolving Commitments and Tranche A Revolving Loans to reflect any reallocation of Existing Revolving Loans which are Index Rate Loans in accordance with the applicable Pro Rata Shares of the relevant Lenders after giving effect to the conversion of such Existing Revolving Loans into Tranche A Revolving Loans and will prior to 2:00 P.M. (New York time) on such date (a) notify each such Lender and Borrower of the amounts of such reallocation and (b) notify each such Lender of the amounts, representing the principal amount of such outstanding Tranche A Revolving Loans which are Index Rate Loans plus accrued and unpaid interest thereon on the Restatement Effective Date which are required to be made by such Lender or which shall be repaid to such Lender, which such Lender will either advance or receive, respectively, as a result of such reallocation and the assignments pursuant to the next sentence. On the Restatement Effective Date, each Lender that will have a greater Pro Rata Share with respect to Tranche A Revolving Loans which are Index Rate Loans upon the Restatement Effective Date than its applicable Pro Rata Share immediately prior to the Restatement Effective Date under the Existing Credit Agreement (including any Lender not party to the Existing Credit Agreement immediately prior to the Restatement Effective Date) (each a "Purchasing Lender"), without executing an Assignment and Acceptance, shall be deemed to have automatically purchased assignments, pro rata from each Lender (in proportion to the amounts to be purchased from such Lender by all Purchasing Lenders) that will have a smaller Pro Rata Share with respect to Tranche A Revolving Loans which are Index Rate Loans on the Restatement Effective Date than its applicable Pro Rata Share immediately prior to the Restatement Effective Date (including any Existing Lender not party to this Agreement) under the Existing Credit Agreement (each a "Selling Lender"), in all such Selling Lenders' rights and obligations under this Agreement and the other Loan Documents with respect to the Tranche A Revolving Loans which are Index Rate Loans (collectively, except as set forth below, the "Assigned Rights and Obligations"), and each Selling Lender shall be deemed to have automatically assigned and sold such Loans in such amounts to such Purchasing Lenders, so that, after giving effect to all such assignments, each Lender shall hold its respective Pro Rata Share as set forth in Schedule 2.1 (as adjusted as required under the definition of Pro Rata Share) of the Tranche A Revolving Loans which are Index Rate Loans. Each such purchase hereunder shall be at par for a purchase price equal to the amount of the purchased Loans principal plus accrued and unpaid interest thereon and without recourse, representation or warranty, except that each Selling Lender shall be deemed to represent and warrant to each Purchasing Lender that the Assigned Rights and Obligations of such Selling Lender are not subject to any Liens created by that Selling Lender.

          Each Purchasing Lender required to make a payment pursuant to any such assignment shall make the net amount of its required payment available to Managing Agent, in same day funds, at the Payment Office not later than 12:00 Noon (New York time) on the Restatement Effective Date. Managing Agent shall distribute on the Restatement Effective Date

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

the proceeds of such amounts to the Selling Lenders entitled to receive payments, pro rata in proportion to the amount each Selling Lender is entitled to receive, at the primary address set forth below such Selling Lender's name on the signature pages hereof or at such other address as such Selling Lender may request in writing to Managing Agent. The purchase of a Tranche A Revolving Loan by a Lender as set forth in this subsection 2.1E shall be deemed to be the making of a Tranche A Revolving Loan to Borrower on the date such funds are transmitted to Managing Agent.

          C. LIBOR Rate Loans. All Continued LIBOR Rate Loans shall be deemed to be Tanche A Revolving Loans and continued by Lenders not in accordance with the Pro Rata Shares hereunder, but as set forth in the LIBOR Funding Memo until the applicable LIBOR Expiration Date. Each Continued LIBOR Rate Loan must be paid in full no later than the applicable LIBOR Expiration Date. No Continued LIBOR Rate Loans may be further continued or converted for any reason and any prepayment of such Loans shall be subject to the provisions of this Agreement otherwise applicable to LIBOR Rate Loans. All payments in respect of the Continued LIBOR Rate Loans shall be allocated in accordance with the Pro Rata Shares of Lenders set forth in the LIBOR Funding Memo. Any new LIBOR Rate Loans hereunder (including, without limitation, any LIBOR Rate Loans borrowed to repay Continued LIBOR Rate Loans) shall be made in accordance with the Pro Rata Shares of Lenders hereunder in effect at the time of such borrowing.

          D. Maximum Tranche A Loans Prior to Repayment of Continued LIBOR Rate Loans. Notwithstanding anything in this Agreement to the contrary, the aggregate amount of Tranche A Loans outstanding hereunder shall not exceed $155,700,000 until the Business Day after the date that all Continued LIBOR Rate Loans are paid in full. In no event shall the sum of any Lender's Continued LIBOR Rate Loans plus all other Tranche A Revolving Loans of that Lender exceed such Lender's Tranche A Revolving Loan Commitment.

                                   SECTION 3.
                               LETTERS OF CREDIT

3.1  Issuance of Letters of Credit and Lenders' Purchase of Participations
     Therein.

          A. Letters of Credit. In addition to Borrower requesting that Lenders make Tranche A Revolving Loans pursuant to subsection 2.1A(i) and Swing Line Lender making Swing Line Loans pursuant to subsection 2.1A(iii), Borrower may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Restatement Effective Date to but excluding the Commitment Termination Date, that Issuing Lender issue Letters of Credit for the account of Borrower (and on behalf of Borrower or any Operating Subsidiary including any Canadian Subsidiary which is an Operating Subsidiary; provided that in all cases Borrower shall remain liable hereunder with respect to all such Letters of Credit issued on behalf of any such Operating Subsidiary) for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, Issuing Lender shall issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Borrower shall not request that Issuing Lender issue (and Issuing Lender shall not issue):

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          (i) (A) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Tranche A Revolving Commitments would exceed the lesser of (a) the Tranche A Revolving Loan Commitments or (b) the Borrowing Base, in each case as then in effect and (B) in addition to the foregoing, any Letter of Credit issued for or on behalf of any Canadian Subsidiary or its operations if at such time an Event of Default (as defined in the Canadian Credit Agreement) shall have occurred and be continuing; provided that Issuing Lender may assume the foregoing conditions are met to the extent Managing Agent has not notified Issuing Lender otherwise;

          (ii) any Letter of Credit if, after giving effect to such issuance,
          (y) the Letter of Credit Usage would exceed $50,000,000 or (z) the Canadian Intercompany Usage would exceed $12,000,000;

          (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) the Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause (b) shall not prevent Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless Issuing Lender elects not to extend for any such additional period; provided, further that Issuing Lender shall deliver a written notice to Managing Agent setting forth the last day on which Issuing Lender may give notice that it will not extend such Standby Letter of Credit (the "Notification Date" with respect to such Standby Letter of Credit) at least ten Business Days prior to such Notification Date; and provided, further that, unless Requisite Lenders otherwise consent, Issuing Lender shall give notice that it will not extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing on such Notification Date;

          (iv) any Commercial Letter of Credit having an expiration date (a) later than the earlier of (X) 30 days prior to the Commitment Termination Date and (Y) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to Issuing Lender in its reasonable discretion; or

          (v) any Letter of Credit denominated in a currency other than Dollars if the aggregate Tranche A Revolving Loan Exposure with respect to all such denominated Letters of Credit would exceed $20,000,000 at such time.

     B. Mechanics of Issuance.

          (i) Notice of Issuance. Whenever Borrower desires the issuance of a Letter of Credit, it shall deliver to Issuing Lender a Notice of Issuance of Letter of Credit no later than 12:00 Noon (New York time) at least one Business Day, or such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a

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          Business Day), (b) the face amount of the Letter of Credit, in Dollars
          (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate as quoted by the Issuing Lender to Borrower in connection with such Letter of Credit), (c) the expiration date of the Letter of Credit, (d) the name and address of the beneficiary, and (e) the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents and the verbatim text of any certificates to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its sole discretion, may require changes in the text of the proposed Letter of Credit or any such documents or certificates; and provided, further that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day; provided still further that Issuing Lender shall not be obligated to issue any Letter of Credit denominated in a foreign currency which in the judgment of Issuing Lender is not readily and freely available; provided further that anything to the contrary in this Agreement notwithstanding; Borrower may, with Issuing Lender's consent, electronically request the issuance of Letters of Credit by Issuing Lender, in which such event Borrower shall be deemed for all purposes hereunder and the other Loan Documents to have delivered a written Notice of Issuance of Letter of Credit hereunder.

          Borrower shall notify the Issuing Lender and Managing Agent prior to the issuance of any Letter of Credit in the event that any of the matters to which Borrower is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer materially true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Borrower shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Borrower is required to certify in the applicable Notice of Issuance of Letter of Credit.

          (ii) Notification to Lenders. Promptly after receipt of a Notice of Issuance of Letter of Credit, (a) Managing Agent shall notify each Lender of the proposed issuance of such Letter of Credit, and the amount of such Lender's respective participation therein, determined in accordance with subsection 3.1C, and (b) Managing Agent shall deliver to each other Lender a copy of such Notice of Issuance of Letter of Credit.

          (iii) Issuance of Letter of Credit. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures, and upon its issuance of such Letter of Credit the Issuing Lender shall promptly notify Managing Agent of such issuance,

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

          which notice shall be accompanied by a copy of such Letter of Credit (and Managing Agent shall notify each other Lender of such issuance).

          (iv) Reports to Lenders. Within 15 days after the end of each month ending after the Closing Date, so long as any Letter of Credit shall have been outstanding during such month, Issuing Lender shall deliver to Managing Agent (and Managing Agent shall deliver to each other Lender) a report setting forth the average for such month of the daily maximum amount available to be drawn under the Letters of Credit issued by Issuing Lender that were outstanding during such month and a copy of the same shall be delivered to Borrower.

          C. Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby severally agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share with respect to the Tranche A Revolving Loans of the maximum amount which is or at any time may become available to be drawn thereunder.

3.2 Letter of Credit Fees.
    ----------------------

          Borrower agrees to pay the following amounts to Managing Agent on behalf of Issuing Lender and Lenders with respect to Letters of Credit issued by it:

          (i) with respect to each Financial Standby Letter of Credit, (a) a fronting fee equal to 0.25% of the aggregate maximum amount available to be drawn under such Financial Standby Letter of Credit and (b) a letter of credit fee equal to the Applicable Margin that would be applicable to LIBOR Rate Loans made during such period (regardless of whether LIBOR Rate Loans are in fact made during such period), changing as and when such Applicable Margin changes, multiplied by the average daily maximum amount available to be drawn under such Financial Standby Letter of Credit, in each case payable in arrears on and through each April 1, July 1, October 1 and January 1 of each year and computed on the basis of a 360-day year for the actual number of days elapsed;

          (ii) with respect to each Nonfinancial Standby Letter of Credit, (a) a fronting fee equal to 0.25% of the aggregate maximum amount available to be drawn under such Nonfinancial Standby Letter of Credit and (b) a letter of credit fee equal to the Applicable Margin that would be applicable to LIBOR Rate Loans made during such period (regardless of whether LIBOR Rate Loans are in fact made during such period), changing as and when such Applicable Margin changes, less 0.50% per annum multiplied by the average daily maximum amount available to be drawn under such Nonfinancial Standby Letter of Credit, in each case payable in arrears on and through each April 1, July 1, October 1 and January 1 of each year and computed on the basis of a 360-day year for the actual number of days elapsed;

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

          (iii) with respect to Commercial Letters of Credit, (a) a fronting fee equal to 0.25% of the aggregate maximum amount available to be drawn under such Commercial Letter of Credit and (b) a letter of credit fee equal to 0.50% per annum of the aggregate maximum amount outstanding for all such Commercial Letters of Credit, in each case payable monthly in arrears on the tenth Business Day of the immediately following month; and

          (iv) with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges in accordance with Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be;

provided that upon the occurrence of and during the continuation of (i) any Event of Default under subsection 8.1, 8.6, or 8.7 or (ii) any other Event of Default and upon notice to Borrower from Managing Agent or Requisite Lenders the percentage rate used to calculate fees payable under clause (i)(b), (ii)(b) or
(iii)(b) of this subsection 3.2 shall be increased by two percentage points.

Promptly upon receipt by Managing Agent of any amount described in clause
(i)(b), (ii)(b) or (iii)(b) of this subsection 3.2, Managing Agent shall distribute to each other Lender its Pro Rata Share of such amount and promptly upon receipt by Managing Agent of any other amount described in clauses (i)-(iv) above, Managing Agent shall distribute such amount to Issuing Lender.

3.3 Drawings and Reimbursement of Amounts Drawn Under Letters of Credit.
    --------------------------------------------------------------------

          A. Responsibility of Issuing Lender With Respect to Requests For Drawings. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

          B. Reimbursement by Borrower of Amounts Drawn Under Letters of Credit. In the event Issuing Lender has determined to honor a request for drawing under a Letter of Credit issued by it, Issuing Lender shall immediately notify Borrower and Managing Agent, and Borrower shall reimburse Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "Reimbursement Date") in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate on the date of such drawing) in same day funds equal to the amount of such drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Borrower shall have notified Managing Agent and Issuing Lender prior to 3:00 P.M. (New York time) on the date of such drawing that Borrower intends to reimburse Issuing Lender for the amount of such drawing with funds other than the proceeds of Loans, Borrower shall be deemed to have given a timely Notice of Borrowing to Managing Agent requesting Lenders to

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make Tranche A Revolving Loans that are Index Rate Loans on the Reimbursement
Date in an amount equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Lenders shall, on the Reimbursement Date, make Tranche A Revolving Loans that are Index Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by Managing Agent to reimburse Issuing Lender for the amount of such drawing; and provided, further that if for any reason proceeds of Tranche A Revolving Loans are not received by Issuing Lender on the Reimbursement Date in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate on the date of such drawing) equal to the amount of such drawing, Borrower shall reimburse Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such drawing over the aggregate amount of such Tranche A Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Loans on the terms and conditions set forth in this Agreement, and Borrower shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Tranche A Revolving Loans under this subsection 3.3B.

          C. Payment by Lenders of Unreimbursed Drawings Under Letters of
Credit.

          (i) Payment by Lenders. In the event that Borrower shall fail for any reason to reimburse Issuing Lender as provided in subsection 3.3B by the close of business of Issuing Lender on the Reimbursement Date in an amount (calculated, in the case of a drawing under a Letter of Credit denominated in a currency other than Dollars, by reference to the applicable Exchange Rate on the date of such drawing) equal to the amount of any drawing honored by Issuing Lender under a Letter of Credit issued by it, Issuing Lender shall promptly notify Managing Agent and Managing Agent shall promptly notify each other Lender of the unreimbursed amount of such drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender shall make available to Issuing Lender an amount equal to its respective participation; in Dollars and in same day funds, at the office of Issuing Lender specified in such notice, not later than 12:00 Noon (New York time) on the first business day (under the laws of the jurisdiction in which such office of Issuing Lender is located) after the date notified by Issuing Lender. In the event that any Lender fails to make available to Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Index Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from Issuing Lender any amounts made available by such Lender to Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of Issuing Lender.

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          (ii) Distribution to Lenders of Reimbursements Received From Borrower.
          In the event Issuing Lender shall have been reimbursed by other
          Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by Issuing Lender under a Letter of Credit issued by it, Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of all payments subsequently received by Issuing Lender from Borrower in reimbursement of such drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

          D. Interest on Amounts Drawn Under Letters of Credit.

          (i) Payment of Interest by Borrower. Borrower agrees to pay to Issuing Lender, with respect to drawings made under any Letters of Credit issued by it, interest on the amount paid by Issuing Lender in respect of each such drawing from the date of such drawing to but excluding the date such amount is reimbursed by Borrower (including any such reimbursement out of the proceeds of Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date of such drawing to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Loans that are Index Rate Loans or, if higher, LIBOR Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Loans that are Index Rate Loans or, if higher, LIBOR Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

          (ii) Distribution of Interest Payments by Issuing Lender. Promptly upon receipt by Issuing Lender of any payment of interest pursuant to subsection 3.3D(i), (a) Issuing Lender shall distribute to each other Lender, out of the interest received by Issuing Lender in respect of the period from the date of the applicable drawing under a Letter of Credit issued by Issuing Lender to but excluding the date on which Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been made under such Letter of Credit, and (b) in the event Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such drawing, Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of any interest received by Issuing Lender in respect of that portion of such drawing so reimbursed by other Lenders for the period from the

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

          date on which Issuing Lender was so reimbursed by other Lenders to and including the date on which such portion of such drawing is reimbursed by Borrower. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

3.4 Obligations Absolute.
    ---------------------

          The obligation of Borrower to reimburse Issuing Lender for drawings made under the Letters of Credit issued by it and to repay any Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

          (i) any lack of validity or enforceability of any Letter of Credit;

          (ii) the existence of any claim, set-off, defense or other right which Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Borrower, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

          (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) payment by Issuing Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

          (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower or any of its Subsidiaries;

          (vi) any breach of this Agreement or any other Loan Document by any party thereto;

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

          (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

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

provided, in each case, that payment by Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of Issuing Lender or its officers, employees or agents under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5 Indemnification; Nature of Issuing Lenders' Duties.
    ---------------------------------------------------

          A. Indemnification. In addition to amounts payable as provided in subsection 3.6, Borrower hereby agrees to protect, indemnify, pay and save harmless Issuing Lender and its officers, employees or agents from and against any and all claims, demands, liabilities, damages, losses, and reasonable costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of Issuing Lender or its officers, employees or agents as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

          B. Nature of Issuing Lenders' Duties. As between Borrower and Issuing Lender, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuing Lender, including without limitation any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of Issuing Lender's rights or powers hereunder.

          In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put Issuing Lender under any resulting liability to Borrower.

          Notwithstanding anything to the contrary contained in this subsection 3.5, Borrower shall retain any and all rights it may have against Issuing Lender and its officers, employees or agents for any liability arising solely out of the gross negligence or willful misconduct of Issuing Lender or its officers, employees or agents, as determined by a final judgment of a court of competent jurisdiction.

3.6 Increased Costs and Taxes Relating to Letters of Credit.
    --------------------------------------------------------

          Without limiting the provision of subsection 2.7, in the event that Issuing Lender or any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any change after the date hereof in any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by Issuing Lender or any Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subjects Issuing Lender or such Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of Issuing Lender or such Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by Issuing Lender;

          (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by Issuing Lender or participations therein purchased by any Lender; or

          (iii) imposes any other condition on or affecting Issuing Lender or such Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to Issuing Lender or such Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by Issuing Lender or such Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Borrower shall promptly pay to Issuing Lender or such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate Issuing Lender or such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Issuing Lender or such Lender shall deliver to Borrower a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Issuing Lender or such Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

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

3.7 Existing Letters of Credit; Reallocation of Participations in Letters of Credit.

          Notwithstanding anything to the contrary herein, but subject to the following provisions of this paragraph, as of the Restatement Effective Date all Existing Letters of Credit shall be continued as, and shall be deemed to be, Letters of Credit issued hereunder, and shall be subject to the terms and provisions of this Agreement. On the Restatement Effective Date, each Lender that will have a greater Pro Rata Share with respect to Letters of Credit upon the Restatement Effective Date than its applicable Pro Rata Share immediately prior to the Restatement Effective Date under the Existing Credit Agreement (including any Lender not party to the Existing Credit Agreement immediately prior to the Restatement Effective Date) (each a "LOC Purchasing Lender"), without executing an Assignment and Acceptance, shall be deemed to have automatically purchased assignments, pro rata from each Lender (in proportion to the amounts to be purchased from such Lender by all LOC Purchasing Lenders) that will have a smaller Pro Rata Share with respect to Letters of Credit on the Restatement Effective Date than its applicable Pro Rata Share immediately prior to the Restatement Effective Date (including any Existing Lender not party to this Agreement) under the Existing Credit Agreement (each a "LOC Selling Lender"), in all such LOC Selling Lenders' rights and obligations under this Agreement and the other Loan Documents with respect to the Letters of Credit (collectively, except as set forth below, the "LOC Assigned Rights and Obligations"), and each LOC Selling Lender shall be deemed to have automatically assigned and sold such Letters of Credit in such amounts to such LOC Purchasing Lenders, so that, after giving effect to all such assignments, each Lender shall hold its respective Pro Rata Share as set forth in Schedule 2.1 (as adjusted as required under the definition of Pro Rata Share) of the Letters of Credit. Each such purchase shall be without recourse, representation or warranty, except that each LOC Selling Lender shall be deemed to represent and warrant to each LOC Purchasing Lender that the LOC Assigned Rights and Obligations of such LOC Selling Lender are not subject to any Liens created by that LOC Selling Lender.

                                  SECTION 4.
                   CONDITIONS TO LOANS AND LETTERS OF CREDIT

          The effectiveness of this Agreement and the obligations of Lenders to make (or continue, as the case may be) Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1  Conditions to Initial Loans.

          This Agreement shall become effective only upon, and the obligations of Lenders to make (or continue, as the case may be) any Loans to be made on the Restatement Effective Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

          A. Borrower and Guarantor Documents. On or before the Restatement Effective Date, Borrower and each Guarantor shall deliver or cause to be delivered to Lenders (or to Managing Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Restatement Effective
Date:

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

          (i) Certified copies of its Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of the State of its incorporation and each other state in which it is qualified as a foreign corporation to do business, each dated a recent date prior to the Restatement Effective Date;

          (ii) Copies of its Bylaws, certified as of the Restatement Effective Date by its corporate secretary or an assistant secretary;

          (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, certified as of the Restatement Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

          (iv) Signature and incumbency certificates of its officers executing this Agreement and the other Loan Documents;

          (v) Executed originals of this Agreement, the Notes (duly executed in accordance with subsection 2.1D, drawn to the order of each Lender and Swing Line Lender as applicable, and with appropriate insertions) and the other Loan Documents; and

          (vi) Such other documents as any Agent, Issuing Lender or Swing Line Lender may reasonably request.

          B. Canadian Credit Agreement. Coppley and Royal Acquisition shall have executed and delivered the Canadian Credit Agreement and the Canadian Credit Agreement shall be in full force and effect and the Existing Coppley Credit Facility shall have been repaid in full and terminated in accordance with the Canadian Credit Agreement and Managing Agent shall have received an Officer's Certificate from Borrower, dated as of the Restatement Effective Date, to such effect.

          C. Security Interests. To the extent not previously satisfied pursuant to the Existing Credit Agreement, each Credit Party shall have taken or caused to be taken (and Collateral Agent shall have received satisfactory evidence thereof) such actions in such a manner so that Collateral Agent has (or shall have upon the filing of the financing statements and trademark assignments delivered to Collateral Agent on the Restatement Effective Date) a valid and perfected first priority security interest (subject to the Liens permitted hereunder) as of such date in the entire Collateral located in the United States (to the extent required by the Pledge and Security Agreement, the Stock Pledge Agreement and Collateral Documents related thereto) and Borrower shall have (or shall have upon the filing of the financing statements and trademark assignments delivered to Collateral Agent on the Restatement Effective Date) a valid and perfected second priority security interest (subject to the Liens permitted hereunder) in the entire Collateral located in the United States (to the extent required by the Intercompany Note Security Agreement and the Collateral Documents related thereto). Such actions shall include, without limitation, (i) delivery of appropriate Lien, judgment and tax searches as Managing Agent shall request in all applicable jurisdictions for the Credit Parties in form and substance satisfactory to

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

Collateral Agent, (ii) delivery to Collateral Agent of certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Collateral Agent) representing all capital stock pledged pursuant to the Stock Pledge Agreement, (iii) to the extent not previously satisfied pursuant to the Existing Credit Agreement, delivery to Collateral Agent of the Intercompany Notes duly endorsed in blank, all in form and substance satisfactory to Collateral Agent and delivery to Collateral Agent of all other instruments (duly endorsed where appropriate) evidencing the Collateral, (iv) to the extent not previously satisfied pursuant to the Existing Credit Agreement, filing of Uniform Commercial Code financing statements and/or amendments and the Trademark Assignment, as to the Collateral for all jurisdictions as Managing Agent shall request as may be necessary or desirable to perfect Lenders' security interests in the Collateral, (v) to the extent not previously satisfied pursuant to the Existing Credit Agreement, delivery to Collateral Agent of Collateral Access Agreements for all Inventory locations (other than to the extent Collateral Agent shall have otherwise consented in its sole discretion) and (vi) delivery of all other evidence reasonably satisfactory to Collateral Agent that all other filings, recordings and other actions Collateral Agent deems necessary or advisable to establish, preserve and perfect the first priority Liens granted to Collateral Agent on behalf of Lenders and the Liens granted to Borrower shall have been made or provided for.

          D. Cash Management System. To the extent not previously satisfied pursuant to the Existing Credit Agreement, the Cash Management System shall be in place in form and substance satisfactory to Managing Agent, and (other than to the extent Collateral Agent shall have otherwise consented in its sole discretion) Collateral Agent shall have received Cash Management Letters from each financial institution at which a Deposit Account (other than an Excluded Account) is located (which shall, in any event, include all Cash Management Letters for all such Deposit Accounts located at any Lender or its Affiliates) pursuant to the Cash Management System, all in form and substance satisfactory to Collateral Agent.

          E. Acknowledgement and Consent of Loan Parties. On or before the Restatement Effective Date each Credit Party shall have executed and delivered an Acknowledgement and Consent to Lenders (or to Managing Agent with sufficient originally executed copies for each Lender and its counsel).

          F. Reallocation Amounts. Managing Agent shall have received from each Purchasing Lender the net amount of its payment required pursuant to subsection 2.10.

          G. Evidence of Insurance. Collateral Agent shall have received an Officer's Certificate of Borrower setting forth a schedule of insurance with respect to each of the insurance policies required to be maintained hereunder, and Collateral Agent shall be satisfied that the nature and scope of these insurance policies meet the requirements of subsection 6.4 each such insurance policy shall name Collateral Agent on behalf of Lenders as loss payee and/or additional insured, as appropriate, and Collateral Agent shall have received an original certificate of insurance from or on behalf of the issuer of each such policy.

          H. No Event of Default under Existing Credit Agreement. As of the Restatement Effective Date, no "Event of Default" or "Potential Event of Default" under and as defined in this Agreement or the Existing Credit Agreement shall have occurred and be

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

continuing and Managing Agent shall have received an Officer's Certificate from Borrower, dated as of the Restatement Effective Date, to such effect.

          I. Continuation of Existing Loans Payment of Accrued Interest and Fees Under Existing Credit Agreement. Anything contained in the Existing Credit Agreement to the contrary notwithstanding, (i) on the Restatement Effective Date, Borrower shall continue all Existing Loans as Loans (in each case in the same type and amount), and Existing Letters of Credit as Letters of Credit, under and subject to this Agreement and in accordance with subsections 2.10 and 3.7, (ii) Borrower shall have paid to Managing Agent, for distribution (as appropriate) to Existing Lenders, all accrued and unpaid interest with respect to all Existing Loans as of the Restatement Effective Date, and (iii) Borrower shall have paid to Managing Agent, for distribution (as appropriate) to Existing Lenders, all commitment fees, facility fees and Letter of Credit fees which are accrued and unpaid as of the Restatement Effective Date under subsection 2.3 of the Existing Credit Agreement.

          J. Year 2000 Assessment and Year 2000 Corrective Plan. Borrower shall have delivered a Year 2000 Assessment and a Year 2000 Corrective Plan to the Managing Agent, in each case in form and substance satisfactory to Managing Agent.

          K. Delivery of Financial Condition Certificate. On or before the making (or continuing, as the case may be) of the initial Loans, each of Borrower and each Operating Subsidiary shall have delivered a financial condition certificate, in form and substance satisfactory to Managing Agent demonstrating that, after giving effect to the consummation of the transactions on the Restatement Effective Date (including incurrence of the Obligations) each Operating Subsidiary is Solvent.

          L. Opinions of Credit Party's Counsel. Lenders and their respective counsel shall have received (i) originally executed copies of one or more favorable written opinions of Holleb & Coff, counsel for the Credit Parties, in form and substance satisfactory to Managing Agent and its counsel, dated as of the Restatement Effective Date and setting forth substantially the matters in the opinions designated in Exhibit VI annexed hereto and as to such other matters as Managing Agent acting on behalf of Lenders may reasonably request,
(ii) general counsel for the Credit Parties not covered by the opinion of Holleb & Coff, setting forth substantially the matters in the opinions designated in
Exhibit VI annexed hereto with respect to such Credit Parties and Collateral Documents and as to such other matters as Managing Agent, acting on behalf of Lenders, may reasonably request and (iii) evidence satisfactory to Managing Agent that each Credit Party has requested each such counsel to deliver such opinions to Lenders.

          M. Opinions of Managing Agent's Counsel. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Managing Agent, dated as of the Restatement Effective Date, substantially in the form of Exhibit VII annexed hereto and as to such other matters as Managing Agent acting on behalf of Lenders may reasonably request.

          N. Expenses. Borrower shall have paid to Managing Agent for distribution as appropriate, all reimbursable costs and expenses incurred through the Restatement Effective Date in accordance with subsection 10.2.

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

          O. Fees. Borrower shall have paid to Managing Agent, for distribution (as appropriate) to Managing Agent and Lenders, the fees payable on the Restatement Effective Date referred to in subsection 2.3.

          P. No Material Adverse Effect. Since November 30, 1998, no Material Adverse Effect (in the sole opinion of Managing Agent) shall have occurred.

          Q. Representations and Warranties; Performance of Agreements. Borrower shall have delivered to Managing Agent an Officer's Certificate, in form and substance satisfactory to Managing Agent, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Restatement Effective Date to the same extent as though made on and as of that date and that Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Restatement Effective Date except as otherwise disclosed to and agreed to in writing by Managing Agent and Requisite Lenders.

          R. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Managing Agent, acting on behalf of Lenders, and its counsel in accordance with this subsection 4.1 shall be satisfactory in form and substance to Managing Agent and such counsel, and Managing Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Managing Agent may reasonably request.

4.2  Conditions to All Loans.

          Subject to subsection 4.4 with respect to Rollover Borrowings and subsection 2.1A(iii) with respect to Swing Line Loans, the obligations of each Lender to make Loans on each Funding Date are subject to the following further conditions precedent (other than with respect to the conversions of outstanding LIBOR Rate Loans to Index Rate Loans which shall be subject to the conditions precedent set forth in subsection 4.2B(iii) and (iv) below):

          A. Managing Agent shall have received on or before that Funding Date, in accordance with the provisions of subsection 2.1B, a copy of an originally executed Notice of Borrowing, in each case signed by the chairman, chief executive officer, president, executive vice president, senior vice president, chief financial officer, chief accounting officer, the treasurer or the controller of Borrower or by any executive officer of Borrower designated by any of the above-described officers on behalf of Borrower in a writing delivered to Managing Agent.

          B.   As of that Funding Date:

          (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

          (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

          (iii) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain such Lender from making the Loans to be made by it on that Funding Date;

          (iv) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System;

          (v) There shall not be pending or, to the knowledge of Borrower, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries that has not been disclosed by Borrower in writing pursuant to subsection 5.6 or 6.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Loans, made or continued on the Restatement Effective Date, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder; and

          (vi) The making of the Loans shall not cause Borrower to violate any of the restrictions set forth in subsections 2.1A(i), (ii) and (iii) with respect to the utilization of the Commitments.

4.3  Conditions to Letters of Credit.
     --------------------------------

     The issuance of any Letter of Credit hereunder is subject to the following conditions precedent:

          A. On or before the date of issuance of such Letter of Credit, Issuing Lender and Managing Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, in each case signed by the chief executive officer, the chief financial officer, the treasurer or the controller of Borrower or by any executive officer of Borrower designated by any of the above-described officers on behalf of Borrower in a writing delivered to Issuing Lender and Managing Agent, together with all other

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

information specified in subsection 3.1B(i) and such other documents or information as Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

          B. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

4.4  Rollover Borrowings.
     --------------------

          The obligations of each Lender to make Revolving Loans constituting Rollover Borrowings on each Funding Date are subject only to the following conditions precedent:

          A. Managing Agent shall have received on or before that Funding Date in accordance with subsection 2.1B a copy of an originally executed Notice of Borrowing therefor, in each case signed by the chairman, chief executive officer, president, executive vice president, senior vice president, chief financial officer, chief accounting officer, the treasurer or controller of Borrower or by any executive office of Borrower designated by any of the above-described officers on behalf of Borrower in a writing delivered to Managing Agent.

          B. Collateral Agent shall have received such information as it shall request in order to confirm the Borrowing Base as of such Funding Date and the Effective Advance Rate as of such Funding Date.

          C. As of that Funding Date, each of the following conditions shall be satisfied:

          (i) The Managing Agent shall not have received a Rollover Termination Notice (either telephonically or in writing) as of that Funding Date;

          (ii) The Funding Date shall be during a Cash Sweep Period and at a time that Borrower is unable to otherwise borrow Loans hereunder in accordance with subsection 4.2;

          (iii) The Revolving Loans requested by such Notice of Borrowing shall be Index Rate Loans only;

          (iv) The amount of the Revolving Loans requested shall not exceed the lesser of (a) the sum of (y) aggregate amount of Receipts applied to repay outstanding Revolving Loans on that Funding Date in accordance with subsection 6.10 and (z) the amount of Receipts so applied since the earlier of the last Funding Date of a Rollover Borrowing hereunder and the date that is 5 Business Days prior to the current Funding Date or (b) such other amount that will not cause the Total Utilization of Tranche A Revolving Commitments plus the Total Utilization of Tranche B Revolving Commitments at any time to exceed the lesser of (y) the Revolving Loan Commitments minus the Canadian Utilization and (z) the Borrowing Base, in each case as then in effect; provided that in no event shall the amount of such Revolving Loans requested be an amount that would cause the

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

          Effective Advance Rate to increase as of such Funding Date over the amount of the Effective Advance Rate as in effect at the close of business for Collateral Agent on the last Business Day of the week preceding such Funding Date;

          (v) No event shall have occurred and be continuing or result from the consummation of the Rollover Borrowing contemplated by such Notice of Borrowing, that would constitute a (a) Potential Event of Default under subsections 8.1 or (or other than with respect to a Non-Operating Subsidiary) 8.6 or (b) an Event of Default;

          (vi) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain such Lender from making the Revolving Loans to be made it on that Funding Date;

          (vii) The making of the Revolving Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation T, Regulation U, Regulation X and the Board of Governors of the Federal Reserve System; and

          (viii)  The representations and warranties contained in subsection
          5.15 shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as if made on and as of that date.

                                   SECTION 5.
                   BORROWER'S REPRESENTATIONS AND WARRANTIES

          In order to induce Lenders to enter into this Agreement and to make (or continue, as the case may be) the Loans, to induce Issuing Lender to issue Letters of Credit (or continue the Existing Letters of Credit hereunder, as the case may be) and to induce other Lenders to purchase participations therein, Borrower represents and warrants to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

5.1  Organization, Powers, Qualification, Good Standing, Business and
     Subsidiaries.

     A. Organization and Powers. Each Credit Party is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation except for Subsidiaries of Borrower, which after the Restatement Effective Date, may not be in good standing if such failure has not had and will not have a Material Adverse Effect or result in any Lien not permitted hereunder. Each Credit Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and Related Documents to which it is a party, to carry out the transactions contemplated thereby and, in the case of Borrower, to issue and pay the Notes.

     B. Qualification and Good Standing. Each Credit Party is qualified to do business and is in good standing in every jurisdiction necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect or result in any Lien not permitted hereunder.

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

     C. Conduct of Business. Borrower and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.14.

     D. Subsidiaries. All of the Subsidiaries of Borrower as of the Restatement Effective Date and the Non-Operating Subsidiaries as of the Restatement Effective Date are identified in Part One of Schedule 5.1 annexed hereto. The capital stock of each of the Subsidiaries of Borrower identified in Part One of Schedule 5.1 annexed hereto is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Part One of Schedule 5.1 annexed hereto correctly sets forth the ownership interest of Borrower in each of its Subsidiaries identified therein as of the Restatement Effective Date. Each of the statements contained in the definition of Non-Operating Subsidiary are true with respect to each Non-Operating Subsidiary and with respect to Non-Operating Subsidiaries taken as a whole.

     E. Collateral Matters. Other than as may be supplemented by written notices delivered to Collateral Agent pursuant to the Pledge and Security
Agreement:

          (i) the chief executive office and principal place of business of each Credit Party is as set forth in Part Two of Schedule 5.1 annexed hereto;

          (ii) the office where each Credit Party keeps its records concerning Accounts and all originals of all chattel paper which evidence any Accounts are located at the addresses specified for such Credit Party in Part Three of Schedule 5.1 annexed hereto;

          (iii) all Inventory of each Credit Party is located on the premises specified for such Credit Party on Part Four of Schedule 5.1 annexed hereto (or is in transit thereto) and except as specified in Part Four of Schedule 5.1 annexed hereto, no such Inventory is stored with a bailee, warehouseman or similar party;

          (iv) other than as set forth in Part Five of Schedule 5.1 annexed hereto, no Credit Party does any business under any fictitious business names or tradenames or has done business under any fictitious business names or tradenames during the five years preceding the Closing Date.

5.2  Authorization of Borrowing, etc.

     A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and Related Documents and the issuance, delivery and payment of the Notes have been duly authorized by all necessary corporate action on the part of each applicable Credit Party.

     B. No Conflict. The execution, delivery and performance by each Credit Party of the Loan Documents and the Related Documents, the issuance, delivery and payment of the Notes (in the case of Borrower) and the consummation of the transactions contemplated by the Loan Documents and Related Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrower or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Borrower or any of its Subsidiaries or any
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

order, judgment or decree of any court or other agency of government binding on Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of (excluding, however, Accounts or general intangibles of Borrower or its Subsidiaries which by their terms purport to prohibit the assignment thereof without the consent of the Account Debtor in respect thereof, except as the same may be rendered ineffective by applicable law) or constitute (with due notice or lapse of time or both) a default under any material Contractual Obligation of Borrower or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders or in favor of Borrower, in the case of the Intercompany Note Security Agreement and the Intercompany Note Trademark Assignment), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrower or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Restatement Effective Date and disclosed in writing to Lenders.

     C. Governmental Consents. The execution, delivery and performance by each Credit Party of the Loan Documents and Related Documents, the issuance, delivery and payment of the Notes and the consummation of the transactions contemplated by the Loan Documents and Related Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body and other than filings expressly contemplated by the Loan Documents.

     D. Binding Obligation. Each of the Loan Documents and Related Documents has been duly executed and delivered by each Credit Party party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by general equitable principles whether enforcement is sought in equity or at law.

     E. Valid Issuance of Senior Subordinated Notes. Borrower has the corporate power and authority to issue the Senior Subordinated Notes. The Senior Subordinated Notes are the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by general equitable principles whether enforcement is sought in equity or at law. The Loans, Letters of Credit and all other Obligations hereunder are and will be within the definition of "Senior Debt" included in such provisions and are the only liabilities that constitute "Designated Senior Debt" (as defined in the Subordinated Note Indenture). The Senior Subordinated Notes either (a) have been registered or qualified under applicable federal and state securities laws or
(b) are exempt from registration thereunder.

5.3  Financial Condition.

     Borrower has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheet of Borrower and its Subsidiaries as at November 30, 1998 and the related consolidated statements of income, stockholders' equity and cash flows of Borrower and its Subsidiaries for the Fiscal Year then

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

ended and (ii) the unaudited consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at June 30, 1999 and the related unaudited consolidated and consolidating statements of income and consolidated cash flows of Borrower and its Subsidiaries for the seven months then ended. All such statements were prepared in conformity with GAAP and fairly present the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Borrower does not (and will not following the funding of the initial Loans made or continued on the Restatement Effective
Date) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, financial condition or prospects of Borrower or any of its Subsidiaries.

5.4  No Material Adverse Change; No Restricted Junior Payments.

     Since November 30, 1998, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

5.5  Title to Properties; Liens.

     Borrower and its Subsidiaries have good, sufficient and legal title to all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, except for assets disposed of since the date of such financial statements in the ordinary course of business or, after the Restatement Effective Date, as otherwise permitted under subsection 7.7 and except for imperfections of title which individually or in the aggregate would not have a Material Adverse Effect. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

5.6  Litigation; Adverse Facts.

     Except as set forth in Schedule 5.6 annexed hereto, there is no action, suit, proceeding, arbitration or governmental investigation (whether or not purportedly on behalf of Borrower or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries that has had, or could reasonably be expected to result in, a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries is (i) in violation of any applicable law that has had, or could reasonably be expected to result in, a Material Adverse Effect or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any

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

court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that has had, or could reasonably be expected to result in, a Material Adverse Effect. There are no labor controversies pending, or to the knowledge of Borrower threatened, which has had, or could reasonably be expected to result in, a Material Adverse Effect.

5.7  Payment of Taxes.

     Except to the extent permitted by subsection 6.3, all tax returns and reports of Borrower and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon Borrower and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable except for nonmaterial state and local tax returns which Borrower reasonably believes are not required to be filed because of jurisdictional or other limitations and the nonfiling of which would not result in a Material Adverse Effect or a Lien on any Collateral not permitted by subsection 7.2. Borrower knows of no proposed tax assessment against Borrower or any of its Subsidiaries which is not being actively contested by Borrower or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8  Performance of Agreements; Materially Adverse Agreements.

     A. Neither Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its material Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except in any case where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

     B. Neither Borrower nor any of its Subsidiaries is a party to or is otherwise subject to any agreement or instrument or any charter or other internal restriction which has had, or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

5.9  Governmental Regulation.

     Neither Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act (to the extent applicable to the transactions contemplated hereby) or the Investment Company Act of 1940 or under any other federal or state statute or regulation which in any case may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

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

5.10 Securities Activities.

     Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

5.11 Employee Benefit Plans.

     A. Borrower and each of its ERISA Affiliates are in substantial compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan.

     B. No ERISA Event has occurred with respect to which Borrower has any outstanding liability and no such ERISA Event is reasonably expected to occur.

     C. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $1,000,000.

     D. As of the date hereof, the Multiemployer Plans that are defined benefit plans subject to Subtitle E of Title IV of ERISA are (i) the Cotton Garment Fund of the Amalgamated Insurance Fund, and (ii) the ILGWU National Retirement Fund.

5.12 Certain Fees.

     No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Borrower hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees claiming by, through or under any Credit Party alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13 Environmental Protection.

   Except as set forth in Schedule 5.13 annexed hereto:

          (i) the operations of Borrower and each of its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities (to the best knowledge of Borrower to the extent of Facilities not currently owned, operated or used by Borrower or its Subsidiaries)) comply in all material respects with all Environmental Laws except where the failure to comply could not reasonably be expected to have a Material Adverse Effect;

          (ii) Borrower and each of its Subsidiaries have obtained all Governmental Authorizations under Environmental Laws necessary to their respective operations, and Borrower and each of its Subsidiaries are in compliance with all

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

          material terms and conditions of such Governmental Authorizations except where the failure to so obtain or comply, as the case may be, could not reasonably be expected to have a Material Adverse Effect;

          (iii) to the best of Borrower's knowledge, none of the operations of Borrower or any of its Subsidiaries is the subject of any federal or state investigation relating to or in connection with any Hazardous Materials at any Facility or at any other location which could reasonably be expected to have a Material Adverse Effect;

          (iv) none of the operations of Borrower or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which could reasonably be expected to have a Material Adverse Effect;

          (v) neither Borrower nor any of its Subsidiaries has received any notice that it is or may be liable as the result of any Release of any Hazardous Materials by Borrower or any of its Subsidiaries if the same could reasonably be expected to have a Material Adverse Effect;

          (vi) no underground storage tanks or surface impoundments are on or at any Facility; and

          (vii) as of the Restatement Effective Date any information that would be required to be disclosed hereunder at such time pursuant to subsection 6.7 if such provisions were in effect prior to such date has been set forth on Schedule 5.13 annexed hereto.

5.14  Employee Matters.

      There is no strike or work stoppage in existence or threatened involving Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.15  Solvency.

      Borrower and each Operating Subsidiary is and, upon the incurrence of any Obligations by Borrower on any date on which this representation is made, will be, Solvent.

5.16  Inventory.

      Except as disclosed in the information provided to Collateral Agent by Borrower under subsection 6.8 or otherwise disclosed to Collateral Agent in writing, with respect to all Inventory:

      (a) Collateral Agent may rely upon all statements, warranties, or representations made in any Borrowing Base Certificate or other written report regarding Inventory delivered hereunder by Borrower in determining which items of Inventory are to be deemed Eligible Inventory;

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

          (b) No such Inventory is subject to any Lien whatsoever, except for Liens of Collateral Agent hereunder and Permitted Encumbrances; and

          (c) No such Inventory has been consigned to any Person (other than consignment by a Credit Party to another Credit Party).

5.17  Genuineness of Accounts.

      Except as disclosed to Collateral Agent in the information provided to Managing Agent under subsection 6.8 or otherwise disclosed to Collateral Agent in writing, with respect to Accounts of Borrower and each Operating Subsidiary as of the date of such information and as disclosed therein (either specifically or by their exclusion from Eligible Accounts):

          (a) Collateral Agent may rely upon all statements, warranties or representations made in any Borrowing Base Certificate or other report regarding Accounts delivered hereunder by Borrower in determining which Accounts are to be deemed Eligible Accounts;

          (b) All such Accounts are genuine, are in all material respects what they purport to be, are not evidenced by a judgment, and are not evidenced by more than one, if any, executed original instrument, which original has been delivered or made available to Collateral Agent and Borrower has no knowledge of any fact or circumstance that would impair the validity or collectibility thereof including, without limitation, any setoffs, counterclaims or disputes (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditor's rights generally or by general equitable principles whether enforcement is sought in equity or at law).

          (c) All such Accounts arise from bona fide transactions completed substantially in accordance with the terms and provisions contained in any documents related thereto and no such Account has been assigned (other than delinquent Accounts assigned for collection or as otherwise permitted by subsection 7.11) or pledged to any other Person other than Collateral Agent;

          (d) The amounts of the face values shown on any Borrowing Base Certificate or other report regarding Accounts delivered hereunder and all invoices and statements delivered to Collateral Agent with respect to any such Account are actually and absolutely owing to Borrower or such Operating Subsidiaries, as the case may be (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditor's rights generally or by general equitable principles whether enforcement is sought in equity or at law), and are not contingent for any reason, other than discounts or allowances allowed by such Borrower in the ordinary course of business for prompt payment or volume purchases, all of which discounts or allowances have been made in conformity with the applicable Credit and Collection Policy or otherwise disclosed to Collateral Agent;

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

          (e) Borrower has no knowledge that any Account Debtor did not have the capacity to contract at the time any contract or other document giving rise to such Account was executed;

          (f) The goods giving rise to any such Account are not, and were not at the time of the sale thereof, subject to any Lien, claim, encumbrance or security interest, except for Permitted Encumbrances, Liens in favor of carriers of the goods in the ordinary course of Borrower's or such Operating Subsidiaries' business and Liens in favor of Collateral Agent; and

          (g) None of the Accounts is or, prior to becoming a Defaulted Account, will be, evidenced by (i) an "instrument" (as defined in the UCC) or (ii) "chattel paper" (as defined in the UCC).

5.18  Representations Concerning Credit and Collection Policy.

      The summary of the Credit and Collection Policy attached hereto as
Schedule 5.18 is accurate and complete in all material respects as of the Restatement Effective Date and does not omit to state any material fact necessary to make the statements set forth therein not misleading. There has been no change to the Credit and Collection Policy since the Restatement Effective Date except such changes as have been disclosed to Managing Agent in writing and approved by Managing Agent.

5.19  Representations Concerning Cash Management System.

      The summary of the Cash Management System attached hereto as Schedule 5.19 is accurate and complete in all material respects as of the Restatement Effective Date and does not omit to state any material fact necessary to make the statements set forth therein not misleading. Neither Borrower nor any of its Subsidiaries owns any Deposit Account which is not described in Schedule 5.19 and Schedule 1.1C or otherwise permitted pursuant to subsections 6.10 or 7.3 or as otherwise permitted pursuant to this Agreement. There has been no change to the Cash Management System (other than as permitted by subsection 6.10) since the Restatement Effective Date except such changes as have been disclosed to Managing Agent in writing and approved by Managing Agent. Except as set forth on
Schedule 5.19, a Cash Management Letter covering each Deposit Account (other than Excluded Accounts) included in the Cash Management System has been delivered to Collateral Agent.

5.20  Intellectual Property

      A. The Credit Parties own, or are licensed to use or otherwise have the lawful right to use, the Intellectual Property and all such registered Intellectual Property is fully protected and duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances. All registered Intellectual Property and the Credit Party holding rights therein is described in Schedule 5.20 annexed hereto. Each of the license agreements (together with any such agreements entered into after the Restatement Effective Date, the "License Agreements") pursuant to which any Credit Party has rights to use material Intellectual Property as of the Restatement Effective Date is set forth in Schedule 5.20 annexed hereto. Each Credit Party is in compliance with the material terms of each License

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

Agreement to which it is a party and each such License Agreement is in full force and effect the failure of which would result in a Material Adverse Effect or an Event of Default hereunder.

          B. No material claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property which could reasonably be expected to result in a Material Adverse Effect. To Borrower's knowledge, the use of such Intellectual Property by each Credit Party does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of any Credit Party that could reasonably be expected to result in a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement will not in any material manner or to any material extent impair the ownership of (or the license to use, as the case may be) any of such Intellectual Property by any Credit Party.

5.21  Disclosure.

      No representation or warranty of Borrower or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Borrower or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Borrower, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known (or which should upon the reasonable exercise of diligence be known) to Borrower (other than matters of a general economic nature) that has had, or could reasonably be expected to result in, a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

5.22  Year 2000 Problems.

      The Credit Parties have completed a Year 2000 Assessment and a Year 2000 Corrective Plan, copies of which have been delivered to Managing Agent.

                                  SECTION 6.
                       BORROWER'S AFFIRMATIVE COVENANTS

      Borrower covenants and agrees that, so long as the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation, expiration or cash collateralization in accordance with the terms hereof of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this
Section 6.

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

6.1  Financial Statements and Other Reports.

          Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrower will deliver to Managing Agent and Lenders:

          (i) Monthly Financials: as soon as available and in any event within 30 days after the end of each month ending after the Restatement Effective Date, (a) for each month other than the last month of each fiscal quarter and each Fiscal Year, the consolidated and consolidating balance sheets and consolidated statement of income of Borrower and its Subsidiaries as at the end of such month and consolidated and consolidating statements of income and consolidated statement of cash flows of Borrower and its Subsidiaries for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth, in the case of such consolidated financial statements, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to subsection 6.1(xiii), to the extent prepared on a monthly basis, all in reasonable detail and certified by the chief financial officer, chief accounting officer, controller or treasurer of Borrower that they fairly present the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a report on all Intercompany Note transactions for each day in such month as customarily prepared by Borrower.

          (ii) Quarterly Financials: as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year, the consolidated and consolidating balance sheets and consolidated statement of income of Borrower and its Subsidiaries as at the end of such fiscal quarter and the consolidating statements of income and consolidated statement of cash flows of Borrower and its Subsidiaries for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter, setting forth, in the case of such consolidated financial statements, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to subsection 6.1(xiii), all in reasonable detail and certified by the chief financial officer, chief accounting officer, controller or treasurer of Borrower that they fairly present the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

          (iii) Year-End Financials: as soon as available and in any event (y) within 45 days after the end of each Fiscal Year (but, in any event, not sooner than the same is released by Borrower to the public) a preliminary statement of income for such

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          Fiscal Year and (z) within 90 days after the end of each Fiscal Year,
          (a) the consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, and consolidated statement of stockholders' equity and cash flows of Borrower and its Subsidiaries for such Fiscal Year, setting forth, in the case of such consolidated financial statements, in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the consolidated plan and financial forecast delivered pursuant to subsection 6.1(xiii) for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer, chief accounting officer, controller or treasurer of Borrower that they fairly present the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated and (b) in the case of such consolidated financial statements, a report thereon of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by Borrower and reasonably satisfactory to Managing Agent, which report shall be unqualified, shall express no doubts about the ability of Borrower and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present the consolidated financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

          (iv) Officer's and Compliance Certificates: together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, (a) an Officer's Certificate of Borrower (y) stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under such officer's supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrower has taken, is taking and proposes to take with respect thereto and (z) confirming in reasonable detail to the extent of information available, that the Non-Operating Subsidiaries at such time and for such period, both individually and in the aggregate, qualify as Non-Operating Subsidiaries pursuant to each element of the definition thereof; and (b) a Compliance Certificate demonstrating in reasonable detail compliance for such applicable accounting periods with the restrictions contained in Section 7;

          (v) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial
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          statements referred to in subsection 5.3, the consolidated financial statements of Borrower and its Subsidiaries delivered pursuant to subdivisions (ii) or (iii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (ii) or (iii) of this subsection 6.1 following such change, consolidated financial statements of Borrower and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (ii) or (iii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Borrower setting forth the differences which would have resulted in the calculation of the covenants set forth in Section 7 if such financial statements had been prepared without giving effect to such change.

          (vi) Accountants' Certification: together with each delivery of consolidated financial statements of Borrower and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters and (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination;

          (vii) Accountants' Reports: copies of all reports submitted to Borrower by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Borrower and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit shall be made available for review by Managing Agent promptly after its request therefor;

          (viii) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Borrower to its security holders or by any Subsidiary of Borrower generally to its security holders other than Borrower or another Subsidiary of Borrower, (b) all regular and periodic reports and all effective registration statements (other than on Form S-8 or a similar form) and effective prospectuses, if any, filed by Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Borrower or any of its Subsidiaries to the

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          public concerning material developments in the business of Borrower or any of its Subsidiaries;

          (ix) Events of Default, etc.: promptly upon any executive or senior officer of Borrower obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default (in either case under this Agreement and as such terms are defined in the Canadian Credit Agreement), or becoming aware that any Lender (or any lender under the Canadian Credit Agreement) has given any notice (other than to Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default (in either case under this Agreement and as such terms are defined in the Canadian Credit Agreement), (b) that any Person has given any notice to Borrower or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event required to be disclosed in a current report filed by Borrower with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) concurrently with the filing of such Form 8-K by Borrower or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default (in either case under this Agreement and as such terms are defined in the Canadian Credit Agreement), default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto;

          (x) Litigation or Other Proceedings: promptly upon any executive or senior officer of Borrower obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries (collectively, "Proceedings") not previously disclosed in writing by Borrower to Lenders or (Y) any material development in any Proceeding that, in any case:

          (1) has a reasonable possibility of giving rise to an Event of Default or a Material Adverse Effect; or

          (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

          written notice thereof together with such other information as may be reasonably available to Borrower to enable Lenders and their counsel to evaluate such matters;

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          (xi) ERISA Events: promptly upon an executive or senior officer of
          Borrower becoming aware (a) of the occurrence of or notice of a forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Borrower or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto and (b) of the complete or partial withdrawal by any employer (within the meaning of Section 4203 or 4205 of ERISA) from the Clothing Retirement Fund of the Amalgamated Insurance Fund, a written notice containing such information concerning the identity of the employer and the magnitude of the withdrawal liability of which any officer of Borrower is aware;

          (xii) ERISA Notices: with reasonable promptness, copies of (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower or any of its Subsidiaries with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by Borrower or any of its Subsidiaries from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Agent shall reasonably request; provided that upon Managing Agent's request, Borrower shall submit promptly to each Multiemployer Plan identified by Managing Agent a request (together with payment of any reasonable charges therefor) for an estimate of the withdrawal liability Borrower or any of its ERISA Affiliates would incur upon a complete withdrawal (within the meaning of Section 4203 of ERISA) from such Multiemployer Plan and for a copy of the actuarial valuation and review and a report on employer withdrawal liability regularly prepared for such Multiemployer Plan, and shall provide copies of the information and materials supplied by each such Multiemployer Plan in response to such submission;

          (xiii) Financial Plans: as soon as available and, in any event, by January 31 of each Fiscal Year, final copies of, a consolidating plan and financial forecast for such Fiscal Year on a month by month basis and a consolidated plan and financial forecast on an annual basis for each remaining Fiscal Year through the Commitment Termination Date, including without limitation (a) forecasted consolidated and, if applicable, consolidating balance sheets and forecasted consolidated and, if applicable, consolidating statements of income and consolidated cash flows of Borrower and its Subsidiaries for each such Fiscal Year, together with pro forma Compliance Certificates with respect to the covenants set forth in subsection 7.6 for each such Fiscal Year and an explanation of the material assumptions on which such forecasts are based, (b) forecasted consolidated and consolidating statements of income and consolidated cash flows of Borrower and its Subsidiaries for each month of the first such Fiscal Year, together with an explanation of the material assumptions on which such forecasts are based and (c) such other information and projections as any Lender may reasonably request;

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          (xiv)  Insurance: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Collateral Agent outlining all material insurance coverage maintained as of the date of such report by Borrower and its Subsidiaries and all material insurance coverage planned to be maintained by Borrower and its Subsidiaries in the immediately succeeding Fiscal Year;

          (xv) Environmental Audits and Reports: as soon as practicable following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of Borrower or any of its Subsidiaries or by independent consultants, with respect to environmental matters at any Facility or an Environmental Claim which could result in a Material Adverse Effect;

          (xvi) Board of Directors: with reasonable promptness (but in any event no earlier than such information is generally made public), written notice of any change in the Board of Directors of Borrower; and

          (xvii) Other Information: with reasonable promptness, such other information and data with respect to Borrower or any of its Subsidiaries as from time to time may be reasonably requested by any Agent or any Lender.

6.2  Corporate Existence, etc.

          Except as permitted under subsection 7.7, Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business, except where the failure to maintain the same could not reasonably be expected to have a Material Adverse Effect.

6.3  Payment of Taxes and Claims; Tax Consolidation.

          A. Borrower will, and will cause each of its Subsidiaries to, pay all taxes (except for nonmaterial state and local taxes which Borrower reasonably believes are not required to be paid because of jurisdictional or other limitations and the non-payment of which would not result in a Material Adverse Effect or a Lien on any Collateral other than Liens permitted under subsection 7.2), assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

          B. Borrower will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Borrower or any of its Subsidiaries).

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6.4  Maintenance of Properties; Insurance.

          Borrower will, and will cause each of its Subsidiaries to, take all reasonable action to maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Borrower and its Subsidiaries (including, without limitation, Intellectual Property) and from time to time will make or cause to be made all reasonably necessary repairs, renewals and replacements thereof. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage consistent with the policies and programs in effect as of the Restatement Effective Date and of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses; provided that Borrower and its Subsidiaries may maintain workers compensation self insurance programs and such other additional self insurance programs as are customary for their size and industry and as are established and administered in accordance with prudent business practices. Each such policy of insurance shall name Collateral Agent for the benefit of Lenders as an additional insured and/or as the loss payee thereunder as appropriate and shall provide for at least 10 days prior written notice to Collateral Agent of any modification or cancellation of such policy.

6.5  Inspection; Lender Meeting.

          Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Borrower or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Borrower may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as Borrower and such Lender may reasonably agree. Without in any way limiting the foregoing, Borrower will, upon the request of Agent or Requisite Lenders, participate in a meeting of Managing Agent and Lenders once during each Fiscal Year to be held at Borrower's corporate offices (or such other location as may be agreed to by Borrower and Managing Agent) at such time as may be agreed to by Borrower and Managing Agent, but in any case, as long as no Event of Default or Potential Event of Default shall have occurred and be continuing, no sooner that 15 days after Borrower's annual meeting of stockholders.

6.6  Compliance with Laws, etc.

          Borrower shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could reasonably be expected to cause a Material Adverse Effect.

6.7  Environmental Matters.

          A. Borrower shall, and shall cause each of its Subsidiaries to comply with all Environmental Laws and Governmental Authorizations in all material respects including,

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without limitation, with respect to the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any Facility, noncompliance with which could reasonably be expected to result in a Material Adverse Effect.

          B. Borrower agrees that Managing Agent may, from time to time upon its determination in its reasonable discretion that events or conditions exist that could reasonably be expected to result in material environmental related liability for any Lender in respect of this Agreement or Borrower or any of its Subsidiaries, retain, at Borrower's expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for Borrower and to conduct its own investigation of any Facility then owned, leased, operated or used by Borrower or any of its Subsidiaries, and Borrower agrees to use reasonable commercial efforts to obtain permission for Managing Agent's professional consultant to conduct its own investigation of any Facility then owned, leased, operated or used by Borrower or any of its Subsidiaries, all upon reasonable notice, during normal business hours and as often as may be reasonably requested. Borrower hereby grants to Managing Agent and its agents, employees, consultants and contractors the right to enter into or on to the Facilities currently owned, leased, operated or used by Borrower or any of its Subsidiaries to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any Facility shall be conducted, to the extent reasonably practicable, so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. Agents and Lenders shall have no duty to disclose or discuss any information produced by such reviews or investigations with Borrower or any of its Subsidiaries.

          C. Borrower shall, promptly upon any senior or executive officer obtaining knowledge thereof, advise Lenders in writing and in reasonable detail of any:
          (i) Release of any Hazardous Materials required to be reported to any governmental agency under applicable Environmental Laws;

          (ii) Environmental Claim that could reasonably be expected to result in a Material Adverse Effect;

          (iii) notice to Borrower or any Subsidiary of any material violation of any Environmental Laws or any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation or Liability Act (42 U.S.C. (S) 9604);

          (iv) material outstanding written order or agreement with any governmental authority or private party relating to (a) any Environmental Laws or (b) any Environmental Claims, in each case to the extent that the subject matter thereof could reasonably be expected to result in a Material Adverse Effect;

          (v) commencement of any judicial or administrative proceeding alleging, or any request for information that indicates that any governmental agency is investigating, a violation by Borrower or any Subsidiary of any Environmental Laws that could reasonably be expected to result in a Material Adverse Effect; or

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          (vi) action by Borrower or any of its Subsidiaries, including the acquisition of any assets or the commencement of any business, that could reasonably be expected to result in any Environmental Claims that could have a Material Adverse Effect.

          D. Borrower shall, at its own expense, provide copies of such documents or information in the possession of Borrower or its Subsidiaries as Managing Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 6.7.

6.8  Borrowing Base Certificates; Operating Reports.

          (i) Borrowing Base Certificates. Borrower shall deliver to Collateral Agent (with a copy to Lenders promptly thereafter), a Borrowing Base Certificate on the fifteenth day of each month.

          (ii) Operating Reports. Borrower shall deliver to Collateral Agent, form and detail satisfactory to Collateral Agent, each operating report listed on Schedule 6.8, in the manner described on such schedule, and each other operating report reasonably requested by Collateral Agent;

          (iii) Collection Reports. Upon request of Collateral Agent, Borrower shall make available to Collateral Agent copies of deposit slips for each deposit, reasonably detailed information regarding the application of proceeds and such other information regarding receipts, expenditures and deposit account balances as Collateral Agent may reasonably request and as Borrower and its Subsidiaries maintain from time to time in accordance with its customary practice;

          (iv)  Inventory Reports.

                (a) At least two times in each Fiscal Year, Borrower shall, at its expense, conduct, and permit Collateral Agent to monitor, a comprehensive detailed count of and evaluation of at least 80% of all Inventory in accordance with Borrower's usual and customary practices for such count and evaluation; provided that at least once per year Borrower shall, at its expense, have its independent certified public accountants oversee such count and evaluation in accordance with standard audit procedures.

                (b) Collateral Agent, in its reasonable discretion (and not more frequently than twice each 12 month period, at Borrower's expense and if more frequently, at Collateral Agent's expense), may review or have an outside consultant selected by Collateral Agent review, upon reasonable notice and at reasonable times, the quality and amount of Inventory.

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6.9  Receivables Reporting; Other Requirements.

     Borrower shall and shall cause each of its Subsidiaries (as applicable) to:

          A. Conversion of File Tapes. Upon notice from Collateral Agent at any time, in its reasonable discretion, cooperate with the Collateral Agent in connection with the writing and development of a conversion program (such program to be held by Collateral Agent) in respect of the File Tapes.

          B. Servicing Programs. Upon notice from Collateral Agent at any time upon and during the continuance of an Event of Default, deliver to Collateral Agent all computer software, programs and related materials necessary or advisable to permit the collection of the Accounts by a servicer other than Borrower or such Subsidiary, through the use of computer hardware and systems software compatible with that used by Borrower and its Subsidiaries, and from time to time thereafter, promptly upon the development thereof, any amended or newly instituted programs or related materials, in each case to the extent that such delivery would not violate the terms thereof; provided Borrower shall use its best efforts to obtain any required consents for such delivery.

          C. File Tapes. Create File Tapes consistent with Borrower's usual and customary practices, but, in any event, at least on a weekly basis, reflecting all transactions with respect to Accounts on such day and, upon notice from Collateral Agent at any time, in its reasonable discretion, deliver to a storage facility to which Collateral Agent shall have access, as soon as available and in any event within one day after the date on which a File Tape is created, an original or a duplicate copy of such File Tape. Maintain satisfactory disaster recovery procedures with respect to File Tapes and all software and hardware necessary for the servicing and collection of the Accounts consistent with Borrower's usual and customary practices.

          D. Existing Servicing Contracts. Maintain any existing arrangements between Borrower and its Subsidiaries and any other Person relating to the servicing and collection of the Accounts, such arrangements, with such modifications, changes and replacements as Borrower may make from time to time upon notice to Collateral Agent and consistent with the Credit and Collection Policy, and in all cases subject to Collateral Agent's rights under the Loan Documents, to remain in effect until the earlier of (i) the satisfaction in full of the Obligations and (ii) the collection of all Accounts to the satisfaction of Collateral Agent.

          E. Successor Servicer. In the event that the existing servicing arrangements for the Accounts are not at any time reasonably satisfactory to Collateral Agent, Borrower or its applicable Subsidiary shall terminate such servicing arrangements and obtain a nationally recognized successor servicer approved by Collateral Agent to continue servicing the Accounts (upon such terms and for such fee as shall be approved in writing by Collateral Agent) in accordance with the Credit and Collection Policy.

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6.10 Cash Management System.

          A. Cash Management System. Borrower and its Subsidiaries shall continue to maintain the Cash Management System as in effect on the Restatement Effective Date; provided that Borrower and its Subsidiaries may open and close Deposit Accounts and make other changes to the Cash Management System in the ordinary course of business upon notice to Collateral Agent and as long as (i) no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom, (ii) such changes, either individually or in the aggregate are not adverse to any Agent or any Lender (in its capacity as a Lender) or impair any rights of Collateral Agent under the Collateral Documents and (iii) all Receipts of Borrower and its Subsidiaries continue to be collected and distributed pursuant to procedures subject to Cash Management Letters at all times.

          B. Collateral Agent Rights. Managing Agent may (and shall upon Requisite Lender's direction), at any time that an Event of Default shall have occurred and be continuing, deliver notice under the Cash Management Letter to each of the financial institutions party thereto, requiring that all funds on deposit in the Deposit Accounts of Borrower and its Subsidiaries (other than Excluded Accounts) be transferred on a daily basis to the Collection Account (it being understood that funds may be transferred through intermediary accounts in the Cash Management System subject to Cash Management Letters prior to ultimate transfer to the Collection Account), and upon such notice and thereafter, without limiting any other provision of this Agreement or the other Loan Documents, Borrower agrees to perform and comply and to cause each of its Subsidiaries to perform and comply with the following covenants and agreements:

          (i) Receipts shall be received and held by Borrower and each of its Subsidiaries and any of their respective officers, employees, agents or other Persons acting for or in concert with any Credit Party to make collections for or on behalf of any Credit Party ("Collecting Agents"), in trust for Collateral Agent as Collateral. Notwithstanding any other provision of this Agreement or any other Loan Document, all Receipts shall be paid by the obligor thereon into the Deposit Accounts subject to the Cash Management System. On a daily basis, each Credit Party, or any Collecting Agent, shall deposit or shall cause to be deposited, all Receipts into Deposit Accounts included in the Cash Management System and subject to Cash Management Letters on or before the first Business Day following receipt thereof after receipt in the applicable lockbox or accounting office of such Credit Party, and as soon as practical in the case of Receipts received in any other manner (it being understood that the foregoing does not limit each Credit Party's obligation to instruct all obligors to make payments into lockboxes).

          (ii) Except to the extent otherwise provided herein, upon deposit in the Collection Account, any Receipts consisting of cash or wire or electronic transfers in immediately available funds shall be applied by Collateral Agent to the Loans and other Obligations as set forth in Subsection 6.10B(iii); provided that upon and during the continuance of an Event of Default (other than an Event of Default under subsections 8.1, 8.6 or 8.7) or upon any other event or condition (including,

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          without limitation, delivery of a Rollover Termination Notice) which prohibits Rollover Borrowings hereunder, the first $1,000,000 of such Receipts received in the Collection Account after such Event of Default or other such event or condition shall not be applied to the Loans and other Obligations but shall be returned to Borrower by Collateral Agent and thereafter all Receipts shall be applied as set forth in subsection 6.10B(iii).

          (iii)  Any payments received by Collateral Agent under this subsection
          6.10 shall be applied in the following order unless Collateral Agent otherwise elects: (i) any due and payable fees, expenses or other charges in respect of the Obligations; (ii) any due and payable interest payments on the Loans (with application to Swing Line Loans first, Tranche B Revolving Loans, second and Tranche A Revolving Loans third); (iii) principal payments on the Loans whether or not due and payable (with application to Swing Line Loans first, Tranche B Revolving Loans second and Tranche A Revolving Loans third); and (iv) other due and payable Obligations or to collateralize Letters of Credit to the extent required hereunder; provided, however, that principal and interest on any LIBOR Rate Loans shall not be required to be paid to the extent that any such payment will result in the incurrence of any increased costs pursuant to subsection 2.6, as long as at such time, no Event of Default or Potential Event of Default shall have occurred or be continuing and Borrower would be entitled to borrow LIBOR Rate Loans hereunder upon submission of an appropriate Notice of Borrowing therefor; provided further that to the extent that Borrower is not able to borrow LIBOR Rate Loans at such time as set forth above, any such amounts shall be applied to pay outstanding LIBOR Rate Loans in accordance with this subsection 6.10 but, unless an Acceleration shall have occurred, Borrower shall not be required to pay any increased costs pursuant to subsection 2.6 which may result therefrom.

          (iv) Each Credit Party irrevocably makes, constitutes and appoints Collateral Agent, and all Persons designated by Collateral Agent for that purpose, at any time, as such Credit Party's true and lawful attorney and agent-in-fact to endorse Borrower's name on any checks, notes, drafts or any other form of payment relating to Collateral or Receipts or proceeds of Collateral or Receipts that come into Collateral Agent's possession or under Collateral Agent's control; provided, however, that such appointment by such Credit Party of Collateral Agent as such Credit Party's attorney-in-fact shall in no case impose upon Collateral Agent any obligation or duty to take any actions on behalf of such Credit Party or any fiduciary obligations with respect to such Credit Party.

          (v) At all times, each Credit Party shall continue to deposit all Receipts in the Collection Account and, after application of such amounts against the Obligations in the order set forth in clause (iii) above, Collateral Agent shall remit to Borrower the net amount of such Receipts; it being understood and agreed that if an Event of Default shall have occurred and be continuing and there shall be outstanding any Letters of Credit, Collateral Agent shall only remit that amount to Borrower as exceeds the amounts of immediately available funds in the

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          Collection Account equal to the aggregate outstanding Letter of Credit
          Usage as of the date of determination, with such remaining amounts equal to the aggregate outstanding Letter of Credit Usage in immediately available funds to be deposited into the Collateral
          Account to be administered as provided in the Pledge and Security Agreement.

6.11 Subsidiaries.

          A. Additional Subsidiaries. If Borrower acquires or creates any direct or indirect interest in any Person constituting an additional direct or indirect Subsidiary of Borrower after the Restatement Effective Date, Borrower shall, concurrently with acquiring or creating such interest, cause such Subsidiary to (i) issue an Intercompany Note to Borrower (and Borrower shall endorse and deliver such Intercompany Note to Collateral Agent in accordance with the Pledge and Security Agreement), (ii) guaranty the Obligations and secure such Guaranty and its obligations under its Intercompany Note by executing and delivering a counterpart to the Guaranty, Pledge and Security Agreement, Trademark Assignment, Intercompany Note Security Agreement, Intercompany Note Trademark Assignment and each other Loan Document to which all Guarantors are a party at such time, (iii) execute and deliver, to the extent applicable, Cash Management Letters and Collateral Access Agreements and (iv) execute and deliver such other Collateral Documents, and take such other actions, as may be necessary or desirable or as Collateral Agent may request, to grant valid and perfected security interests in the property of such Subsidiary constituting Collateral under the Pledge and Security Agreement and the Intercompany Note Security Agreement; provided, however, that nothing in this subsection 6.11A shall be construed to permit Borrower or any of its Subsidiaries to acquire or create any interest in any Person that is not otherwise permitted pursuant to the terms of this Agreement. If requested by Collateral Agent or Requisite Lenders, Borrower shall cause an opinion or opinions of counsel to be delivered to Agents and Lenders covering the matters set forth in this subsection 6.11A and otherwise in form and substance reasonably satisfactory to Collateral Agent or Requisite Lenders, as the case may be.

          B.   Non-Operating Subsidiaries. Borrower acknowledges and agrees that
(i) no Subsidiary of Borrower (other than those designated as a Non-Operating Subsidiary as of the Closing Date on Schedule 5.1 annexed hereto), including, without limitation, any Subsidiary acquired or created after the Closing Date, shall constitute, or be designated as, a Non-Operating Subsidiary without the prior written consent of Collateral Agent and Requisite Lenders and (ii) any Non-Operating Subsidiary, whether existing as of the Closing Date or designated as such thereafter in accordance with the preceding clause (i), shall continue as a Non-Operating Subsidiary only for as long as it qualifies as such in accordance with the definition of Non-Operating Subsidiary (both individually and in the aggregate with all other Non-Operating Subsidiaries) and any such Non-Operating Subsidiary shall immediately and without any notice or other action constitute an Operating Subsidiary for all purposes hereunder and the other Loan Documents upon any failure to so qualify; provided that without limiting any of the foregoing, Borrower shall promptly notify Collateral Agent in the event any Non-Operating Subsidiary no longer qualifies as such under the definition thereof. Without limiting the foregoing, Borrower may, by written notice to Collateral Agent, designate any Non-Operating Subsidiary to be an Operating Subsidiary, and thereafter such Subsidiary shall be an Operating Subsidiary for all purposes hereunder, and shall not later be designated a Non-Operating Subsidiary hereunder
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(even if it would otherwise qualify under the definition of Non-Operating
Subsidiary) without the prior written consent of Collateral Agent and Requisite Lenders; provided, further, that anything in this Agreement to the contrary notwithstanding, upon and during a Potential Event of Default under subsection
8.6 with respect to any Non-Operating Subsidiary, neither Borrower nor any of its Subsidiaries shall in any manner advance, transfer, contribute, invest or otherwise convey any funds to or on behalf of such Non-Operating Subsidiary at any time that Rollover Borrowings are permitted hereunder.

6.12 Year 2000 Problems.

          On or before October 31, 1999, each Credit Party shall eliminate all Year 2000 Problems, except where the failure to correct the same could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

6.13  Collateral Access Agreements.

          In the event that any conditions to the effectiveness of this Agreement set forth in subsection 4.1C(vi) are not satisfied as of the Restatement Effective Date with the consent of Collateral Agent (which consent shall be deemed given by the funding of the initial Loans hereunder with such conditions remaining unsatisfied), the Inventory locations for which Collateral Access Agreements were not delivered as of the Restatement Effective Date (the "Remaining Locations") shall not be excluded from the Borrowing Base solely as a result of the non-delivery of a Collateral Access Agreement therefor, but Collateral Agent shall reserve from availability under the Borrowing Base an amount equal to the aggregate of three months rent for all Remaining Locations for which a Collateral Access Agreement has not been delivered as of such date, rounded to the next highest multiple of $1,000,000).

                                  SECTION 7.
                         BORROWER'S NEGATIVE COVENANTS

          Borrower covenants and agrees that, so long as the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation, expiration or cash collateralization in accordance with the terms hereof of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1  Indebtedness.

          Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:
          (i) Borrower may become and remain liable with respect to the Obligations and with respect to Indebtedness described in Schedule 7.1 annexed hereto;

          (ii) Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured

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          obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

          (iii) Borrower and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases; provided that such Capital Leases are permitted under the terms of subsection 7.9;

          (iv) (A) Guarantors may become and remain liable with respect to Indebtedness to Borrower; provided that (a) all such intercompany Indebtedness shall be evidenced by the Intercompany Notes and secured by a second-priority security interest in the Collateral pursuant to the Collateral Documents, (b) all such intercompany Indebtedness shall be subordinated in right of payment to the payment in full of the Obligations, and (c) any payment by any Guarantor under the Guaranty shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Guarantor to Borrower (B) Borrower may become and remain liable with respect to Indebtedness to Guarantors and (C) the Canadian Subsidiaries may become and remain liable with respect to Indebtedness to each other and to Borrower; provided that, notwithstanding anything to the contrary contained herein, the Canadian Subsidiaries shall not become or remain liable with respect to Indebtedness to Borrower (x) in an aggregate principal amount at any time outstanding that would cause the Canadian Intercompany Usage to exceed $12,000,000 (and it is hereby acknowledged and agreed that the proceeds of such Indebtedness should not be used for any purposes other than for the Canadian Subsidiaries' general corporate purposes) or (y) if, after giving effect to the incurrence of such Indebtedness, Excess Availability as of the date of such incurrence is not in excess of $15,000,000 or (z) if, as of the date of incurrence of such Indebtedness, an Event of Default (as defined in the Canadian Credit Agreement) shall have occurred and be continuing unless the proceeds of such Indebtedness are to be used to cure such an Event of Default (as defined in the Canadian Credit Agreement).

          (v) Borrower and its Subsidiaries, as applicable, may remain liable with respect to the Existing EDBs;

          (vi) Borrower and its Subsidiaries may become and remain liable with respect to other unsecured Indebtedness in an aggregate principal amount not to exceed $32,000,000 at any time outstanding;

          (vii) Borrower and its Subsidiaries may become and remain liable with respect to purchase money Indebtedness in aggregate principal amount not to exceed $10,000,000 at any time outstanding; provided that the assets securing such Indebtedness are not included in the Collateral and are limited solely to the assets purchased with the proceeds of such Indebtedness;

          (viii) Indebtedness of one Operating Subsidiary (the "Transferee Subsidiary") to another Operating Subsidiary (the "Transferor Subsidiary") representing the

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          unpaid purchase price of non-cash assets transferred by the Transferor
          Subsidiary to the Transferee Subsidiary that is not prohibited under subsection 7.7;

          (ix) Borrower may become and remain liable in respect of the ESOP Loan Documents;

          (x) Borrower may remain liable in respect of the Senior Subordinated Notes;

          (xi) The Canadian Subsidiaries may become and remain liable with respect to the Indebtedness outstanding (x) under the Canadian Credit Agreement; provided that the aggregate principal amount of such Indebtedness shall not exceed $16,000,000 at any time outstanding (and it is hereby acknowledged and agreed that the proceeds of such Indebtedness should not be used for any purposes other than (i) to repay and terminate the Existing Coppley Credit Facility and (ii) for the Canadian Subsidiaries' general corporate purposes and as otherwise permitted pursuant to the Canadian Credit Agreement) and (y) under the Coppley Seller Notes; provided (i) the Coppley Seller Notes shall be subordinated to the Obligations in form and substance satisfactory to Managing Agent and (ii) the aggregate principal amount of such Indebtedness shall not exceed $6,111,669 (Canadian) (as such amount may be adjusted pursuant to Section 3.3 of the Coppley Acquisition Agreement) at any time outstanding; and

          (xii) Borrower and its Subsidiaries may incur and remain liable with respect to Refinancing Indebtedness in an aggregate principal amount not in excess of $125,000,000 with the prior written consent of Managing Agent and Requisite Lenders; provided that after giving effect to the incurrence of such Refinancing Indebtedness, the difference between Excess Availability and the aggregate principal amount of the then outstanding Senior Subordinated Notes shall not be less than $15,000,000 as of the date of such incurrence and, on a pro forma basis, as of the last day of each of the preceding four fiscal quarters ending prior to such date of incurrence (assuming that the "Revolving Loan Commitment" under, and as defined in, the Existing Credit Agreement was $200,000,000); provided further that any Refinancing Surplus shall be applied as required by subsection 2.4A
          (iii) (b).

7.2  Liens and Related Matters.

          A. Prohibition on Liens. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute (other than for precautionary notice filings in connection with transactions permitted hereunder such as leases, consignments and the sale of accounts which do not evidence Liens securing Indebtedness or other obligations, except:

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          (i)  Permitted Encumbrances;

          (ii) Liens created pursuant to the Collateral Documents;

          (iii) Other Liens securing Indebtedness permitted pursuant to subsection 7.1(vii);

          (iv) Liens in existence as of the Restatement Effective Date as set forth in Schedule 7.2 annexed hereto;

          (v) Liens arising in connection with the deposit of Cash or securities with the trustee for the holders of the Senior Subordinated Notes in connection with any redemption or repurchase by Borrower of Senior Subordinated Notes permitted by subsection 7.5; provided that any such Lien only attaches to the cash or securities so deposited;

          (vi) Liens existing on the property of a Person immediately prior to such Person becoming a Subsidiary or being consolidated with or merged into Borrower or any of its Subsidiaries or its becoming a Subsidiary of Borrower, or Liens existing on any property acquired by Borrower or any of its Subsidiaries at the time such is so acquired; provided that
          (i) no such Lien was created or assumed in contemplation of such consolidation, merger or acquisition or such Person becoming a Subsidiary of Borrower, whether as security of the payment of any consideration due in connection with such transaction or otherwise,
          (ii) each such Lien shall only cover the acquired property and, if required by the terms of the instrument originally creating such Lien, property which is an improvement to or is required for specific use in connection with such acquired property, and (iii) no such Lien shall encumber property constituting Collateral; and

          (vii) Liens on the property of the Canadian Subsidiaries securing (a) the Coppley Seller Notes; provided that such Liens shall be subject to
          (x) the Liens in favor of Collateral Agent securing Coppley's obligations under the Guaranty and (y) the Lien in favor of Borrower (which shall have been assigned to Collateral Agent) securing the Canadian Subsidiaries' obligations to Borrower with respect to any intercompany loan made by Borrower to the Canadian Subsidiaries pursuant to subsection 7.1(iv), and (b) the obligations under the Canadian Credit Agreement.

          B. Equitable Lien in Favor of Lenders. If Borrower or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

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          C.   No Further Negative Pledges. Other than as provided herein and the other Loan Documents, (i) with respect to specific property encumbered to secure payment of particular Indebtedness or other obligations or to be sold pursuant to an executed agreement with respect to an Asset Sale, (ii) restrictions with respect to a Subsidiary and its Subsidiaries pursuant to an agreement relating to any Indebtedness issued by such Subsidiary on or prior to the date on which such Subsidiary became a Subsidiary or was acquired by the Company or any of its Subsidiaries (other than Indebtedness issued as consideration in, or to provide any funds utilized to consummate, the transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Borrower) and (iii) customary non-assignment provisions contained in licenses, leases and other agreements, neither Borrower nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets in favor of Collateral Agent or otherwise in respect of the Obligations, whether now owned or hereafter acquired.

          D. No Restrictions on Subsidiary Distributions to Borrower or Other Subsidiaries. Except as provided herein and in the other Loan Documents and the Refinancing Debt Documents, Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Borrower or any other Subsidiary of Borrower, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Borrower or any other Subsidiary of Borrower, (iii) make loans or advances to Borrower or any other Subsidiary of Borrower, or (iv) transfer any of its property or assets to Borrower or any other Subsidiary of Borrower except as otherwise provided in subsection 7.2C, in each case other than restrictions with respect to a Subsidiary pursuant to an agreement relating to any Indebtedness issued by such Subsidiary on or prior to the date which such Subsidiary became a Subsidiary or was acquired by Borrower or any of its Subsidiaries (other than Indebtedness issued in contemplation of such event or as consideration in, or to provide any funds utilized to consummate, the transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Borrower).

7.3  Investments; Joint Ventures.

          Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

          (i) Borrower and its Subsidiaries may make and own Investments in Cash Equivalents;

          (ii) Borrower may make intercompany loans to the extent permitted under subsection 7.1(iv) and Subsidiaries of Borrower may make intercompany loans to the extent permitted by subsection 7.1; provided that (x) the aggregate principal amount of intercompany loans made by Borrower to the Canadian Subsidiaries shall not exceed $12,000,000 at any time outstanding (and it is hereby acknowledged and agreed that the proceeds of such Indebtedness should not be used for any purposes other than for the Canadian Subsidiaries' general corporate purposes);
          (y) Borrower may not make intercompany loans to the Canadian

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          Subsidiaries if after giving effect to the incurrence of such loans
          Excess Availability as of the date of such incurrence is not in excess of $15,000,000; and (z) Subsidiaries of Borrower that are not Canadian Subsidiaries shall not make any intercompany loans to the Canadian Subsidiaries or any of their Subsidiaries;

          (iii) Borrower and its Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;

          (iv) Investments existing as of the Restatement Effective Date as set forth in Schedule 7.3 annexed hereto;

          (v) Borrower and its Subsidiaries may make and own Investments in notes and other instruments, as the same may be amended, restated, replaced or otherwise modified, held by Borrower or any of its Subsidiaries in connection with (A) the sale or other disposition of any assets prior to the date of this Agreement and Asset Sales permitted pursuant to the terms of this Agreement, and (B) with any trade debt due to Borrower or any of its Subsidiaries or the settlement of any delinquent or defaulted accounts or notes receivable;

          (vi) Borrower and its Subsidiaries may maintain deposit accounts as cash collateral with any Person providing cash management services to Borrower and its Subsidiaries;

          (vii) Borrower and its Subsidiaries may make investments in Joint Ventures not constituting Acquisitions; provided that, the aggregate of such Investments does not exceed $7,500,000 at any time (whether in the form of cash or fair market value of property contributed to such ventures or distributed in respect of such acquisitions); provided that Excess Availability both as of the date of such Investment (after giving effect to such Investment assuming that (A) the "Revolving Loan Commitment" under, and as defined in, the Existing Credit Agreement was $200,000,000 at all times prior to the Restatement Effective Date and (B) if Borrower has refinanced the Senior Subordinated Notes at the time of determination, Borrower had had any Refinancing Surplus available to it at all times prior to the date of determination) and for the last day of each of the four fiscal quarters ending prior to such date of Investment, shall not be less than $15,000,000 and prior to such Investment Managing Agent shall have received an Officer's Certificate of Borrower, in form and substance satisfactory to Managing Agent, confirming such Excess Availability in reasonable detail as of such date and for such dates;

          (viii) Borrower and its Subsidiaries may make and own deposits maintained as cash collateral by any Person providing processing services with respect to credit card transactions;

          (ix) Borrower and its Subsidiaries may make and own Investments permitted by subsection 7.5; and

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          (x) Borrower may make (A) equity Investments in Operating Subsidiaries for purpose of maintaining the Solvency of any such Subsidiary and (B) other equity Investments in its Subsidiaries in an aggregate amount not to exceed $3,500,000 for all such Subsidiaries; provided that the aggregate amount of Borrower's equity Investment in the Canadian Subsidiaries shall not exceed $7,000,000.

7.4  Contingent Obligations.

          Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

          (i) Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of the Obligations, including the Guaranty and the Letters of Credit;

          (ii) Borrower may become and remain liable with respect to Contingent Obligations under (a) one or more Interest Rate Agreements consisting of interest rate swaps with respect to Indebtedness, in an aggregate notional principal amount of not more than $100,000,000, which Interest Rate Agreements shall have the effect of establishing a maximum interest rate of not more than the then existing three-year yield on United States Treasury obligations plus 5.00% per annum with respect to such notional principal amount, (b) other Interest Rate Agreements (including interest rate cap agreements and interest rate collar agreements) and (c) forward Currency Agreements entered into solely for purposes of hedging against currency fluctuations relating to product purchases or sales and licensing revenue.

          (iii) Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

          (iv) Borrower may become and remain liable with respect to the ESOP Loan Documents;

          (v) guaranties of Existing EDBs by Borrower or Subsidiaries of Borrower in existence on the Closing Date;

          (vi) Borrower and its Subsidiaries may become and remain liable for reimbursement obligations in connection with (A) surety, appeal, tender, performance and other bonds procured by the Borrower and its Subsidiaries in the ordinary course of business and (B) trade letters of credit procured by Borrower and its Subsidiaries in the ordinary course of business on or after the date when Commercial Letters of Credit cannot be issued hereunder in accordance with subsection 3.1A(iv);

          (vii) Contingent Obligations of a Person existing immediately prior to such Person becoming a Subsidiary of Borrower or any of its Subsidiaries; provided

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          that no such Contingent Obligation shall have been created or assumed in contemplation of such Person becoming a Subsidiary;

          (viii) Borrower and its Subsidiaries may guaranty (A) Operating Leases and Capital Leases permitted pursuant to subsection 7.9, (B) the obligations of Borrower's Subsidiaries under the Canadian Credit Agreement, and (C) license fee obligations of its Subsidiaries incurred in the ordinary course of business; provided that the Person incurring such Contingent Obligation would be permitted to incur the direct obligation hereunder;

          (ix) Borrower may become and remain liable with respect to (A) the Coppley Guaranty; provided that notwithstanding anything to the contrary contained in this Agreement, the aggregate principal amount of such Contingent Obligations shall not at any time exceed the aggregate amount of the Coppley Seller Notes as permitted hereunder and (B) a guaranty provided by Borrower for the benefit of the seller of Royal in connection with the acquisition of Royal by Royal Acquisition; provided that notwithstanding anything to the contrary contained in this Agreement, the aggregate principal amount of such Contingent Obligation shall not at any time exceed the lesser of (y) the aggregate amount of any seller notes issued to the seller of Royal in connection with the acquisition of Royal by Royal Acquisition and
          (z) $2,250,000 (Canadian); and

          (x) Borrower and its Subsidiaries may incur Contingent Obligations in respect of Refinancing Indebtedness with the prior written consent of Managing Agent and Requisite Lenders.

7.5  Restricted Junior Payments.

          Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that as long as no Event of Default or Potential Event of Default has occurred and is continuing, or would result therefrom, Borrower may (i) make Restricted Junior Payments of a type described in clauses (i), (iii) or (v) of the definition thereof (provided that in the case of Investments included in clause (v) of the definition of Restricted Junior Payments, all liability, risk or other exposure with respect to any such Investment is limited solely to the loss of the amount so invested) of $12,500,000 in an aggregate cumulative amount for any four consecutive fiscal quarter period, (ii) make regularly scheduled interest payments on the Senior Subordinated Notes; (iii) redeem or repurchase the Senior Subordinated Notes in an aggregate principal amount not to exceed $25,000,000 with the proceeds of equity or equity rights having terms no more favorable to the holder thereof (including, without limitation, terms concerning default, payment and redemption) than the terms of the Senior Subordinated Notes or as may otherwise be approved by Requisite Lenders; (iv) redeem any rights to purchase capital stock of Borrower which rights were issued pursuant to the Rights Agreement, dated as of December 6, 1995, as amended, between Borrower and First Bank of Chicago Trust Company of New York, as rights agent, for an amount not to exceed on a per right basis the redemption price of such right as of the Closing Date, as adjusted for stock dividends and similar transactions; (v) purchase, redeem, acquire, cancel or otherwise retire for value shares of capital stock of Borrower, options on any

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such shares or related stock appreciation rights or similar securities (any of the foregoing being a "Borrower Stock Purchase") held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) or by any employee benefit plan, upon death, disability, retirement or termination of employment or pursuant to the terms of any employee benefit plan approved by the Board of Directors of Borrower or a committee thereof or under any other agreement approved by such Board of Directors or a committee thereof under which such shares of stock or related rights were issued; provided, however, that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of capital stock or related rights after the Closing Date shall not exceed $2,500,000 in the aggregate for any Fiscal Year or $1,000,000 in the aggregate payable to any individual in any Fiscal Year; (vi) repay the Senior Subordinated Notes with the proceeds of Refinancing Indebtedness; and (vii) in addition to transactions permitted by clauses (iii), (v) and (vi) above, use cash on hand to redeem or repurchase the Senior Subordinated Notes, the Refinancing Indebtedness and/or make Borrower Stock Purchases; provided that Excess Availability both as of the date of such redemption and repurchase (after giving effect to such redemption and repurchase and assuming that (A) the "Revolving Loan Commitment" under, and as defined in, the Existing Credit Agreement was $200,000,000 at all times prior to the Restatement Effective Date and (B) if Borrower has refinanced the Senior Subordinated Notes at the time of determination, Borrower had had any Refinancing Surplus available to it at all times prior to the date of determination) and for the last day of each of the four fiscal quarters ending prior to such date of redemption and repurchase, shall not be less than $15,000,000 and prior to such redemption or repurchase Managing Agent shall have received an Officer's Certificate of Borrower, in form and substance satisfactory to Managing Agent, confirming such Excess Availability in reasonable detail as of such date and for such dates.

7.6  Financial Covenants.

          A. Minimum Consolidated Debt Service Coverage Ratio. Borrower shall not permit the Consolidated Debt Service Coverage Ratio for any four consecutive fiscal quarter period ending as of the last day of any fiscal quarter of Borrower to be less than 1.50:1.00.

          B. Maximum Consolidated Leverage Ratio. Borrower shall not permit the Consolidated Leverage Ratio for any four consecutive fiscal quarter period ending as of the last day of any fiscal quarter of Borrower to exceed 5.50:1.00.

7.7  Restriction on Fundamental Changes; Asset Sales.

          Borrower shall not, and shall not permit any of its Subsidiaries to, change its legal form, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), make any Asset Sale or otherwise convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, except:

          (i) any Subsidiary of Borrower may be merged with or into Borrower or any other Subsidiary of Borrower, or be liquidated, wound up or dissolved, or all or

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          any substantial part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any other Subsidiary of Borrower; provided that, in the case of such a merger with Borrower, Borrower shall be the continuing or surviving corporation;

          (ii) Borrower and its Subsidiaries may make Consolidated Capital Expenditures permitted under subsection 7.8;

          (iii) subject to subsection 7.13, Borrower and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

          (iv) Borrower and its Subsidiaries may make Asset Sales of (A) assets having a fair market value not in excess of $5,000,000 in the aggregate during any Fiscal Year; provided that (x) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof and (y) at least 75% of the total consideration received shall be Cash or Cash Equivalents or the assumption of Indebtedness of the Borrower or such Subsidiary or other obligations relating to such assets and release from all liability on the Indebtedness or other obligations assumed and (B) for the fair market value thereof, all or substantially all of the assets or stock of any Subsidiary of the Borrower which is or has been a Subsidiary of the Borrower prior to the date hereof, the revenues of which are derived primarily from the direct retail sale of apparel; provided further that the proceeds of all such Asset Sales shall be applied as required by subsection 2.4A(iii)(a); and

          (v) Borrower and its Operating Subsidiaries may make an Acquisition if:
               (A) no Event of Default or Potential Event of Default has occurred and is continuing, or would result therefrom;

               (B) the acquired business is in the same line of business as Borrower;

               (C) after giving effect to such Acquisition, (i) in the case of an Acquisition by the Borrower or any Operating Subsidiary (other than a Canadian Subsidiary) the aggregate of all Acquisitions made by Borrower and the Operating Subsidiaries (other than the Canadian Subsidiaries) during the twenty-four month period prior to the date of such Acquisition (without giving effect to any Acquisitions completed prior to the Restatement Effective Date) does not exceed $40,000,000 and (ii) in the case of an Acquisition by a Canadian Subsidiary, the aggregate of all Acquisitions made by the Canadian Subsidiaries during the forty-eight month period prior to the date of such Acquisition (without giving effect to any Acquisitions completed prior to the Restatement Effective Date or the Acquisition of Royal) does not exceed $3,000,000;

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

               (D) Managing Agent shall have received an Officer's Certificate from Borrower, in form and substance satisfactory to Managing Agent, demonstrating in reasonable detail that after giving effect to such Acquisition, the projected Excess Availability shall not be less than $15,000,000 on any day during the one-year period beginning on the date of such Acquisition; and

               (E) Lender shall receive a fully perfected first priority security interest in the Collateral of the acquired business and all provisions of subsection 6.11 applicable to such Acquisition shall have been satisfied.

          On or before the 90th day following the consummation of any such Acquisition, Collateral Agent (and/or outside consultants selected by Collateral Agent) shall, at Borrower's expense, conduct a comprehensive audit, testing and review (an "Acquisition Audit") of all Eligible Accounts and Eligible Inventory to be included in the Borrowing Base which are the subject of such Acquisition and such audit, testing and review with respect to such other Collateral which is the subject of such Acquisition may be conducted in Collateral Agent's discretion.

7.8  Consolidated Capital Expenditures.

          Borrower shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year in an aggregate amount in excess of $25,000,000.

7.9  Restriction on Leases.

          Borrower shall not, and shall not permit any of its Subsidiaries to, become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, whether an Operating Lease or a Capital Lease (other than intercompany leases between Borrower and its wholly-owned Subsidiaries), unless, immediately after giving effect to the incurrence of liability with respect to such lease, (i) the Consolidated Rental Payments at the time in effect during the then current Fiscal Year shall not exceed $33,000,000 and (ii) the aggregate payments applicable to principal with respect to Capital Leases at the time in effect during the then current Fiscal Year shall not exceed $5,000,000.

7.10 Sales and Lease-Backs.

          Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Borrower or any of its Subsidiaries) or (ii) which Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Borrower or any of its Subsidiaries to any Person (other than Borrower or any of its Subsidiaries) in connection with such lease; unless, in each case, such sale and leaseback transaction would otherwise be permitted hereunder as both an Asset Sale and an Operating Lease.

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7.11 Sale or Discount of Receivables.

          Other than as may be permitted pursuant to subsection 7.7, Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable except for purposes of collection in accordance with the Credit and Collection Policy.

7.12 Transactions with Shareholders and Affiliates.

          Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Borrower or with any Affiliate of Borrower or of any such holder unless (i) the terms of such business, transaction or series of transactions are (a) set forth in writing and (b) as favorable to the Borrower or such Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's-length dealings with an unrelated third person and (ii) the Board of Directors of Borrower or such Subsidiary has, by resolution, determined in good faith that such business or transaction or series of transactions meets the criteria set forth in (i)(b) above; provided that the foregoing restriction shall not apply to (i) any transaction between Borrower and any of its Operating Subsidiaries or between any of its Operating Subsidiaries, (ii) reasonable and customary fees, advances and other payments paid to members of the Boards of Directors of Borrower and its Subsidiaries or (iii) Restricted Junior Payments permitted pursuant to subsection 7.5.

7.13 Disposal of Subsidiary Stock.

          Other than as permitted by subsections 7.2 and 7.7, Borrower shall not:

          (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

          (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Borrower, another Subsidiary of Borrower, or to qualify directors if required by applicable law.

7.14 Conduct of Business.

          From and after the Restatement Effective Date, Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than
(i) the businesses engaged in by Borrower and its Subsidiaries on the Restatement Effective Date and similar or related businesses and in substantially in the same fields of enterprise and lines of business as are presently conducted, including businesses related thereto; provided that all such business and transactions of Borrower and its Subsidiaries with non-Affiliates shall be conducted on an arms length basis consistent with prevailing market conditions and (ii) such other lines of business as may be consented to by Requisite Lenders;

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7.15    Amendments of Related Documents; License Agreements.

          A. Subordinated Indebtedness; ESOP Loan Documents. Borrower shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, the Refinancing Debt Documents or the ESOP Loan Documents, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, the Refinancing Indebtedness, or the Indebtedness under the ESOP Loan Documents (to an amount greater than that disclosed to the Managing Agent prior to the Closing Date), change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate, cure or reduce the effect on Borrower of any such event of default), change the redemption, prepayment or defeasance provisions thereof, change, in the case of the Subordinated Indebtedness, the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness, the Refinancing Indebtedness or Indebtedness under the ESOP Loan Documents (or a trustee or other representative on their behalf) which would be adverse to Borrower or Lenders (and other than, in the case of the ESOP Loan Documents, changes to events of default and conditions thereto that would be more adverse to Borrower or Lenders than those contained in the Subordinated Note Indenture (exclusive of the subordination provisions contained in such indenture)).

          B. Other Related Documents. No Credit Party will agree to any material amendment to, or waive any of its material rights under, any of the Related Documents other than those referred to in subsection 7.15A (other than amendments or waivers which individually, or together with all other amendments, waivers or changes made, would not be adverse to any Credit Party or any Agent or any Lender) without, in each case, obtaining the written consent of Requisite Lenders to such amendment or waiver.

          C. License Agreements; Intellectual Property Rights. No Credit Party shall license or grant any right to use any Intellectual Property to any Person or agree to any material amendment to, or waive any of its material rights under, any License Agreement if such license, grant, amendment or waiver (individually or in the aggregate) would limit or impair any of the rights of Collateral Agent to use, or realize its interest in, any Intellectual Property or other Collateral in accordance with the terms of the Collateral Documents; provided that Borrower may terminate, sell or otherwise dispose of any License Agreement upon notice to Collateral Agent provided that such termination will not result in an Event of Default or Potential Event of Default hereunder and all Inventory which can no longer be sold bearing the mark of the Intellectual Property thereunder is excluded from the Borrowing Base or the Borrowing Base is adjusted to reflect the extent to which such Inventory can still be sold without bearing such mark. Borrower shall deliver to Collateral Agent a copy of any such license or grant within 30 days of the date of the underlying agreement in respect thereof. Borrower shall deliver to Collateral Agent a copy of any modification to existing License Agreements, and a copy of each new License Agreement entered into promptly upon the execution thereof.

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7.16    Fiscal Year

          Borrower shall not change its Fiscal Year-end from on or about November 30.

7.17    Designated Senior Debt.

          Anything in the Loan Documents or the Related Documents to the contrary notwithstanding, in no event shall Borrower permit any Indebtedness or Contingent Obligations other than the Obligations to constitute or be designated as "Designated Senior Debt" (as that term is defined in the Subordinated Note Indenture).

                                   SECTION 8.
                               EVENTS OF DEFAULT

          If any of the following conditions or events ("Events of Default") shall occur:

8.1     Failure to Make Payments When Due.

          Failure to pay any installment of principal of or interest on any Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; failure to pay when due any amount payable to Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure to pay within three days of the date due any other amount due under this Agreement; or

8.2     Default in Other Agreements.

          (i) Failure of Borrower or any of its Subsidiaries to pay when due (a) any principal of or interest on any Indebtedness (other than Indebtedness referred to in subsection 8.1 and Indebtedness under the Canadian Credit Agreement) in an individual principal amount of $3,000,000 or more or any items of Indebtedness with an aggregate principal amount of $3,000,000 or more or (b) any Contingent Obligation in an individual principal amount of $3,000,000 or more or any Contingent Obligations with an aggregate principal amount of $3,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Borrower or any of its Subsidiaries with respect to any other material term of (a) any evidence of any Indebtedness (other than Indebtedness under the Canadian Credit Agreement) in an individual principal amount of $3,000,000 or more or any items of Indebtedness with an aggregate principal amount of $3,000,000 or more or any Contingent Obligation in an individual principal amount of $3,000,000 or more or any Contingent Obligations with an aggregate principal amount of $3,000,000 or more or (b) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or (iii) breach or default by Borrower or any of its Subsidiaries under the Senior Subordinated Notes or the Subordinated Note Indenture or any of the Refinancing Debt Documents; or (iv) failure of any Credit Party to pay when due, whether at stated maturity, by acceleration, notice of prepayment or otherwise, any amount under or in respect of the Canadian

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Credit Agreement (in each case, after giving effect to any applicable grace, cure or waiver period); or

8.3     Breach of Certain Covenants.

          Failure of Borrower to perform or comply with any term or condition contained in subsections 2.4A(iii), 2.5, 6.2 (with respect to the maintenance of corporate existence of Borrower or any Subsidiary), 6.8(i) or 6.10 or Section 7 of this Agreement; or

8.4     Breach of Warranty.

          Any representation, warranty, certification or other statement made by Borrower or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Borrower or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5     Other Defaults Under Loan Documents.

          Borrower shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an executive or senior officer of Borrower becoming aware of such default or (ii) receipt by Borrower of notice from any Agent or any Lender of such default; or

8.6     Involuntary Bankruptcy; Appointment of Receiver, etc.

          (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Borrower or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Borrower or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Borrower or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Borrower or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7     Voluntary Bankruptcy; Appointment of Receiver, etc.

          (i) Borrower or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other

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applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Borrower or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Borrower or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Borrower or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8     Judgments and Attachments.

          Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $5,000,000 or (ii) in the aggregate at any time an amount in excess of $5,000,000 (in either case not adequately covered by insurance by a solvent and unaffiliated insurance company which has not disputed or denied coverage) shall be entered or filed against Borrower or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9     Dissolution.

          Any order, judgment or decree shall be entered against Borrower or any of its Subsidiaries decreeing the dissolution or split up of Borrower or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10    Employee Benefit Plans.

          There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Borrower or any of its ERISA Affiliates in excess of $5,000,000 in any Fiscal Year during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $5,000,000; or

8.11    Impairment of Collateral; Failure of Security.

          (a) A judgment creditor of any Credit Party or of any other Person shall obtain possession of any substantial portion of the Collateral by any means, including, without limitation, levy, distraint, replevin or self-help,
(b) any of the Collateral Documents shall cease for any reason to be in full force and effect, or any party thereto shall purport to disavow its respective obligations thereunder or shall declare that it does not have any further obligations thereunder or shall contest the validity or enforceability thereof or Collateral Agent shall cease to have a valid and perfected first priority security interest in any Collateral therein (to the extent required by the Collateral Documents), or (d) Collateral Agent's security interests or Liens on

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the Collateral under the Collateral Documents shall become otherwise impaired or unenforceable; or

8.12    Material Adverse Effect.

          Any event or change shall occur that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; or

8.13    Change of Control.

        Any Change of Control shall occur;

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the obligation of each Lender to make any Loan, the obligation of Issuing Lender to issue any Letter of Credit and the right of Issuing Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Agent shall, upon the written request of Requisite Lenders, by written notice to Borrower, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Issuing Lender to issue any Letter of Credit and the right of Issuing Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i) to purchase participations in any unreimbursed Letters of Credit or the obligations of Lenders to purchase participations in any unpaid Swing Line Loans as provided in subsection 2.1A(iii).

          Any amounts described in clause (b) above, when received by Agent, shall be held by Agent pursuant to the terms of the Collateral Account Agreement and shall be applied as therein provided.

          Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an Acceleration pursuant to such paragraph Borrower shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such Acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of Acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Borrower, may at their option rescind and annul such Acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are

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intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended to benefit Borrower and do not grant Borrower the right to require Lenders to rescind or annul any Acceleration hereunder, even if the conditions set forth herein are met.

                                   SECTION 9.
                                     AGENT

9.1     Appointment.

          GE Capital is hereby appointed Managing Agent and Collateral Agent, and The Bank of New York, Bank of America, N.A. and The First National Bank of Chicago, are each hereby appointed Co-Agent, hereunder and under the other Loan Documents and each Lender hereby authorizes each such Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Each Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and Borrower shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower or any of its Subsidiaries.

9.2     Powers; General Immunity.

          A. Duties Specified. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other Loan Documents as are specifically delegated to such Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents and it may perform such duties by or through its agents or employees. No Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein. Anything in this Agreement or the other Loan Documents to the contrary notwithstanding, no Co-Agent shall have any duties or responsibilities hereunder or under the other Loan Documents other than its duties and responsibilities as a Lender hereunder and thereunder.

          B. No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of Borrower or any of its Subsidiaries to any Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Borrower

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or any of its Subsidiaries or any other Person liable for the payment of any
Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, no Agent shall have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

          C. Exculpatory Provisions. Neither any Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. If any Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from Requisite Lenders. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of any Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders. Each Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of Requisite Lenders.

          D. Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Each Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3 Representations and Warranties; No Responsibility For Appraisal of Creditworthiness.

          Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made

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and shall continue to make its own appraisal of the creditworthiness of
Borrower. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4     Right to Indemnity.

          Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5     Payee of Note Treated as Owner.

          Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by Managing Agent as provided in subsection 10.1B(iii). Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor.

9.6     Successor Agent and Swing Line Lender.

          A. Successor Agent. Any Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Borrower, and any Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrower and such Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Borrower, to appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

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          B. Successor Swing Line Lender. Any resignation or removal of Managing
Agent pursuant to subsection 9.6A shall also constitute the resignation or removal of GE Capital or its successor as Swing Line Lender and any successor Managing Agent appointed pursuant to subsection 9.6A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) Borrower shall prepay any outstanding Swing Line Loans made by the retiring or removed Managing Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring or removed Managing Agent and Swing Line Lender shall surrender the Swing Line Note held by it to Borrower for cancellation, and (iii) Borrower shall issue a new Swing Line Note to the successor Managing Agent and Swing Line Lender substantially in the form of
Exhibit IV-A annexed hereto, in the principal amount of the Swing Line
Commitment then in effect and with other appropriate insertions.

9.7     Collateral Documents.

          A. Collateral Agent. Each Lender hereby further authorizes Collateral Agent to enter into the Collateral Documents as secured party on behalf of and for the benefit of Lenders and agrees to be bound by the terms of the Collateral Documents; provided that Collateral Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Collateral Documents without the prior consent of Requisite Lenders; provided further, that anything in this Agreement or the other Loan Documents to the contrary notwithstanding:

          (i) The Collateral Agent is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

          (ii) The Lenders irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (a) upon termination of the Commitments and payment in full of the Loans and all other Obligations payable under this Agreement and under any other Loan Document; (b) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder;
          (c) constituting property in which Borrower or any Subsidiary of Borrower owned no interest at the time the Lien was granted or at any time thereafter; (d) consisting of an instrument evidencing Indebtedness if the Indebtedness evidenced thereby has been paid in full; or (e) if otherwise approved, authorized or ratified in writing by Requisite Lenders, subject to Subsection 10.6. Upon request by the Collateral Agent at any time, Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this subsection 9.7.

          B. Lender Action. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the Collateral under the Collateral Documents (including without limitation through the exercise of a right of set-off against call deposits of such Lender in which any funds

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on deposit in the Collateral Documents may from time to time be invested), it being understood and agreed that all rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent for the benefit of Lenders in accordance with the terms thereof.

                                  SECTION 10.
                                 MISCELLANEOUS

10.1    Assignments and Participations in Loans and Letters of Credit.

          A. General. Subject to the provisions of this subsection 10.1, each Lender shall have the right at any time to (i) sell, assign, transfer or negotiate to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitment or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided that no such assignment or participation shall, without the consent of Borrower, require Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify such assignment or participation under the securities laws of any state. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or any granting of participations in, all or any part of its Commitment or the Loans, the Letters of Credit or participations therein or the other Obligations owed to such Lender.

          B. Assignments.

          (i) Amounts and Terms of Assignments. Each Lender's Commitment, Loan, Letter of Credit or participation therein or other Obligation may (a) be assigned in any amount (of a constant and not a varying percentage) to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Borrower and Managing Agent or (b) be assigned in an aggregate amount (of a constant and not a varying percentage) of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitment, Loans, Letters of Credit and participations therein and other Obligations of the assigning Lender) to any other Eligible Assignee with the giving of notice to Borrower and Managing Agent and with the consent of Managing Agent (such consent not to be unreasonably withheld). To the extent of any such assignment in accordance with either clause (a) or (b) above and upon execution and delivery of an Assignment and Acceptance with respect thereto as provided below, the assigning Lender shall be relieved of its obligations with respect to its Commitment, Loans, Letters of Credit or participations therein or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Managing Agent, for its acceptance, an Assignment and Acceptance, together with a processing fee of $2,500 and such certificates, documents or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment and Acceptance may be required to deliver to Managing Agent pursuant to subsection 2.7B(iii). Upon such execution, delivery and acceptance, from and after the effective date specified in such Assignment and Acceptance, (y) the assignee thereunder shall be a party

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          hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, new Notes shall, upon surrender of the assigning Lender's Note, be issued to the assignee and to the assigning Lender, substantially in the form of
          Exhibit IV, Exhibit IV-A or Exhibit IV-B annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments of the assignee and the assigning Lender.

          (ii) Acceptance by Managing Agent. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing fee referred to in subsection 10.1B(i) and any certificates, documents or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Managing Agent pursuant to subsection 2.7B(iii), Managing Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit VIII hereto and if Managing Agent has consented to the assignment evidenced thereby, to the extent such consent is required pursuant to subsection 10B(i), (a) accept such Assignment and Acceptance by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Managing Agent to such assignment) and (b) give prompt notice thereof to Borrower (with a copy of such Assignment and Acceptance) and each other Agent. Managing Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it as provided in this subsection 10.1B(ii).

          C. Participations. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the regularly scheduled maturity of any portion of the principal amount of or interest on any Loan allocated to such participation, (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation or (iii) the release of all or any substantial portion of the Collateral, and all amounts payable by Borrower hereunder (including without limitation amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Borrower and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5,
(a) any participation will give rise to a direct obligation of Borrower to the participant and (b) the participant shall be considered to be a "Lender"; provided that no Person shall be eligible to be a

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participant hereunder if such Person would not be an Eligible Assignee pursuant to the terms of the final proviso of the definition of Eligible Assignee.

          D. Assignments to Federal Reserve Banks. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank. No Lender shall, as between Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge.

          E. Information. Each Lender may furnish any information concerning Borrower and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

10.2    Expenses.

          Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly upon Borrower's receipt of reasonably detailed invoices and statements therefor (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents; (ii) all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder) and of Borrower's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Managing Agent and Collateral Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans and any consents, amendments, waivers or other modifications hereto or thereto and any other documents or matters requested by Borrower; (iv) all other actual and reasonable costs and expenses incurred by Managing Agent in connection with the negotiation, preparation and execution of the Loan Documents and the transactions contemplated hereby and thereby; and (v) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from Borrower hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

10.3    Indemnity.

          In addition (but without duplication) to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to defend, indemnify, pay and hold harmless Agents and Lenders, and the officers, directors, employees, agents and affiliates of, Agents and Lenders (collectively called the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or

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nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including without limitation Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans or the issuance of Letters of Credit hereunder or the use or intended use of any of the Letters of Credit) or the statements contained in the commitment letter delivered by any Lender to Borrower with respect thereto, but excluding, however any of the foregoing arising from disputes solely between or among Lenders and Agents (collectively called the "Indemnified Liabilities"); provided that Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee (or its officers, agents or employees) as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

10.4    Set-Off; Security Interest in Deposit Accounts.

          In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Borrower against and on account of the obligations and liabilities of Borrower to that Lender under this Agreement, the Notes, the Letters of Credit and participations therein, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Borrower hereby further grants to each Agent and each Lender a security interest in all deposits and accounts maintained with such Agent or such Lender as security for the Obligations.

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10.5    Ratable Sharing.

          Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents (excluding, for this purpose, the Canadian Loan Documents) or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (excluding, for this purpose, the Canadian Loan Documents) (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify each Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations without recourse except as provided below (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6    Amendments and Waivers.

          No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any such amendment, modification, termination, waiver or consent which: (i) increases the amount of any of the Commitments or reduces the principal amount of any of the Loans; (ii) increases the maximum amount of Letters of Credit; (iii) changes any Lender's Pro Rata Share; (iv) changes in any manner the percentage constituting "Requisite Lenders"; (v) provides for the release of all or any substantial portion of the Collateral;
(vi) changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; (vii) postpones the scheduled final maturity date of any of the Loans; (viii) postpones the date on which any interest or any fees are payable; (ix) decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; (x) increases the maximum duration of Interest Periods permitted hereunder; (xi) reduces the amount or postpones the due date of any amount payable in respect of, or extends the required expiration date of, any Letter of Credit; (xii) changes in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit; (xiii) changes in any manner the provisions contained in

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subsection 7.17, 8.1 or this subsection 10.6; or (xiv) increases the stated
advance rates for Accounts or Inventory set forth in the definition of Borrowing Base, shall be effective only if evidenced by a writing signed by or on behalf of all Lenders. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Managing Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of an Agent shall be effective without the written concurrence of such Agent and any other Agent affected thereby, (iii) no amendment, modification, termination or waiver of any provision of subsection 2.1A(iii) or any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans shall be effective without the written concurrence of Swing Line Lender and (iv) no amendment, modification, termination or waiver of any provision of Section 3 or any provision of this Agreement related to Letters of Credit shall be effective without the written concurrence of Issuing Lender. Managing Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Borrower, on Borrower.

10.7    Independence of Covenants.

          All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8    Notices.

          Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy or telex, or four Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed; provided that notices to any Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Borrower and Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Agent.

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

10.9    Survival of Representations, Warranties and Agreements.

          A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

          B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in subsections 2.6D, 2.7, 10.2 and 10.3 and the agreements of Lenders set forth in subsections 9.2C, 9.4, 10.3,
10.5 and 10.19 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.10   Failure or Indulgence Not Waiver; Remedies Cumulative.

          No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11   Marshalling; Payments Set Aside.

          Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to any Agent or Lenders (or to an Agent for the benefit of Lenders), or any Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12   Severability.

          In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13   Obligations Several; Independent Nature of Lenders' Rights.

          The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing

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

contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14   Headings.

          Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15   Applicable Law.

          THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO COMMON LAW CONFLICTS OF LAWS PRINCIPLES.

10.16   Successors and Assigns.

          This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Borrower's rights or obligations hereunder nor any interest therein may be assigned or delegated by Borrower without the prior written consent of all Lenders.

10.17   Consent to Jurisdiction and Service of Process.

          ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION. Borrower designates and appoints Prentice Hall Corporation System, Inc., 15 Columbus Circle, New York, New York 10023, and such other Persons as may hereafter be selected by Borrower irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by Borrower to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to Borrower at its address provided in subsection 10.8; provided that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of such

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

process. If any agent appointed by Borrower refuses to accept service, Borrower hereby agrees that service of process sufficient for personal jurisdiction in any action against Borrower in the State of New York may be made by registered or certified mail, return receipt requested, to Borrower at its address provided in subsection 10.8, and Borrower hereby acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against Borrower in the courts of any other jurisdiction.

10.18   Waiver of Jury Trial.

          EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19   Confidentiality.

          Each Agent and each Lender agrees that it will hold and keep confidential any non-public information from time to time supplied by Borrower or any of its Subsidiaries, which has been identified as confidential, pursuant to the terms of this Agreement or the Loan Documents in accordance with such Agent's and such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, and in all cases, in a manner consistent with which such Agent and such Lender protects its own non-public confidential information, it being understood and agreed by Borrower that Agents and Lenders may make disclosures to: (i) the extent required by law, to any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Agent and each Lender shall notify Borrower of any request by any governmental agency or representative for disclosure of any such non-public information prior to the disclosure of such information; (ii) counsel to any Agent or any Lender or to any such respective parties' accountants or other advisors; (iii) bank examiners and auditors; (iv) any other Lender; (v) an Eligible Assignee of any Lender, that agrees in writing to be bound by the terms and provisions of this subsection 10.19; or (vi) the extent that such information becomes public other than as a result of a breach of this subsection 10.19. It is understood and agreed that in no event shall any Agent or any Lender be obligated or required to return any materials furnished by Borrower or any Subsidiary, and it is further understood and agreed that this subsection 10.19 supersedes any prior confidentiality arrangements between Borrower and any Agent and any Lender regarding the transactions contemplated hereby. Each Agent and each Lender agree that the terms and provisions of this subsection 10.19 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement and the Loan Documents.

10.20   Counterparts; Effectiveness.

          This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

          It is the intention of each of the parties hereto that the Existing Credit Agreement be amended and restated so as to preserve the perfection and priority of all security interests securing indebtedness under the Existing Credit Agreement and the other Loan Documents and that all indebtedness and obligations of Borrower hereunder and thereunder shall be secured by the Collateral Documents and that this Agreement shall not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or be deemed to evidence or constitute repayment of all or any portion of any such obligations or liabilities. The parties hereto further acknowledge and agree that this Agreement constitutes an amendment of the Existing Credit Agreement made under the terms of subsection 10.6 thereof.

          This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Managing Agent of written or telephonic notification of such execution and authorization of delivery thereof; provided that, unless and until all of the conditions set forth in subsection 4.1 have been satisfied or waived in accordance with subsection 10.6 of the Existing Credit Agreement, the Existing Credit Agreement shall remain in full force and effect without giving effect to the amendments set forth herein, all as if this Agreement had never been executed and delivered.

10.21   Intercompany Note Collateral.

          A. Priority of Liens and Enforcement. Borrower hereby acknowledges and agrees that all of its rights and interests as a secured party under the Intercompany Note Security Agreement, the Intercompany Trademark Assignment and the Collateral Documents related thereto have been assigned as Collateral to Collateral Agent pursuant to the Pledge and Security Agreement and hereby further acknowledges and agrees that Collateral Agent shall not have any duty or obligation to follow any instructions or requests of Borrower as a secured party thereunder and Borrower's sole rights under the Intercompany Note Security Agreement, the Intercompany Trademark Assignment and the Collateral Documents related thereto shall be to receive the proceeds of any Collateral received thereunder after payment in full in cash of all Obligations in accordance with the terms of the Loan Documents; provided further, that anything in this Agreement or the other Loan Documents to the contrary notwithstanding:

          (i) Collateral Agent is authorized on behalf of Borrower, without the necessity of any notice to or further consent from Borrower, from time to time to take any action permitted by the Collateral Documents with respect to any Collateral (as defined in the Intercompany Note Security Agreement, the "Junior Collateral") or the Collateral Documents related thereto in its sole discretion.

          (ii) Borrower irrevocably authorize the Collateral Agent, at its option and in its sole discretion, to release any Lien granted to or held by the Collateral Agent upon any Junior Collateral.

          (iii) Borrower agrees that Borrower shall not, until the Obligations are paid in full in cash in accordance with the terms of the Loan Documents, have any right individually to realize upon any of the Junior Collateral under the Collateral Documents (including without limitation through the exercise of a right of set-off), it being understood and agreed that all rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent for the benefit of Lenders in accordance with the terms hereof and thereof.

          (iv) Notwithstanding the date, manner or order of perfection or recording of the security interests and Liens granted pursuant to the Collateral Documents, and notwithstanding any provisions of the UCC, of any applicable law or decision, or of the Loan Documents, or whether Borrower or Collateral Agent holds possession of all or any part of the Collateral, all right, title and interest of Borrower as a secured party in and to any Collateral (collectively, the "Junior Lien") is junior and subordinate to all rights and interests of Agents and Lenders therein, and that the priorities, subordinations and distribution arrangements specified in this Section 10.21 and the other provisions of this Section 10.21 with respect to any Collateral are expressly intended to be effective regardless of the avoidability or non-perfection of the security interests and Liens held by Collateral Agent in such Collateral, and in the event the security interests or Liens held by Collateral Agent in any Collateral is judicially determined to be unperfected or is avoided for any reason, then the priorities, subordinations and distribution arrangements provided for in this Section 10.21, shall as to the parties to this Agreement, remain effective as to such Collateral. Borrower agrees that it will not challenge the legality, validity, enforceability or priority of the Obligations or the legality, validity, enforceability, perfection or priority of the Liens granted pursuant to the Collateral Documents as set forth herein or the rights of any secured party thereunder.

          (v) Until the indefeasible cash payment in full of all Obligations in accordance with the terms of the Loan Documents:

            (a) No payment of, or other distribution in respect of, all or any part of the Junior Lien or any claim secured thereby may be made to Borrower other than payments permitted pursuant to subsection 10.21B.

            (b) Borrower shall not seek to collect or enforce, by litigation, set-off or otherwise, or make any demand for payment of, any claim secured by the Junior Lien, all such rights being assigned to the Collateral Agent pursuant to the Loan Documents.

            (c) Borrower shall not exercise any remedy or commence, prosecute, or participate in any action, whether private, judicial, equitable, administrative, or otherwise, including without limitation the commencement or initiation of any bankruptcy proceeding, against any Credit Party or any of its assets to enforce any rights under or in respect of the Junior Lien, including, without limitation, any right to foreclose upon any Collateral, all such rights being assigned to the Collateral Agent pursuant to the Loan Documents.

            (d) In order to enable Collateral Agent to enforce its rights hereunder in any bankruptcy proceeding, Collateral Agent is hereby irrevocably authorized and empowered in its sole and absolute discretion to make and present for and on behalf of Borrower such proofs of claim against any Credit Party on account of the Junior Lien as Collateral Agent may deem expedient or proper and to vote such proofs of claim and to receive and collect any and all payments or disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of any Obligations in accordance with the provisions of the Loan Documents.

            (e) In the event of any bankruptcy proceeding against any Credit Party, Borrower may not exercise any right or remedy with respect to the Junior Lien that otherwise might be available to Borrower, including, without limitation:

                (1) any right to adequate protection under (SS) 361, 362, 363 or (S) 364 (including without limitation (S) 364(d)) of the Bankruptcy Code;

                (2) any right to relief from the automatic stay under (S) 362(d)
            of the Bankruptcy Code;

                (3) any right to object to the treatment provided under
            (S) 1129(b) of the Bankruptcy Code to any claim secured by such Collateral (other than in respect of a plan of reorganization that (x) is acceptable to Collateral Agent in its sole discretion or (y) provides for the indefeasible cash payment in full, upon the effective date of such plan, of all Obligations in accordance with the terms of the Loan Documents); and

                (4) any right to file any motion, complaint, objection, response or answer or other pleading seeking to assert, protect, enforce or value any interest in any Collateral or any right to be heard on any matter with

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

            respect to the Collateral (including, without limitation, any sale, transfer or disposition thereof).

            (f) Borrower hereby collaterally assigns the Junior Lien to Collateral Agent and appoints Collateral Agent as attorney-in-fact for Borrower to take any such steps hereinabove mentioned with full power of substitution in the premises, and further agrees to execute and deliver any further assignments or other instruments which may be necessary or expedient in order to enable Collateral Agent to enforce any and all such claims, and to collect any and all payments or disbursements which may be made at any time on account of all or any of the Junior Lien.

If Borrower, in violation of the provisions herein set forth shall commence, prosecute or participate in any suit, action, case or proceeding against any Credit Party, such Credit Party may interpose as a defense or plea the applicable provisions of this Agreement, and Collateral Agent may intervene and interpose such defense or plea in its own name or in the name of the Credit Party, and shall, in any event, have standing to restrain the enforcement of the obligations of such Credit Party in its own name or in the name of the Credit Party in the same suit, action, case or proceeding or in any independent suit, action, case or proceeding. Borrower waives presentment, protest, notice, demand or action or delinquency in respect of the Collateral or any part thereof, including, without limitation, any right to require Collateral Agent or any other Person with respect to any Collateral or any part thereof, or otherwise to enforce payment thereof or recovery thereunder and waives any right it may have at law or otherwise to require Collateral Agent to act in a commercially reasonable manner or to marshal any assets or Collateral in favor of Borrower, any Credit Party, or any other Person or against or in payment of any of all of the Obligations. With respect to any subrogation claims, Borrower hereby waives, releases and discharges any and all rights, claims, causes of action, liabilities, claims and demands, in law or equity, which Borrower has had, now has, or may in the future have, arising out of or relating directly or indirectly to the taking or not taking of any act, or proceeding or not proceeding with any action which Collateral Agent may take pursuant to the terms of the Loan Documents or any other documents or with respect to any effort to collect in respect of the Obligations. To the extent that any Credit Party makes any payment on the Obligations which is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy proceeding or otherwise (such payment being hereinafter referred to as a "Voided Payment") then, to the extent of such Voided Payment, that portion of the Obligations which had previously been satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made and, until the full amount of such Voided Payment is fully and finally restored to Lenders the provisions of this Section 10.21 shall be in full force and effect with respect to the Junior Lien and the Collateral. In the event that, notwithstanding the foregoing provisions prohibiting such payment or distribution, Borrower shall receive any payment under or in respect of the Junior Lien or Collateral or any claim secured thereby at a time when such payment or distribution is prohibited by this Section 10.21 and before the principal, interest and all other amounts constituting Obligations are indefeasibly paid in full in cash in accordance with the terms of the Loan Documents, then and in such event such payment or distribution shall be received and held in trust for Collateral Agent on behalf of Lenders and shall be paid over or delivered to Collateral Agent on behalf of Lenders, to the extent necessary to pay in full in cash, in accordance with the terms of the Loan Documents the principal, interest and all other amounts of such Obligations after giving effect to any concurrent payment or distribution to Collateral Agent on behalf of Lenders in respect of the Obligations.

          B. Payment Under Intercompany Notes. Anything in this Agreement to the contrary notwithstanding, but subject to Section 15 of the Pledge and Security Agreement, as long as Collateral Agent has not elected to exercise its rights pursuant to Section 15(b) of the Pledge and Security Agreement, Borrower may receive payments in respect of the Intercompany Notes from time to time in the ordinary course of its business consistent with past practice.

                 [Remainder of page intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                BORROWER:

                                HARTMARX CORPORATION

                                By: /s/ Glenn R. Morgan
                                    -----------------------
                                Name: Glenn R. Morgan

                                Title: Executive Vice President and
                                       Chief Financial Officer

                                Notice Address:

                                101 North Wacker Drive
                                Chicago, Illinois 60606
                                Attention:  Executive Vice President and Chief
                                            Financial Officer

                                With a copy to:  General Counsel

                         LENDERS:

                         GENERAL ELECTRIC CAPITAL CORPORATION,
                         individually, as Managing Agent and as Collateral Agent

                         By: /s/ Michael J. McKay
                             --------------------------
                         Name:   Michael J. McKay
                         Title:  Duly Authorized Signatory

                         Notice Address:

                         10 South LaSalle Street
                         Suite 2800
                         Chicago, Illinois  60603
                         Attention:  Hartmarx Account Manager

                         THE BANK OF NEW YORK,
                         Individually, as Co-Agent and as Issuing Lender for the Letters of Credit

                         By: /s/ William A. Kerr
                             -------------------------
                         Name:   William A. Kerr
                         Title:  Senior Vice President

                         Notice Address:

                         8th Floor
                         One Wall Street
                         New York, New York  10286
                         Attention:  Charlotte Sohn

                            BANK OF AMERICA, N.A.
                            Individually and as Co-Agent

                            By: /s/ Tom Karlov
                                ------------------------
                            Name:   Tom Karlov
                            Title:  Vice President

                            Notice Address:

                            231 South LaSalle Street
                            Chicago, Illinois  60603
                            Attention:  Tom Karlov

                                THE FIRST NATIONAL BANK OF CHICAGO,
                                Individually and as Co-Agent

                                By: /s/ Patricia S. Carpen
                                    -------------------------
                                Name:   Patricia S. Carpen
                                Title:  Vice President

                                Notice Address:

                                One First National Plaza
                                Suite IL10364
                                Chicago, Illinois  60670
                                Attention:  Midwest Corporate Credit

                                 MANUFACTURERS AND TRADERS TRUST COMPANY

                                 By: /s/ Christopher Kania
                                     ------------------------
                                 Name:   Christopher Kania
                                 Title:  Vice President

                                 Notice Address:

                                 One Fountain Plaza - 12th Floor
                                 Buffalo, New York  14203
                                 Attention:  Mr. Chris Kania

                                HARRIS TRUST AND SAVINGS BANK

                                By: /s/ John M. Dillon
                                    -----------------------
                                Name:   John M. Dillon
                                Title:  Vice President

                                Notice Address:

                                111 West Monroe
                                Floor 10 West
                                Chicago, Illinois  60603

                                Attention:  John Dillon

                                THE NORTHERN TRUST COMPANY

                                By: /s/ Michelle M. Teteak
                                    -----------------------
                                Name:   Michelle M. Teteak
                                Title:  Vice President

                                Notice Address:

                                50 South LaSalle
                                B-11
                                Chicago, Illinois  60675
                                Attention:  Michelle Teteak

                                FLEET BUSINESS CREDIT CORPORATION (F/K/A
                                SANWA BUSINESS CREDIT CORPORATION)

                                By: /s/ Robert C. Bartkowicz
                                    --------------------------
                                Name:   Robert C. Bartkowicz
                                Title:  Vice President

                                Notice Address:

                                One North Franklin Street
                                Suite 3600
                                Chicago, Illinois  60606
                                Attention:  Bob Bartkowicz